EXHIBIT 4.2

ALLY AUTO RECEIVABLES TRUST 20    -SN

Class A-1      % Asset Backed Notes

Class A-2[a]      % Asset Backed Notes

[Class A-2b [Floating Rate] Asset Backed Notes]

Class A-3      % Asset Backed Notes

Class A-4      % Asset Backed Notes

Class B      % Asset Backed Notes

Class C      % Asset Backed Notes

[Class D      % Asset Backed Notes]

AART INDENTURE

Dated as of             , 20

[                    ]

AART Indenture Trustee

i

Exhibits and Appendices

Exhibit A-[1]	Form of Class [A][B][C] Fixed Rate Asset Backed Note

Exhibit A-[2]	Form of Class [A] Floating Rate Asset Backed Note

Exhibit A-[3]	Form of Rule 144A [Global][Definitive] Class [A-1][B][C] Note

Exhibit A-[4]	Form of [Temporary][Permanent] Regulation S [Global][Definitive] Class [A-1][B][C] Note

Exhibit A-[5]	Form of Class [D] Note

Exhibit B-1	Form of Transferor Certificate for Transfers of the Rule 144A Class [A-1][B][C] Notes

Exhibit B-2	Form of Transferee Certificate for Transfers of the Rule 144A Class [A-1][B][C] Notes

Exhibit B-3	Form of Regulation S Transfer Certificate

Exhibit B-4	Form of Rule 144A Transfer Certificate

Exhibit B-5	Form of Clearing System Certificate

Exhibit C	Form of Note Depository Agreement for the Notes

Exhibit D	Servicing Criteria to be addressed in AART Indenture Trustee’s assessment of compliance

Exhibit E	Rule 144A Certificate

Exhibit F	Form of Certification

Appendix A	Perfection Representations

THIS AART INDENTURE, dated as of [            ], 20[    ], is between ALLY AUTO RECEIVABLES TRUST 20    -SN  , a Delaware statutory trust (the “Issuing Entity”), and [                    ], a [                    ], as indenture trustee and not in its individual capacity (the “AART Indenture Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Secured Parties and the Holders of the Certificates (only to the extent expressly provided herein):

GRANTING CLAUSE

The Issuing Entity hereby Grants to the AART Indenture Trustee at the Closing Date, as trustee for the ratable benefit of the Secured Parties (only to the extent expressly provided herein), (a) all right, title and interest of the Issuing Entity in, to and under the Secured Notes (which Secured Notes have been issued pursuant to the ABLT Indenture and executed by ABLT and authenticated by the ABLT Indenture Trustee pursuant to the ABLT Indenture) and all monies due thereunder on and after the Closing Date; (b) all right, title and interest of the Issuing Entity in, to and under the AART Transaction Documents (including the right of the Issuing Entity to cause the Depositor to repurchase the Secured Notes under certain circumstances and the rights of the Issuing Entity under the VAULT Security Agreement) and in and to payment when due (whether at the stated maturity, by acceleration or otherwise) of the AART Collection Account Shortfall Amounts and in and to the Junior Security Interest granted with respect thereto; and (c) the present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion of any or all of the foregoing, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, investment property, payment intangibles, general intangibles, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Collateral”).

The foregoing Grant is made in trust to secure the Secured Obligations, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this AART Indenture, all as provided in this AART Indenture. This AART Indenture constitutes a security agreement under the UCC.

The foregoing Grant includes all rights, powers and options (but none of the obligations, if any) of the Issuing Entity under any agreement or instrument included in the Collateral, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Secured Notes included in the Collateral and all other monies payable under the Collateral, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Issuing Entity or otherwise and generally to do and receive anything that the Issuing Entity is or may be entitled to do or receive under or with respect to the Collateral.

The AART Indenture Trustee, as indenture trustee on behalf of the Secured Parties and (only to the extent expressly provided herein) the Certificateholders, acknowledges such Grant and accepts the trusts under this AART Indenture in accordance with the provisions of this AART Indenture.

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1 Definitions.

Certain capitalized terms used in this AART Indenture shall have the respective meanings assigned to them in Part I of Appendix A to the Administration Agreement, dated as of the date hereof (as amended from time to time, the “Administration Agreement”), among the Issuing Entity, the Depositor and Ally Financial Inc. (“Ally Financial”). All references in this AART Indenture to Articles, Sections, subsections, exhibits and appendices are to the same contained in or attached to this AART Indenture unless otherwise specified. All terms defined in this AART Indenture shall have the defined meanings when used in any certificate, notice, Note or other document made or delivered pursuant hereto unless otherwise defined therein. The rules of construction set forth in Part II of Appendix A to the Administration Agreement shall be applicable to this AART Indenture.

Section 1.2 Incorporation by Reference of Trust Indenture Act.

Whenever this AART Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this AART Indenture. The following TIA terms used in this AART Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this AART Indenture.

“indenture trustee” means the AART Indenture Trustee.

“obligor” on the indenture securities means the Issuing Entity and any other obligor on the indenture securities.

All other TIA terms used in this AART Indenture that are defined by the TIA, defined by reference to another statute or defined by a Commission rule have the respective meanings assigned to them by such definitions.

ARTICLE II

THE NOTES

Section 2.1 Form.

(a) [Each of the Class [A-    ][B][C] Fixed Rate Notes, together, in each case, with the AART Indenture Trustee’s certificate of authentication, shall be substantially in the form set forth in Exhibit A-[1],] [each of the Class [A-    ] Floating Rate Notes, together, in each case, with the AART Indenture Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A-[2],] [each of the Rule 144A Global Class [A-1][B][C] Notes, together with the AART Indenture Trustee’s certificate of authentication, shall be substantially in the form set forth in

Exhibit A-[3],] [the [Temporary][Permanent] Regulation S Global Class [A-1][B][C] Note, together with the AART Indenture Trustee’s certificate of authentication, shall be substantially in the form set forth in Exhibit A-[4]] [and each of the Class [D] Fixed Rate Notes together, in each case, with the AART Indenture Trustee’s certificate of authentication, shall be substantially in the form set forth in Exhibit A-[5],] in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this AART Indenture, and each such Note may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the Authorized Officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

(b) [The [Class A-1 Notes,] [the Class B Notes] [and the Class C Notes] shall be offered [(i)] to U.S. persons sold in reliance on the exemption from registration under Rule 144A under the Securities Act [(the “Rule 144A Global Class A-1 Note”)] [and (ii), the “Rule 144A Global Class B Note”] [and the “Rule 144A Global Class C Note,”] [respectively, and together, the “Rule 144A Global Notes”)] [or (ii) so long as the applicable [Class A-1 Notes,] [Class B Notes] [or Class C Notes] were rated within an investment grade category by a Rating Agency when initially sold by the Depositor or an Affiliate of the Depositor, to non-U.S. persons in reliance on Regulation S under the Securities Act (initially, [the “Temporary Regulation S Global Class A-1 Notes”),] [the “Temporary Regulation S Global Class B Note”] [and the “Temporary Regulation S Global Class C Note,”] [respectively, and together, the “Temporary Regulation S Global Notes”).] [After the expiration of the 40-day restricted period specified in Regulation S (the “Exchange Date”), beneficial interests in the [Temporary Regulation S Global Class A-1 Note,] [the Temporary Regulation S Global Class B Notes] [and the Temporary Regulation S Global Class C Notes] shall be exchangeable for interests in a corresponding permanent global certificate [(the “Permanent Regulation S Global Class A-1 Note”),] [the “Permanent Regulation S Global Class B Note”] [and the “Permanent Regulation S Global Class C Note,”] [respectively, and together, the “Permanent Regulation S Global Notes”)] upon certification of non-U.S. ownership.]]

(c) The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

(d) The terms of each class of Notes as provided for in Exhibits A-1 through A-[6] are part of the terms of this AART Indenture.

Section 2.2 Execution, Authentication and Delivery.

(a) Each Note shall be dated the date of its authentication and shall be issuable as a registered Note in the minimum denomination of $1,000 and in integral multiples thereof (except, if applicable, for one Note representing a residual portion of the Notes which may be issued in a different denomination).

(b) The Notes shall be executed on behalf of the Issuing Entity by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

(c) Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuing Entity shall bind the Issuing Entity, notwithstanding that such individuals or any of them have ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

(d) The AART Indenture Trustee, in exchange for the Grant of the Secured Notes and the other Collateral, simultaneously with the Grant to the AART Indenture Trustee of the Secured Notes, and the constructive delivery to the AART Indenture Trustee of the Secured Notes and the other Collateral, shall cause to be authenticated and delivered to or upon the order of the Issuing Entity, Notes for original issue in aggregate principal amount of $         in the following classes (i) Class A-1 Notes in the aggregate principal amount of $        , (ii) Class A-2 Notes in the aggregate principal amount of $        , (iii) Class A-3 Notes in the aggregate principal amount of $        , (iv) Class A-4 Notes in the aggregate principal amount of $        , (v) Class B Notes in the aggregate principal amount of $        , (vi) Class C Notes in the aggregate principal amount of $         [and (vii) Class D Notes in the aggregate principal amount of $        ].

(e) No Note shall be entitled to any benefit under this AART Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form set forth in Exhibit A-1, [Exhibit A-2,] [Exhibit A-3,] [Exhibit A-4,] or [Exhibit A-5,] as applicable, executed by the AART Indenture Trustee by the manual signature of one of its Authorized Officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.3 Temporary Notes.

(a) Pending the preparation of Definitive Notes, if any, the Issuing Entity may execute, and upon receipt of an Issuing Entity Order the AART Indenture Trustee shall authenticate and deliver, such Temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations as are consistent with the terms of this AART Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

(b) If Temporary Notes are issued, the Issuing Entity shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the Temporary Notes shall be exchangeable for Definitive Notes upon surrender of the Temporary Notes at the Agency Office of the Issuing Entity to be maintained as provided in Section 3.2, without charge to the Noteholder. Upon surrender for cancellation of any one or more Temporary Notes, the Issuing Entity shall execute and the AART Indenture Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so delivered in exchange, the Temporary Notes shall in all respects be entitled to the same benefits under this AART Indenture as Definitive Notes.

Section 2.4 Registration; Registration of Transfer and Exchange of Notes.

(a) The Issuing Entity shall cause to be kept the Note Register, comprising separate registers for each class of Notes, in which, subject to such reasonable regulations as the Issuing Entity may prescribe, the Issuing Entity shall provide for the registration of the Notes and the registration of transfers and exchanges of the Notes. The AART Indenture Trustee shall initially be the Note Registrar for the purpose of registering the Notes and transfers of the Notes as herein provided. Upon any resignation of any Note Registrar, the Issuing Entity shall promptly appoint a successor Note Registrar or, if it elects not to make such an appointment, assume the duties of the Note Registrar.

(b) If a Person other than the AART Indenture Trustee is appointed by the Issuing Entity as Note Registrar, the Issuing Entity will give the AART Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register. The AART Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof. The AART Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

(c) Upon surrender for registration of transfer of any Note at the Corporate Trust Office of the AART Indenture Trustee or the Agency Office of the Issuing Entity (and following the delivery, in the former case, of such Notes to the Issuing Entity by the AART Indenture Trustee), the Issuing Entity shall execute, the AART Indenture Trustee shall authenticate and the Noteholder shall obtain from the AART Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes in any authorized denominations, of a like aggregate principal amount.

(d) At the option of a Noteholder, Notes may be exchanged for other Notes of the same class in any authorized denominations, of a like aggregate principal amount, and upon surrender of such Notes to be exchanged at the Corporate Trust Office of the AART Indenture Trustee or the Agency Office of the Issuing Entity (and following the delivery, in the former case, of such Notes to the Issuing Entity by the AART Indenture Trustee), the Issuing Entity shall execute, and the AART Indenture Trustee shall authenticate and the Noteholder shall obtain from the AART Indenture Trustee, such Notes which the Noteholder making the exchange is entitled to receive.

(e) All Notes issued upon any registration of transfer or exchange of other Notes shall be the valid obligations of the Issuing Entity, evidencing the same debt, and entitled to the same benefits under this AART Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(f) Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the AART Indenture Trustee and the Note Registrar, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in The City of New York or the city in which the Corporate Trust Office of the AART Indenture Trustee is located, or by a member firm of a national securities exchange, and such other documents as the AART Indenture Trustee may require.

(g) No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuing Entity or AART Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 2.3 or 9.6 not involving any transfer.

(h) By acquiring a Class A Note, a Class B Note, a Class C Note or any interest therein, each purchaser and transferee shall be deemed to represent and warrant that either (i) it is not acquiring the Note with the plan assets of a Benefit Plan or other plan that is subject to any law that is substantially similar to Title I of ERISA or Section 4975 of the Code or (ii) the acquisition and holding of the Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any substantially similar applicable law.

(i) The preceding provisions of this Section 2.4 notwithstanding, the Issuing Entity shall not be required to transfer or make exchanges, and the Note Registrar need not register transfers or exchanges, of Notes: (i) that have been selected for redemption pursuant to Article X, if applicable; (ii) that are due for repayment within fifteen (15) days of submission to the Corporate Trust Office or the Agency Office of the Issuing Entity; or (iii) with respect to any Private Notes [or Class A-     Notes], if Section 2.12 has not been complied with in connection with such transfer.

(j) (i) Sale, pledge, or transfer of a Retained Note may only be made to a Person who is a United States Person (within the meaning of Section 7701(a)(30) of the Internal Revenue Code). A Person other than the Depositor acquiring a Retained Note or an interest therein shall be deemed to have made the representations set forth in Section 2.14; and (ii) no sale, pledge, or transfer of a Retained Note shall be made (x) to any one person in an amount less than 100% of the Note Principal Balance of that class of Retained Note or (y) to a Special Pass-Through Entity, in each case, unless (A) an opinion of counsel satisfactory to the AART Indenture Trustee and the Depositor that such sale, pledge, or transfer shall not cause the Issuing Entity to be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes shall have been delivered to the AART Indenture Trustee and the Depositor and (B) the Depositor shall have provided prior written approval;

provided, however, that the restrictions in this Section 2.4(j) shall not continue to apply to such Notes (covered by the opinion described in this clause) in the event counsel satisfactory to the AART Indenture Trustee and the Depositor has rendered an opinion, with respect to the initial sale, pledge or transfer by the Depositor, to the effect that the Retained Notes to be sold, pledged, or transferred will be characterized as indebtedness for federal income tax purposes. Any attempted transfer in contravention of this Section 2.4(j) will be void ab initio and the purported transferor will continue to be treated as the owner of the Retained Note.

For the purposes of this Section 2.4(j), “Special Pass-Through Entity” means a grantor trust, S corporation, or partnership where more than 50% of the value of a beneficial owner’s interest in such pass through entity is attributable to the pass-through entity’s interest in the Retained Note.

Section 2.5 Mutilated, Destroyed, Lost or Stolen Notes.

(a) If (i) any mutilated Note is surrendered to the AART Indenture Trustee, or the AART Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the AART Indenture Trustee such security or indemnity as may be required by it to hold the Issuing Entity and the AART Indenture Trustee harmless, then, in the absence of notice to the Issuing Entity, the Note Registrar or the AART Indenture Trustee that such Note has been acquired by a protected purchaser, the Issuing Entity shall execute and upon the Issuing Entity’s request the AART Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of a like class and aggregate principal amount; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven (7) days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuing Entity may make payment to the Holder of such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date, if applicable, without surrender thereof.

(b) If, after the delivery of a replacement Note or payment in respect of a destroyed, lost or stolen Note pursuant to Section 2.5(a), a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuing Entity and the AART Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from (i) any Person to whom it was delivered, (ii) the Person taking such replacement Note from the Person to whom such replacement Note was delivered; or (iii) any assignee of such Person, except a protected purchaser, and the Issuing Entity and the AART Indenture Trustee shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuing Entity or the AART Indenture Trustee in connection therewith.

(c) In connection with the issuance of any replacement Note under this Section 2.5, the Issuing Entity may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including all fees and expenses of the AART Indenture Trustee) connected therewith.

(d) Any duplicate Note issued pursuant to this Section 2.5 in replacement for any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuing Entity, whether or not the mutilated, destroyed, lost or stolen Note shall be found at any time or be enforced by any Person, and shall be entitled to all the benefits of this AART Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(e) The provisions of this Section 2.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.6 Persons Deemed Noteholders. Prior to due presentment for registration of transfer of any Note, the Issuing Entity, the AART Indenture Trustee and any agent of the Issuing Entity or the AART Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the Noteholder for the purpose of receiving payments of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuing Entity, the AART Indenture Trustee nor any agent of the Issuing Entity or the AART Indenture Trustee shall be affected by notice to the contrary.

Section 2.7 Payment of Principal and Interest.

(a) Interest on each class of Notes shall accrue in the manner set forth in Exhibit A-1 through Exhibit A-[5], as applicable for such class, at the applicable Interest Rate for such class and will be due and payable on each Distribution Date in accordance with the priorities set forth in Section 8.2(c). Any installment of interest payable on any Note shall be punctually paid or duly provided for by a deposit by or at the direction of the Issuing Entity into the Note Distribution Account on the applicable Distribution Date and shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the applicable Record Date, by check mailed first-class, postage prepaid to such Person’s address as it appears on the Note Register on such Record Date; provided, however, that, unless and until Definitive Notes have been issued pursuant to Section 2.12, with respect to Notes registered on the applicable Record Date in the name of a Note Depository, payment shall be made by wire transfer in immediately available funds to the account designated by the Note Depository (initially, Cede & Co.); provided, further, that with respect to any Private Notes [or Class A-     Notes,] (other than Private Notes registered on the applicable Record Date in the name of the Note Depository), upon written request of the Holder of any Note, payment shall be made by wire transfer of immediately available funds to the account designated by such Holder until further written notice from such Holder.

(b) Prior to the occurrence of an AART Event of Default and a declaration in accordance with Section 5.2(a) that the Notes have become immediately due and payable, the principal of each class of Notes shall be payable in full on the Final Scheduled Distribution Date for such class and, to the extent of funds available therefor, in installments on the Distribution Dates (if any) preceding the Final Scheduled Distribution Date for such class, in the amounts and in accordance with the priorities set forth in Section 8.2(c)(ii) or 8.2(c)(iii), as applicable. All principal payments on each class of Notes on any Distribution Date shall be made pro rata to the Noteholders of such class entitled thereto. Any installment of principal payable on any Note shall be punctually paid or duly provided for by a deposit by or at the direction of the Issuing Entity into the Note Distribution Account on the applicable Distribution Date and shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the applicable Record Date, by check mailed first-class, postage prepaid to such Person’s address as it appears on the Note Register on such Record Date; provided, however, that (A) unless and until Definitive Notes have been issued pursuant to Section 2.12, with respect to the Notes registered on the Record Date in the name of the Note Depository, payment shall be made by wire transfer in immediately available funds to the account designated by the Note Depository and (B) with respect to any Private Notes [or Class A-1 Notes] (other than those Private Notes or Class A-1 Notes registered on the applicable Record Date in the name of the Note Depository), upon written request of the Holder of any Note, payment shall be made by wire transfer of immediately available funds to the account designated by such Holder until further written notice from such Holder or, if no prior written wire transfer instructions have been given to the AART Indenture Trustee by such Person, by check mailed to such Person’s address as it appears on the Note Register, except for, in each case: (i) the final installment of principal on any Note and (ii) the Redemption Price for the Notes redeemed pursuant to Section 10.1, which, in each case, shall be payable as provided herein. The funds represented by any such checks in respect of interest or principal returned undelivered shall be held in accordance with Section 3.3.

(c) From and after the occurrence of an AART Event of Default and a declaration in accordance with Section 5.2(a) that the Notes have become immediately due and payable, until such time as all AART Events of Default have been cured or waived as provided in Section 5.2(b), on each Distribution Date all interest and principal payments shall be allocated in the following order of priority:

(i) first, for payment of interest pro rata on the Class A Notes, the Aggregate Class A Interest Distributable Amount;

(ii) second, an amount equal to the Note Principal Balance of the Class A Notes (after giving effect to the reduction in the Note Principal Balance to result from the deposits made in the Note Distribution Account on such Distribution Date and on each prior Distribution Date with respect to the Class A Notes) for payment of principal sequentially by class, as follows:

(A) to the Class A-1 Notes until the Outstanding Amount of the Class A-1 Notes is reduced to zero;

(B) to the Class A-2 [a] Notes [and the Class A-2b Notes, ratably in accordance with the aggregate Note Principal Balance of the Class A-2a Notes and the Class A-2b Notes], until the Outstanding Amounts of the [Class A-2a Notes and the] Class A-2[b] Notes is reduced to zero;

(C) to the Class A-3 Notes until the Outstanding Amount of the Class A-3 Notes is reduced to zero;

(D) to the Class A-4 Notes, until the Outstanding Amount of the Class A-4 Notes is reduced to zero;

(iii) third, for payment of interest pro rata on the Class B Notes, the Aggregate Class B Interest Distributable Amount;

(iv) fourth, an amount equal to the Note Principal Balance of the Class B Notes (after giving effect to the reduction in the Note Principal Balance to result from the deposits made in the Note Distribution Account on such Distribution Date and on each prior Distribution Date with respect to the Class B Notes) for payment of principal pro rata on the Class B Notes;

(v) fifth, for payment of interest pro rata on the Class C Notes, the Aggregate Class C Interest Distributable Amount;

(vi) sixth, an amount equal to the Note Principal Balance of the Class C Notes (after giving effect to the reduction in the Note Principal Balance to result from the deposits made in the Note Distribution Account on such Distribution Date and on each prior Distribution Date with respect to the Class C Notes) for payment of principal pro rata on the Class C Notes;

(vii) seventh, for payment of interest pro rata on the Class D Notes, the Aggregate Class D Interest Distributable Amount; and

(viii) [eighth, an amount equal to the Note Principal Balance of the Class D Notes (after giving effect to the reduction in the Note Principal Balance to result from the deposits made in the Note Distribution Account on such Distribution Date and on each prior Distribution Date with respect to the Class D Notes) for payment of principal pro rata on the Class D Notes.]

(d) With respect to any Distribution Date on which the final installment of principal and interest on a class of Notes is to be paid, the AART Indenture Trustee on behalf of the Issuing Entity shall notify each Noteholder of record of such class as of the Record Date for such Distribution Date of the fact that the final installment of principal of and interest on such Note is to be paid on such Distribution Date. With respect to any such class of Notes (other than in the case of redemption pursuant to Section 10.2(a)), such notice shall be sent (i) on such Record Date by facsimile, if Book-Entry Notes are outstanding; or (ii) not later than three (3) Business Days after such Record Date in accordance with Section 11.5(a) if Definitive Notes are outstanding, and shall specify that such final installment shall be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment and the manner in which such payment shall be made. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.2. Within sixty (60) days of the surrender pursuant to this Section 2.7(d) or cancellation pursuant to Section 2.8 of all of the Notes of a particular class, the AART Indenture Trustee if requested shall provide to the Depositor, who shall promptly deliver to each of the Rating Agencies (if any Rated Notes are outstanding), written notice stating that all Notes of such class have been surrendered or canceled.

Section 2.8 Cancellation of Notes. All Notes surrendered for payment, redemption, exchange or registration of transfer shall, if surrendered to any Person other than the AART Indenture Trustee, be delivered to the AART Indenture Trustee and shall be promptly canceled by the AART Indenture Trustee. The Issuing Entity may at any time deliver to the AART Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuing Entity may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the AART Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.8, except as expressly permitted by this AART Indenture. All canceled Notes may be held or disposed of by the AART Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuing Entity shall direct by an Issuing Entity Order that they be destroyed or returned to it; provided, however, that such Issuing Entity Order is timely and the Notes have not been previously disposed of by the AART Indenture Trustee. The AART Indenture Trustee shall certify to the Issuing Entity upon request that surrendered Notes have been duly canceled and retained or destroyed, as the case may be.

Section 2.9 Release of Collateral. The AART Indenture Trustee shall release property from the Lien of this AART Indenture other than as permitted by Sections 3.21, 8.2, 8.4 and 11.1, only upon receipt of an Issuing Entity Request accompanied by an Officer’s Certificate, an Opinion of Counsel (to the extent required by the TIA) and Independent Certificates in accordance with TIA §§314(c) and 314(d)(1).

Section 2.10 Book-Entry Notes. Except as set forth in Section 2.15 with respect to the Private Notes, the Notes, upon original issuance, shall be issued in the form of a typewritten Note or Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, as the initial Clearing Agency, or its custodian, by or on behalf of the Issuing Entity. Such Note or Notes shall be registered on the Note Register in the name of the Note Depository, and no Note Owner shall receive a Definitive Note representing such Note Owner’s interest in such Note, except as provided in Section 2.12. Unless and until the Definitive Notes have been issued to Note Owners pursuant to Section 2.12:

(i) the provisions of this Section 2.10 shall be in full force and effect;

(ii) the Note Registrar and the AART Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this AART Indenture (including the payment of principal of and interest on such Notes and the giving of instructions or directions hereunder) as the sole Holder of such Notes and shall have no obligation to the Note Owners;

(iii) to the extent that the provisions of this Section 2.10 conflict with any other provisions of this AART Indenture, the provisions of this Section 2.10 shall control;

(iv) the rights of the Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency or the Clearing Agency Participants. Unless and until Definitive Notes are issued pursuant to Section 2.12, the initial Clearing Agency shall make book-entry transfers between the Clearing Agency Participants and receive and transmit payments of principal of and interest on such Notes to such Clearing Agency Participants, pursuant to the Note Depository Agreement; and

(v) whenever this AART Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding Amount of the Controlling Class, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has (i) received instructions to such effect from Note Owners or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes; and (ii) delivered such instructions to the AART Indenture Trustee.

Section 2.11 Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this AART Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.12, the AART Indenture Trustee shall give all such notices and communications specified herein to be given to Noteholders to the Clearing Agency and shall have no other obligation to the Note Owners.

Section 2.12 Definitive Notes. If (i) the Administrator advises the AART Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Notes and the Issuing Entity is unable to locate a qualified successor; (ii) the Administrator, at its option, advises the AART Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency; or (iii) after the occurrence of an AART Event of Default or an Administrator Default, Note Owners representing beneficial interests aggregating at least a majority of the Outstanding Amount of the Controlling Class advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Note Owners, then the Clearing Agency shall notify all Note Owners and the AART Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the AART Indenture Trustee of the typewritten Note or Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuing Entity shall execute and the

AART Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuing Entity, the Note Registrar or the AART Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the AART Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

Section 2.13 Depositor as Noteholder. The Depositor in its individual or any other capacity may become the owner or pledgee of Notes of any class and may otherwise deal with the Issuing Entity or its affiliates with the same rights it would have if it were not the Depositor.

Section 2.14 Tax Treatment.

(a) The Depositor and the AART Indenture Trustee, by entering into this AART Indenture, and the Noteholders, by acquiring any Note or interest therein [(except a Note or interest therein acquired by the Depositor or other person considered for federal income tax purposes to be the issuer of such Note)], express their intention that the Notes qualify under applicable tax law as indebtedness secured by the Collateral and, unless otherwise required by appropriate taxing authorities, agree to treat the Notes as indebtedness secured by the Collateral for the purpose of federal income taxes, State and local income and franchise taxes and any other taxes imposed upon, measured by or based upon gross or net income.

(b) Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, agrees to provide to the AART Indenture Trustee, any Paying Agent or the Issuing Entity, as applicable, upon its request, the Noteholder Tax Identification Information and, to the extent FATCA Withholding Tax is applicable, the Noteholder FATCA Information.

(c) Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, agrees that the AART Indenture Trustee or any Paying Agent on behalf of the Issuing Entity has the right to withhold any amounts of interest (properly withholdable under law and without any corresponding gross-ups) payable to a Noteholder or holder of an interest in a Note that fails to comply with the requirements of Section 2.14(b).

Section 2.15 Special Terms Applicable to Private Notes and [Class A-1 Notes]; Transfer of Beneficial Interest in Private Notes and [Class A-1 Notes].

(a) None of the Private Notes or Class A-1 Notes have been or will be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. Consequently, the Private Notes and Class A-1 Notes are not transferable other than pursuant to an exemption from the registration requirements of the Securities Act and satisfaction of certain other provisions specified herein. The Private Notes or Class A-1 Notes or any interest therein are being sold in a private placement on the date hereof.

(b) Thereafter, no further sale, pledge or other transfer of any Private Note (or interest therein) may be made by any person unless such sale, pledge or other transfer is made (i) to a “qualified institutional buyer” that executes a certificate, in the form attached hereto as Exhibit E or otherwise in form and substance satisfactory to the AART Indenture Trustee and the

Seller, to the effect that (A) it is a “qualified institutional buyer” as defined under Rule 144A under the Securities Act, acting for its own account or the accounts of other “qualified institutional buyers” as defined under Rule 144A under the Securities Act, and (B) it is aware that the transferor of such Private Notes intends to rely on the exemption from the registration requirements of the Securities Act provided by Rule 144A under the Securities Act (ii) so long as the applicable Private Notes were rated within an investment grade category by a Rating Agency when initially sold by the Depositor or an Affiliate of the Depositor, to a non-U.S. Person (as defined in Regulation S under the Securities Act) who acquired such Private Note (or interest therein) outside of the United States in accordance with Regulation S under the Securities Act or (iii) such sale, pledge or other transfer is otherwise made in a transaction exempt from the registration requirements of the Securities Act, in which case (A) the AART Indenture Trustee shall require that both the prospective transferor and the prospective transferee certify to the AART Indenture Trustee and the Seller in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the AART Indenture Trustee and the Seller, and (B) the AART Indenture Trustee shall require a written opinion of counsel (which will not be at the expense of the Seller, the Administrator or the AART Indenture Trustee) satisfactory to the Seller and the AART Indenture Trustee to the effect that such transfer will not violate the Securities Act.

Neither the Seller nor the AART Indenture Trustee will register any of the Private Notes under the Securities Act, qualify any of the Private Notes under the securities laws of any State or provide registration rights to any purchaser or holder thereof. The Private Notes shall be issued in the form of Definitive Notes and shall be in fully registered form. Sections 2.10, 2.11 and 2.12 of this AART Indenture shall not apply to the Private Notes.

(c) [With respect to the Class D Notes only, the Issuing Entity is authorized and directed to withhold tax at the highest United States federal income tax rate applicable to ordinary income from any payment of interest to a foreign Noteholder as if such interest allocable to the foreign Noteholder were effectively connected with the conduct of a trade or business within the United States. In determining the non-foreign status of the Noteholder, the Issuing Entity shall be entitled to rely on the Noteholder’s certification of non-foreign status signed under penalties of perjury. Each foreign Noteholder shall obtain a taxpayer identification number from the United States Internal Revenue Service and submit that number to the Issuing Entity on an appropriate form in order to assure appropriate crediting of the taxes withheld. The amount of any tax so withheld shall be treated as interest paid in cash to such foreign Noteholder at the time it is withheld by the Issuing Entity and remitted to the United States Internal Revenue Service. Any withholding of tax hereunder shall not prevent the Issuing Entity or the foreign Noteholder from contesting any such tax in appropriate proceedings. A foreign Noteholder who wishes to apply for a refund of any such withholding tax shall file with the United States Internal Revenue Service a claim for refund. Such claim of the foreign Noteholder shall be made solely against the United States Internal Revenue Service or the United States.]

(d) [No sale, pledge or other transfer of Class D Notes may be made to any one person for Class D Notes with an initial principal balance of less than $[500,000], and, in the case of any person acting on behalf of one or more third parties (other than a “bank,” as defined in Section 3(a)(2) of the Securities Act, acting in its fiduciary capacity), for Class D Notes with a face amount of less than such amount for each such third party. Any attempted transfer in contravention of the immediately preceding restriction will be void ab initio and the purported transferor will continue to be treated as the owner of the Class D Notes for all purposes.]

(e) [The Class D Notes may not be acquired by or for the account of (i) an “employee benefit plan” (as defined in Section 3(3) of ERISA), that is subject to the provisions of Title I of ERISA, (ii) a “plan” subject to Section 4975 of the Code, or (iii) any entity whose underlying assets include “plan assets” by reason of an employee benefit plan’s or a plan’s investment in the entity, other than an “insurance company general account” (as defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60) whose underlying assets include less than 25% “plan assets” and for which the purchase and holding of Class D Notes is eligible for and satisfies all conditions for relief under PTCE 95-60. The Class D Notes also may not be acquired by or for the account of an employee benefit plan or plan that is not subject to the provisions of Title I of ERISA (including foreign or governmental plans) if such acquisition would result in a non-exempt prohibited transaction under, or a violation of, any applicable law that is substantially similar to Title I of ERISA or Section 4975 of the Code.] The restrictions in this Section 2.15(e) shall not continue to apply to any Class D Notes (covered by the opinion described in this clause) in the event counsel satisfactory to the AART Indenture Trustee and the Depositor has rendered an opinion to the effect that the Class D Notes to be acquired will be characterized as indebtedness for United States federal income tax purposes, in which case each acquirer of a Class D Note shall be deemed to represent and warrant that either (i) it is not acquiring the Note with the plan assets of a Benefit Plan or other plan that is subject to any law that is substantially similar to Title I of ERISA or Section 4975 of the Code or (ii) the acquisition and holding of the Class D Notes will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any substantially similar applicable law.

(f) Each Private Note shall bear a legend to the effect set forth in clause (I) of Section 2.15(b) above, and each Class A-1 Note shall bear a legend to the effect set forth in clause (II) of Section 2.15(b) above.

(g) No sale, pledge or other transfer of a Private Note that is a Rule 144A Note (or interest therein) may be made by any person unless such sale, pledge or other transfer is made to a person whom the transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “qualified institutional buyers”) to whom notice is given that the sale, pledge or other transfer is being made in reliance on Rule 144A. No sale, pledge or other transfer of a Private Note that is a Temporary Regulation S Note may be made unless such transfer is being made in accordance with Rule 903 or Rule 904 of Regulation S.

(h) If a transfer of a beneficial interest held by the related transferor in the form of a Rule 144A Note to be held by the related transferee in the form of a Rule 144A Note that is a Definitive Note is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or a transfer thereof by the Depositor or one of its Affiliates), then the Note Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) a certificate from the Noteholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 hereto and a certificate from such Noteholder’s prospective transferee substantially in the form attached as Exhibit B-2 hereto. If a transfer of a beneficial interest held by the related transferor in the form of a Rule 144A Note to be held by the related transferee in the form of a Temporary Regulation S Global Note that is a Definitive Note, on or prior to the Exchange Date, or a Permanent Regulation S Note that is a Definitive Note, after the Exchange Date, is to be made without registration under the Securities Act, then the Note Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) a certificate substantially in the form of Exhibit B-3 hereto (a “Regulation S Transfer Certificate”) from the Noteholder desiring to effect such transfer or such other certification reasonably acceptable to the Seller and the Note Registrar, in either case to the effect that such transfer is being made in accordance with Rule 903 or Rule 904 of Regulation S and that, if such transfer occurs on or prior to the Exchange Date, and so long as the applicable Notes were rated within an investment grade category by a Rating Agency when initially sold by the Depositor or an Affiliate of the Depositor, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

(i) If any transfer of a beneficial interest held by the related transferor in the form of a Temporary Regulation S Note or a Permanent Regulation S Note is to be made without registration under the Securities Act, then the Note Registrar shall refuse to register such transfer unless it receives (and upon receipt may conclusively rely upon) (i) in the case of a transfer to a transferee that takes delivery in the form of a beneficial interest in a Rule 144A Note that is a Definitive Note, a certificate from the Noteholder desiring to effect such transfer substantially in the form of Exhibit B-4 hereto (a “Rule 144A Transfer Certificate”) or such other certification reasonably acceptable to the Seller and the Note Registrar; and (ii) in the case of a transferee that takes delivery, in the form of a beneficial interest in a Temporary Regulation S Note that is a Definitive Note, on or prior to the Exchange Date, or a Permanent Regulation S Note that is a Definitive Note, after the Exchange Date, a Regulation S Transfer Certificate from the Noteholder desiring to effect such transfer or such other certification reasonably acceptable to the Seller and the Note Registrar, in either case to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S and that, if such transfer occurs on or prior to the Exchange Date, the interest transferred will be held immediately thereafter through Euroclear or Clearstream. A beneficial interest in the Class B Notes or Class C Notes held by the related transferor in the form of a Temporary Regulation S Note may be exchanged, only on or after the Exchange Date, for a beneficial interest held by the related transferor in the form of a Permanent Regulation S Note, upon delivery to the Note Registrar of a certification substantially in the form of Exhibit B-5 hereto (a “Clearing System Certificate”).

(j) [The Retained Notes shall initially be issued as Definitive Notes at the Depositor’s option. Upon the subsequent request of the Depositor, the Retained Notes shall be issued as Book-Entry Notes, to be delivered to The Depository Trust Company.]

ARTICLE III

COVENANTS

Section 3.1 Payment of Principal and Interest and Other Amounts. The Issuing Entity shall duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this AART Indenture. On each Distribution Date and on the Redemption Date (if applicable), the Issuing Entity shall cause amounts on deposit in the Note Distribution Account to be distributed to the Noteholders in accordance with Sections 2.7 and 8.2, less amounts properly withheld under the Code (and applicable provisions of State, local or non-U.S. tax law) by any Person from a payment to any Noteholder of interest or principal. Any amounts so withheld shall be considered as having been paid by the Issuing Entity to such Noteholder for all purposes of this AART Indenture.

Section 3.2 Maintenance of Agency Office. As long as any of the Notes remains outstanding, the Issuing Entity shall maintain in the Borough of Manhattan, The City of New York, an office (the “Agency Office”), being an office or agency where Notes may be surrendered to the Issuing Entity for registration of transfer or exchange, and where notices and demands to or upon the Issuing Entity in respect of the Notes and this AART Indenture may be served. The Issuing Entity hereby initially appoints the AART Indenture Trustee to serve as its agent for the foregoing purposes. The Issuing Entity shall give prompt written notice to the AART Indenture Trustee of the location, and of any change in the location, of the Agency Office of the Issuing Entity. If at any time the Issuing Entity shall fail to maintain any such office or agency or shall fail to furnish the AART Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office of the AART Indenture Trustee, and the Issuing Entity hereby appoints the AART Indenture Trustee as its agent to receive all such surrenders, notices and demands.

Section 3.3 Money for Payments To Be Held in Trust.

(a) As provided in Section 8.2(a) and Section 8.2(b), all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Note Distribution Account pursuant to Section 8.2(c) shall be made on behalf of the Issuing Entity by the AART Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Note Distribution Account for payments of Notes shall be paid over to the Issuing Entity except as provided in this Section 3.3.

(b) On or before each Distribution Date or the Redemption Date (if applicable), the Issuing Entity shall deposit or cause to be deposited in the Note Distribution Account pursuant to Section 4.05 of the Administration Agreement an aggregate sum sufficient to pay the amounts then becoming due with respect to the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto.

(c) The Issuing Entity shall cause each Paying Agent other than the AART Indenture Trustee to execute and deliver to the AART Indenture Trustee an instrument in which such Paying Agent shall agree with the AART Indenture Trustee (and, if the AART Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.3, that such Paying Agent shall:

(i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii) give the AART Indenture Trustee notice of any default by the Issuing Entity (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii) at any time during the continuance of any such default, upon the written request of the AART Indenture Trustee, forthwith pay to the AART Indenture Trustee all sums so held in trust by such Paying Agent;

(iv) immediately resign as a Paying Agent and forthwith pay to the AART Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent in effect at the time of determination; and

(v) comply with all requirements of the Code (and any corresponding provision of State, local, and non-U.S. tax law) with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

(d) The Issuing Entity may at any time, for the purpose of obtaining the satisfaction and discharge of this AART Indenture or for any other purpose, by Issuing Entity Order direct any Paying Agent to pay to the AART Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the AART Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the AART Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(e) Subject to applicable laws with respect to escheat of funds, any money held by the AART Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for one (1) year and one (1) day after such amount has become due and payable shall be discharged from such trust and be paid to the Issuing Entity on Issuing Entity Request; and the Holder of such Note shall thereafter, as a general unsecured creditor, look only to the Issuing Entity for payment thereof (but only to the extent of the amounts so paid to the Issuing Entity), and all liability of the AART Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the AART Indenture Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Issuing Entity cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining shall be paid to the Issuing Entity. The AART Indenture Trustee may also adopt and employ, at the expense of the Issuing Entity, any other reasonable means of notification of such payment (including mailing notice of such payment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the AART Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

Section 3.4 Existence. The Issuing Entity shall keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuing Entity hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuing Entity shall keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this AART Indenture, the Notes, the Collateral and each other instrument or agreement included in the AART Trust Estate.

Section 3.5 Protection of AART Trust Estate; Acknowledgment of Pledge.

(a) The Issuing Entity shall from time to time execute and deliver all such supplements and amendments hereto and authorize or execute, as applicable, and prepare, deliver and file all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action necessary or advisable to:

(i) maintain or preserve the Lien (and the priority thereof) of this AART Indenture or carry out more effectively the purposes hereof, including by making the necessary filings of financing statements or amendments thereto within sixty (60) days after the occurrence of any of the following and by promptly notifying the AART Indenture Trustee of any such filings: (A) any change in the Issuing Entity’s true legal name or any of its trade names, (B) any change in the location of the Issuing Entity’s principal place of business, (C) any merger or consolidation or other change in the Issuing Entity’s identity or organizational structure or jurisdiction of organization or jurisdiction in which the Issuing Entity is located for purposes of the UCC and (D) any other change or occurrence that would make any financing statement or amendment thereto seriously misleading within the meaning of the UCC;

(ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this AART Indenture and the priority thereof;

(iii) enforce the rights of the AART Indenture Trustee and the Noteholders in any of the Collateral; or

(iv) preserve and defend title to the AART Trust Estate and the rights of the AART Indenture Trustee and the Secured Parties in such AART Trust Estate against the claims of all persons and parties,

and the Issuing Entity hereby designates the AART Indenture Trustee its agent and attorney-in-fact to authorize or execute any financing statement, continuation statement or other instrument required by the AART Indenture Trustee pursuant to this Section 3.5.

(b) The Issuing Entity hereby authorizes the AART Indenture Trustee to file all financing statements, continuation statements or other instruments naming the Issuing Entity as debtor that are necessary or advisable to perfect, make effective or continue the Lien of this AART Indenture, and authorizes the AART Indenture Trustee to take any such action without its signature.

Section 3.6 Opinions as to AART Trust Estate.

(a) On the Closing Date, the Issuing Entity shall furnish to the AART Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this AART Indenture, any indentures supplemental hereto and any other requisite documents, and with respect to the authorization, execution and filing of any financing statements and continuation statements as are necessary to perfect and make effective the Lien of this AART Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

(b) On or before March 15 of each calendar year (and, if such date is not a Business Day, the next succeeding Business Day), beginning March 15, 20    , the Issuing Entity shall furnish to the AART Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this AART Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the authorization, execution and filing of any financing statements and continuation statements as is necessary to maintain the Lien created by this AART Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the Lien created by this AART Indenture. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refilling of this AART Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the authorization, execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the Lien of this AART Indenture until March 15 of the following calendar year.

Section 3.7 Performance of Obligations; Administration of Secured Notes.

(a) The Issuing Entity shall not take any action and shall use all reasonable efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the AART Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as otherwise expressly provided in this AART Indenture, the Administration Agreement, the Trust Sale Agreement, the Pooling Agreement or such other instrument or agreement.

(b) The Issuing Entity may contract with other Persons to assist it in performing its duties under this AART Indenture, and any performance of such duties by a Person identified to the AART Indenture Trustee in the AART Transaction Documents or an Officer’s Certificate of the Issuing Entity shall be deemed to be action taken by the Issuing Entity. Initially, the Issuing Entity has contracted with the Administrator to assist the Issuing Entity in performing its duties under this AART Indenture

(c) The Issuing Entity shall punctually perform and observe all of its obligations and agreements contained in this AART Indenture, in the other AART Transaction Documents and in the instruments and agreements included in the AART Trust Estate, including filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this AART Indenture, the Administration Agreement, the Trust Sale Agreement and the Pooling Agreement in accordance with and within the time periods provided for herein and therein.

(d) If the Issuing Entity shall have knowledge of the occurrence of an Administrator Default under the Administration Agreement, the Issuing Entity shall promptly notify the AART Indenture Trustee and the Rating Agencies thereof and shall specify in such notice the response or action, if any, the Issuing Entity has taken or is taking with respect to such default. If an Administrator Default shall arise from the failure of the Administrator to perform any of its duties or obligations under this AART Indenture or the Administration Agreement with respect to the Secured Notes, the Issuing Entity and the AART Indenture Trustee shall take all reasonable steps available to them pursuant to this AART Indenture and the Administration Agreement to remedy such failure.

(e) Without derogating from the absolute nature of the assignment granted to the AART Indenture Trustee under this AART Indenture or the rights of the AART Indenture Trustee hereunder, the Issuing Entity agrees that it shall not, without the prior written consent of the AART Indenture Trustee or the Holders of at least a majority of the Outstanding Amount of the Controlling Class, as applicable in accordance with the terms of this AART Indenture, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral, or waive timely performance or observance by the Depositor under the Trust Sale Agreement, the Administrator under the Administration Agreement or the Seller under the Pooling Agreement.

Section 3.8 Negative Covenants. So long as any Notes are Outstanding, the Issuing Entity shall not:

(a) sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuing Entity, except the Issuing Entity may cause the Administrator to (i) sell or otherwise dispose of an Administrative Secured Note or a Warranty Secured Note, (ii) make cash payments out of the Designated Accounts and the Certificate Distribution Account and (iii) take other actions, in each case as permitted by the AART Transaction Documents;

(b) claim any credit on, or make any deduction from the principal or interest payable in respect of the Notes (other than amounts properly withheld from such payments under the Code or applicable provisions of State, local or non-U.S. tax law) or assert any claim against any present or former Noteholder by reason of the payment of any taxes levied or assessed upon any part of the AART Trust Estate;

(c) voluntarily commence any insolvency, readjustment of debt, marshaling of assets and liabilities or other proceeding, or apply for an order by a court or agency or supervisory authority for the winding-up or liquidation of its affairs or any other event specified in Section 5.1(f); or

(d) either (i) permit the validity or effectiveness of this AART Indenture or any other AART Transaction Document to be impaired, or permit the Lien of this AART Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this AART Indenture except as may be expressly permitted hereby, (ii) permit any Lien (other than the Lien of this AART Indenture) to be created on or extend to or otherwise arise upon or burden the AART Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens and any other Liens that arise by operation of law, in each case on a Vehicle and arising solely as a result of an action or omission of the related Lessee), or (iii) permit the Lien of this AART Indenture not to constitute a valid first priority perfected security interest in the AART Trust Estate (other than tax liens and any other Liens that arise by operation of law, in each case on a Vehicle and arising solely as a result of an action or omission of the related Lessee).

Section 3.9 Annual Statement as to Compliance. The Issuing Entity shall deliver to the AART Indenture Trustee on or before March 15 of each calendar year (and, if such date is not a

Business Day, the next succeeding Business Day), beginning March 15, 20    , an Officer’s Certificate signed by an Authorized Officer, dated as of December 31 of the immediately preceding year, in each case stating that:

(a) a review of the activities of the Issuing Entity during the preceding 12-month period (or, with respect to the first such Officer’s Certificate, such period as shall have elapsed since the Closing Date to the date of the Officer’s Certificate) and of performance under this AART Indenture has been made under such Authorized Officer’s supervision; and

(b) to the best of such Authorized Officer’s knowledge, based on such review, the Issuing Entity has fulfilled all of its obligations under this AART Indenture throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Authorized Officer and the nature and status thereof. A copy of such certificate may be obtained by any Noteholder by a request in writing to the Issuing Entity addressed to the Corporate Trust Office of the AART Indenture Trustee.

Section 3.10 Consolidation, Merger, etc., of Issuing Entity; Disposition of Trust Assets.

(a) The Issuing Entity shall not consolidate or merge with or into any other Person, unless:

(i) the Person (if other than the Issuing Entity) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America, or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the AART Indenture Trustee, in form satisfactory to the AART Indenture Trustee, the due and timely payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this AART Indenture on the part of the Issuing Entity to be performed or observed, all as provided herein;

(ii) immediately after giving effect to such merger or consolidation, no Default or AART Event of Default shall have occurred and be continuing;

(iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and such Person;

(iv) any action as is necessary to maintain the Lien created by this AART Indenture shall have been taken; and

(v) the Issuing Entity shall have delivered to the AART Indenture Trustee an Officer’s Certificate and an Opinion of Counsel addressed to the Issuing Entity each stating that:

(A) such consolidation or merger and such supplemental indenture comply with this Section 3.10;

(B) such consolidation or merger and such supplemental indenture shall have no material adverse tax consequence to the Issuing Entity or any Financial Party; and

(C) all conditions precedent herein provided for in this Section 3.10 have been complied with, which shall include any filing required by the Exchange Act.

(b) Except as otherwise expressly permitted by this AART Indenture or the other AART Transaction Documents, the Issuing Entity shall not sell, convey, exchange, transfer or otherwise dispose of any of its properties or assets, including those included in the AART Trust Estate, to any Person, unless:

(i) the Person that acquires such properties or assets of the Issuing Entity (1) shall be a United States citizen or a Person organized and existing under the laws of the United States of America or any State and (2) by an indenture supplemental hereto, executed and delivered to the AART Indenture Trustee, in form satisfactory to the AART Indenture Trustee:

(A) expressly assumes the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this AART Indenture on the part of the Issuing Entity to be performed or observed, all as provided herein or therein;

(B) expressly agrees that all right, title and interest so sold, conveyed, exchanged, transferred or otherwise disposed of shall be subject and subordinate to the rights of the Secured Parties;

(C) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuing Entity against and from any loss, liability or expense arising under or related to this AART Indenture and the Notes; and

(D) expressly agrees that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes.

(ii) immediately after giving effect to such transaction, no Default or AART Event of Default shall have occurred and be continuing;

(iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and such Person;

(iv) any action as is necessary to maintain the Lien created by this AART Indenture shall have been taken; and

(v) the Issuing Entity shall have delivered to the AART Indenture Trustee an Officer’s Certificate and an Opinion of Counsel addressed to the Issuing Entity, each stating that:

(A) such sale, conveyance, exchange, transfer or disposition and such supplemental indenture comply with this Section 3.10;

(B) such sale, conveyance, exchange, transfer or disposition and such supplemental indenture have no material adverse tax consequence to the Issuing Entity or to any Financial Parties; and

(C) all conditions precedent herein provided for in this Section 3.10 have been complied with, which shall include any filing required by the Exchange Act.

Section 3.11 Successor or Transferee.

(a) Upon any consolidation or merger of the Issuing Entity in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuing Entity) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuing Entity under this AART Indenture and the other Transaction Documents with the same effect as if such Person had been named as the Issuing Entity herein.

(b) Upon a conveyance or transfer of substantially all the assets and properties of the Issuing Entity pursuant to Section 3.10(b), the Issuing Entity shall be released from every covenant and agreement of this AART Indenture and the other AART Transaction Documents to be observed or performed on the part of the Issuing Entity with respect to the Notes immediately upon the delivery of written notice to the AART Indenture Trustee from the Person acquiring such assets and properties stating that the Issuing Entity is to be so released.

Section 3.12 No Other Business. The Issuing Entity shall not engage in any business or activity other than acquiring, holding, pledging and managing the Collateral and the proceeds therefrom in the manner contemplated by the AART Transaction Documents, issuing the Notes and the Certificates, making payments on the Notes and the Certificates and such other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto, as set forth in Section 2.3 of the Trust Agreement.

Section 3.13 No Borrowing. The Issuing Entity shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness for money borrowed other than indebtedness for money borrowed in respect of the Notes or otherwise in accordance with the AART Transaction Documents.

Section 3.14 Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this AART Indenture or the other AART Transaction Documents, the Issuing Entity shall not make any loan or advance of credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 3.15 Administrator’s Obligations. The Issuing Entity shall use its best efforts to cause the Administrator to comply with its obligations under Sections 2.07, 4.01 and 4.02 of the Administration Agreement.

Section 3.16 Capital Expenditures. The Issuing Entity shall not make any expenditure (whether by long-term or operating lease or otherwise) for capital assets (either real, personal or intangible property) other than the purchase of the Secured Notes and other property and rights from the Depositor pursuant to the Administration Agreement.

Section 3.17 Removal of Administrator. So long as any Notes are Outstanding, the Issuing Entity shall not remove the Administrator without cause unless the Rating Agency Condition shall have been satisfied in connection with such removal.

Section 3.18 Restricted Payments. Except for payments of principal or interest on or redemption of the Notes, so long as any Notes are Outstanding, the Issuing Entity shall not, directly or indirectly:

(a) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the AART Owner Trustee or any owner of a beneficial interest in the Issuing Entity or otherwise, in each case with respect to any ownership or equity interest or similar security in or of the Issuing Entity or to the Administrator;

(b) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or similar security; or

(c) set aside or otherwise segregate any amounts for any such purpose;

provided, however, that the Issuing Entity may make, or cause to be made, distributions to the Administrator, the Depositor, the AART Indenture Trustee, the AART Owner Trustee and the Financial Parties as permitted by, and to the extent funds are available for such purpose under, the Administration Agreement, the Trust Agreement or the other AART Transaction Documents. The Issuing Entity shall not, directly or indirectly, make payments to or distributions from the AART Collection Account except in accordance with the AART Transaction Documents.

Section 3.19 Notice of AART Events of Default. The Issuing Entity agrees to give the AART Indenture Trustee and the Rating Agencies prompt written notice of each AART Event of Default, each ABLT Event of Default, each default on the part of the Depositor of its obligations under the Trust Sale Agreement, each default on the part of the Administrator of its obligations under the Administration Agreement, each default on the part of the Seller of its obligations under the Pooling Agreement and each default on the part of the Issuing Entity under Article XII.

Section 3.20 Further Instruments and Acts. Upon request of the AART Indenture Trustee, the Issuing Entity shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this AART Indenture.

Section 3.21 AART Indenture Trustee’s Assignment of Administrative Secured Notes and Warranty Secured Notes; Enforcement of Secured Notes. Upon receipt of the Administrative Purchase Payment or the Warranty Payment with respect to an Administrative Secured Note or a Warranty Secured Note, as the case may be, the AART Indenture Trustee shall assign without recourse, representation or warranty, to the Administrator or the Warranty Purchaser, as the case may be, all the AART Indenture Trustee’s right, title and interest in and to such repurchased Secured Note; the collateral therefor and the related rights assigned thereunder; such assignment being an assignment outright and not for security; and the Administrator or the Warranty Purchaser, as the case may be, shall thereupon own such Secured Note, and all such security and documents, free of any further obligation to the AART Indenture Trustee, the Noteholders or the Certificateholders with respect thereto. If in any enforcement suit or legal proceeding it is held that the Administrator may not enforce a Secured Note on the ground that it is not a real party in interest or a holder entitled to enforce the Secured Note, the AART Indenture Trustee shall, at the Administrator’s expense, take such steps as the Administrator requests in writing and deems necessary to enforce the Secured Note, including bringing suit in the AART Indenture Trustee’s name or the names of the Noteholders or, pursuant to Section 4.4, the Certificateholders.

Section 3.22 Representations and Warranties by the Issuing Entity to the AART Indenture Trustee. The Issuing Entity hereby represents and warrants to the AART Indenture Trustee as follows as of the Closing Date:

(a) Good Title. No Secured Note has been sold, transferred, assigned or pledged by the Issuing Entity to any Person other than the AART Indenture Trustee; immediately prior to the conveyance of the Secured Notes pursuant to this AART Indenture, the Issuing Entity had good and marketable title thereto, free of any Lien; and, upon execution and delivery of this AART Indenture by the Issuing Entity, the AART Indenture Trustee shall have all of the right, title and interest of the Issuing Entity in, to and under the Secured Notes, the unpaid indebtedness evidenced thereby and the collateral security therefor, free of any Lien other than the Lien of this AART Indenture. The Issuing Entity has caused ABLT to have the Secured Notes registered in the name of the AART Indenture Trustee.

(b) All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the AART Indenture Trustee a first priority perfected security interest in the Secured Notes shall have been made.

(c) Additional Representations and Warranties. The additional representations and warranties regarding creation, perfection and priority of security interests in the Secured Notes, which are attached to this AART Indenture as Appendix A, are true and correct to the extent they are applicable.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.1 Satisfaction and Discharge of AART Indenture. This AART Indenture shall cease to be of further effect with respect to the Notes except as to: (i) rights of registration of transfer and exchange; (ii) substitution of mutilated, destroyed, lost or stolen Notes; (iii) rights of Noteholders to receive payments of principal thereof and interest thereon; (iv) Sections 3.3, 3.4, 3.5, 3.8, 3.10, 3.12, 3.13, 3.19, 3.21 and 11.16; (v) the rights, obligations and immunities of the AART Indenture Trustee hereunder (including the rights of the AART Indenture Trustee under Section 6.7 and the obligations of the AART Indenture Trustee under Sections 4.2 and 4.4); and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the AART Indenture Trustee payable to all or any of them, and the AART Indenture Trustee, on demand of and at the expense of the Issuing Entity, shall execute proper instruments acknowledging satisfaction and discharge of this AART Indenture with respect to the Notes, if:

(a) either:

(i) all Notes theretofore authenticated and delivered (other than (A) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.5 and (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuing Entity and thereafter repaid to the Issuing Entity or discharged from such trust, as provided in Section 3.3) have been delivered to the AART Indenture Trustee for cancellation; or

(ii) all Notes not theretofore delivered to the AART Indenture Trustee for cancellation:

(A) have become due and payable,

(B) will be due and payable on their respective Final Scheduled Distribution Dates within one year, or

(C) are to be called for redemption within one year under arrangements satisfactory to the AART Indenture Trustee for the giving of notice of redemption by the AART Indenture Trustee in the name, and at the expense, of the Issuing Entity or such Notes have been redeemed in accordance with Section 10.1, and the Issuing Entity, in the case of clause (A), (B) or (C) of subsection 4.1(a)(ii), has irrevocably deposited or caused to be irrevocably deposited with the AART Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire unpaid principal and accrued interest on such Notes not theretofore delivered to the AART Indenture Trustee for cancellation when due on the Final Scheduled Distribution Date for such Notes or the Redemption Date for such Notes (if such Notes have been called for redemption pursuant to Section 10.1), as the case may be;

(b) [the Issuing Entity has paid or caused to be paid all other sums payable hereunder or under any Third Party Instrument by the Issuing Entity;] and

(c) the Issuing Entity has delivered to the AART Indenture Trustee an Officer’s Certificate of the Issuing Entity, an Opinion of Counsel and (if required by the TIA or the AART Indenture Trustee to the extent the Notes are not paid in full) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.1(a) and each stating that all conditions precedent set forth in this Section 4.1 relating to the satisfaction and discharge of this AART Indenture have been complied with. The AART Indenture Trustee shall provide confirmation to the Issuing Entity that the Noteholders have been paid in full.

Section 4.2 Application of Trust Money. All monies deposited with the AART Indenture Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this AART Indenture, to the payment, either directly or through any Paying Agent, as the AART Indenture Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the AART Indenture Trustee, of all sums due and to become due thereon for principal and interest and to payment to any other Secured Party [or any holder of a Third Party Instrument] of all sums, if any, due or to become due to any other Secured Party [or any holder of a Third Party Instrument] under and in accordance with this AART Indenture; but such monies need not be segregated from other funds except to the extent required herein or in the Administration Agreement, or as required by law.

Section 4.3 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this AART Indenture with respect to the Notes, all monies then held by any Paying Agent other than the AART Indenture Trustee under the provisions of this AART Indenture with respect to such Notes shall, upon demand of the Issuing Entity, be paid to the AART Indenture Trustee to be held and applied according to Section 3.3 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

Section 4.4 Duration of Position of AART Indenture Trustee. Notwithstanding the payment in full of all principal and interest due to the Noteholders, under the terms of the Notes and the cancellation of the Notes, the AART Indenture Trustee shall continue to act in the capacity as AART Indenture Trustee hereunder for the benefit of the Certificateholders, for purposes of compliance with, and the AART Indenture Trustee shall comply with its obligations under, Sections 5.01(a), 7.02 and 7.03 of the Administration Agreement, as appropriate, until such time as all distributions due to the Certificateholders have been paid in full; and in such capacity, the AART Indenture Trustee shall have the rights, benefits and immunities set forth in Article VI.

ARTICLE V

DEFAULT AND REMEDIES

Section 5.1 AART Events of Default. For the purposes of this AART Indenture, “AART Event of Default” wherever used herein, means any one of the following events:

(a) failure to pay the full Note Class Interest Distributable Amount to the Controlling Class on any Distribution Date, and such default shall continue unremedied for a period of five (5) days; or

(b) except as set forth in Section 5.1(c), failure to pay any installment of the principal of any Note as and when the same becomes due and payable pursuant to Section 4.05(b) of the Administration Agreement, and such default continues unremedied for a period of thirty (30) days after there shall have been given, by registered or certified mail, to the Administrator by the AART Indenture Trustee or to the Administrator and the AART Indenture Trustee by the Holders of not less than 25% of the Outstanding Amount of the Controlling Class, a written notice specifying such default and demanding that it be remedied and stating that such notice is a “Notice of Default” hereunder; or

(c) failure to pay in full the outstanding principal balance of any class of Notes by the Final Scheduled Distribution Date for such class; or

(d) default in the observance or performance in any material respect of any covenant or agreement of the Issuing Entity made in this AART Indenture (other than (i) a covenant or agreement, a default in the observance or performance of which is elsewhere specifically dealt with in this Section 5.1 or (ii) Section 12.2) which failure materially and adversely affects the rights of the Noteholders, and such default shall continue or not be cured, for a period of thirty (30) days after there shall have been given, by registered or certified mail, to the Issuing Entity and the Depositor (or the Administrator, as applicable) by the AART Indenture Trustee or to the Issuing Entity and the Depositor (or the Administrator, as applicable) and the AART Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Controlling Class, a written notice specifying such default, demanding that it be remedied and stating that such notice is a “Notice of Default” hereunder; or

(e) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuing Entity or any substantial part of the AART Trust Estate in an involuntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the AART Trust Estate, or ordering the winding-up or liquidation of the Issuing Entity’s affairs, and such decree or order shall remain unstayed and in effect for a period of ninety (90) consecutive days; or

(f) the commencement by the Issuing Entity of a voluntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuing Entity to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuing Entity to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the AART Trust Estate, or the making by the Issuing Entity of any general assignment for the benefit of creditors, or the failure by the Issuing Entity generally to pay its debts as such debts become due, or the taking of action by the Issuing Entity in furtherance of any of the foregoing.

The Issuing Entity shall deliver to the AART Indenture Trustee, within five (5) Business Days after learning of the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which with the giving of notice and the lapse of time would become an AART Event of Default under Section 5.1(d), its status and what action the Issuing Entity is taking or proposes to take with respect thereto.

Section 5.2 Acceleration of Maturity; Rescission and Annulment.

(a) If an AART Event of Default should occur and be continuing, then and in every such case, unless the principal amount of the Notes shall have already become due and payable, either the AART Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Controlling Class may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuing Entity (and to the AART Indenture Trustee if given by the Noteholders) setting forth the AART Event or Events of Default, and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

(b) At any time after such declaration of acceleration of maturity of the Notes has been made and before a judgment or decree for payment of the money due thereunder has been obtained by the AART Indenture Trustee as hereinafter provided in this Article V, the Holders of Notes representing a majority of the Outstanding Amount of the Controlling Class, by written notice to the Issuing Entity and the AART Indenture Trustee, may waive all Defaults set forth in the notice delivered pursuant to Section 5.2(a), and rescind and annul such declaration and its consequences; provided, however, that no such rescission and annulment shall extend to or affect any other Default or impair any right consequent thereto; and provided, further, that if the AART Indenture Trustee shall have proceeded to enforce any right under this AART Indenture and such Proceedings shall have been discontinued or abandoned because of such rescission and annulment or for any other reason, or such Proceedings shall have been determined adversely to the AART Indenture Trustee, then and in every such case, the AART Indenture Trustee, the Issuing Entity and the Noteholders, as the case may be, shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the AART Indenture Trustee, the Issuing Entity and the Noteholders, as the case may be, shall continue as though no such Proceedings had been commenced.

Section 5.3 Collection of Indebtedness and Suits for Enforcement by AART Indenture Trustee.

(a) The Issuing Entity covenants that if an AART Event of Default occurs and such AART Event of Default has not been waived pursuant to Section 5.12 or rescinded pursuant to Section 5.2(b), the Issuing Entity shall, upon demand of the AART Indenture Trustee, pay to the AART Indenture Trustee, for the ratable benefit of the Noteholders in accordance with their respective outstanding principal amounts, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, at the rate borne by the Notes and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the AART Indenture Trustee and its agents and counsel.

(b) If the Issuing Entity shall fail forthwith to pay such amounts upon such demand, the AART Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, may prosecute such Proceeding to judgment or final decree, may enforce the same against the Issuing Entity or other obligor upon such Notes and may collect in the manner provided by law out of the property of the Issuing Entity or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.

(c) If an AART Event of Default occurs and is continuing, the AART Indenture Trustee may, as more particularly provided in Section 5.4, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the AART Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this AART Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the AART Indenture Trustee by this AART Indenture or by applicable law.

(d) If there shall be pending, relative to the Issuing Entity or any other obligor upon the Notes or any Person having or claiming an ownership interest in the AART Trust Estate, Proceedings under the Bankruptcy Code or any other applicable federal or State bankruptcy, insolvency or other similar law, or if a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuing Entity or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuing Entity or other obligor upon the Notes, or to the creditors or property of the Issuing Entity or such other obligor, the AART Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the AART Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and interest and all other amounts owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the AART Indenture Trustee (including any claim for reasonable compensation to the AART Indenture Trustee and each predecessor AART Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the AART Indenture Trustee and each predecessor AART Indenture Trustee, except as a result of negligence, fraud or bad faith) and of the Noteholders allowed in such Proceedings;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the AART Indenture Trustee on their behalf; and

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the AART Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuing Entity, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the AART Indenture Trustee for application in accordance with the priorities set forth in the AART Transaction Documents, and, if the AART Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the AART Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the AART Indenture Trustee, each predecessor AART Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the AART Indenture Trustee and each predecessor AART Indenture Trustee except as a result of negligence, fraud or bad faith.

(e) Nothing herein contained shall be deemed to authorize the AART Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the AART Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f) All rights of action and of asserting claims under this AART Indenture, or under any of the Notes, may be enforced by the AART Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such Proceedings instituted by the AART Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the AART Indenture Trustee, each predecessor AART Indenture Trustee and their respective agents and attorneys, shall be for the benefit of the Secured Parties in accordance with the priorities set forth in the AART Transaction Documents.

(g) In any Proceedings brought by the AART Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this AART Indenture to which the AART Indenture Trustee shall be a party), the AART Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

Section 5.4 Remedies; Priorities.

(a) If an AART Event of Default shall have occurred and be continuing and the Notes have been accelerated under Section 5.2(a), the AART Indenture Trustee may do one or more of the following (subject to Section 5.3 and Section 5.5):

(i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then due and payable on the Notes or under this AART Indenture with respect thereto, whether by declaration of acceleration or otherwise, enforce any judgment obtained, and collect from the Issuing Entity and any other obligor upon such Notes monies adjudged due;

(ii) institute Proceedings from time to time for the complete or partial foreclosure of this AART Indenture with respect to the AART Trust Estate;

(iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the AART Indenture Trustee and the Noteholders; and

(iv) sell the AART Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law or elect to have the Issuing Entity maintain possession of the AART Trust Estate and continue to apply payments on the Secured Notes as if there had been no declaration of acceleration; provided, however, that the AART Indenture Trustee may not sell or otherwise liquidate the AART Trust Estate following an AART Event of Default and acceleration of the Notes, unless (i) (A) the Holders of all of the Outstanding Amount of the Notes consent thereto or (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to (x) discharge in full the principal of and the accrued interest on the Notes, each at the date of such sale or liquidation and (y) make all distributions from the AART Collection Account described in Sections 8.01(b)(i) through (iii) of the Administration Agreement or (C) (x) there has been an AART Event of Default under Section 5.1(a), Section 5.1(b) or Section 5.1(c) or otherwise arising from a failure to make a required payment of principal on any Notes, (y) the AART Indenture Trustee determines that the AART Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as and when they would have become due if the Notes had not been declared due and payable, and (z) the AART Indenture Trustee obtains the consent of the Holders of 66-2/3% of the Outstanding Amount of the Controlling Class and (ii) ten (10) days’ prior written notice of sale or liquidation has been given to the Rating Agencies by the Depositor, provided, however, that the Depositor shall have received such notice from the AART Indenture Trustee at least two (2) Business Days’ prior thereto. In determining such sufficiency or insufficiency with respect to clauses (B) and (C), the AART Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the AART Trust Estate for such purpose;

provided, however, that prior to the exercise of the right to sell all or any portion of the AART Trust Estate as provided herein, the AART Indenture Trustee shall provide a notice in writing to the Issuing Entity (with a copy to the Depositor and the AART Owner Trustee) (the “AART Event of Default Sale Notice”) of its intention to sell all or any portion of the AART Trust Estate (the part to be sold being the “Subject Estate”), and if the Subject Estate is less than all of the AART Trust Estate, the portion of the AART Trust Estate to be sold. The AART Indenture Trustee shall not consummate any sale until at least seven (7) Business Days after the AART Event of Default Sale Notice has been given to the Issuing Entity (with a copy to the Depositor).

(b) If the AART Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

FIRST: to the AART Indenture Trustee for amounts due under Section 6.7 and then to the AART Owner Trustee for amounts due to the AART Owner Trustee (not including amounts due for payments to the Certificateholders) under the Trust Agreement or the Administration Agreement [and] then to the Asset Representations Reviewer for amounts due to the Asset Representations Reviewer under the Asset Representations Review Agreement [and]; and

SECOND: to the AART Collection Account, for distribution pursuant to Sections 8.01(b) and (d) of the Administration Agreement.

Section 5.5 Optional Preservation of the AART Trust Estate. If the Notes have been declared to be due and payable under Section 5.2 following an AART Event of Default and such declaration and its consequences have not been rescinded and annulled in accordance with Section 5.2(b), the AART Indenture Trustee may, but need not elect to, take and maintain possession of the AART Trust Estate. It is the desire of the parties hereto and the Secured Parties that there be at all times sufficient funds for the payment of the Secured Obligations to the Secured Parties and the AART Indenture Trustee shall take such desire into account when determining whether or not to take and maintain possession of the AART Trust Estate. In determining whether to take and maintain possession of the AART Trust Estate, the AART Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the AART Trust Estate for such purpose.

Section 5.6 Limitation of Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this AART Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder except in accordance with Section [2.04(c)] of the Trust Sale Agreement, unless:

(a) such Holder has previously given written notice to the AART Indenture Trustee of a continuing AART Event of Default;

(b) the Holders of not less than 25% of the Outstanding Amount of the Controlling Class have made written request to the AART Indenture Trustee to institute such Proceeding in respect of such AART Event of Default in its own name as AART Indenture Trustee hereunder;

(c) such Holder or Holders have offered to the AART Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

(d) the AART Indenture Trustee for sixty (60) days after its receipt of such notice under Section 5.6(a) above, request under Section 5.6(b) above, and offer of indemnity under Section 5.6(c) above has failed to institute such Proceedings; and

(e) no direction inconsistent with such written request has been given to the AART Indenture Trustee during such sixty (60)-day period by the Holders of a majority of the Outstanding Amount of the Controlling Class;

it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this AART Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders of Notes or to enforce any right under this AART Indenture, except in the manner herein provided and for the equal, ratable (on the basis of the respective aggregate amount of principal and interest, respectively, due and unpaid on the Notes held by each Noteholder) and common benefit of all holders of Notes. For the protection and enforcement of the provisions of this Section 5.6, each and every Noteholder shall be entitled to such relief as can be given either at law or in equity.

If the AART Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Outstanding Amount of the Controlling Class, the AART Indenture Trustee shall take the action requested by the group representing the higher percentage of the Outstanding Amount of the Controlling Class, notwithstanding any other provisions of this AART Indenture.

Section 5.7 Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this AART Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, on such Note on or after the respective due dates thereof expressed in such Note or in this AART Indenture (or, in the case of redemption, if applicable, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.8 Restoration of Rights and Remedies. If the AART Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this AART Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the AART Indenture Trustee or to such Noteholder, then and in every such case the Issuing Entity, the AART Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally to their respective former positions hereunder, and thereafter all rights and remedies of the AART Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.9 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the AART Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10 Delay or Omission Not a Waiver. No delay or omission of the AART Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or AART Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or AART Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the AART Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the AART Indenture Trustee or by the Noteholders, as the case may be.

Section 5.11 Control by Noteholders. The Holders of a majority of the Outstanding Amount of the Controlling Class shall, subject to provision being made for indemnification against costs, expenses and liabilities in a form satisfactory to the AART Indenture Trustee, have the right to direct in writing the time, method and place of conducting any Proceeding for any remedy available to the AART Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the AART Indenture Trustee; provided, however, that:

(a) such direction shall not be in conflict with any rule of law or with this AART Indenture;

(b) subject to the express terms of Section 5.4, any direction to the AART Indenture Trustee to sell or liquidate the AART Trust Estate shall be by the Holders of Notes representing not less than 100% of the Outstanding Amount of the Notes;

(c) if the conditions set forth in Section 5.5 have been satisfied and the AART Indenture Trustee elects to retain the AART Trust Estate pursuant to Section 5.5, then any direction to the AART Indenture Trustee by Holders of Notes representing less than 100% of the Outstanding Amount of the Notes to sell or liquidate the AART Trust Estate shall be of no force and effect; and

(d) the AART Indenture Trustee may take any other action deemed proper by the AART Indenture Trustee that is not inconsistent with such direction.

Section 5.12 Waiver of Past Defaults.

(a) Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.2, the Holders of not less than a majority of the Outstanding Amount of the Controlling Class may waive any past Default or AART Event of Default and its consequences except a Default (i) in the payment of principal of or interest on any of the Notes or (ii) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuing Entity, the AART Indenture Trustee and the Noteholders shall be restored to their respective former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

(b) Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any AART Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this AART Indenture; but no such waiver shall extend to any subsequent or other Default or AART Event of Default or impair any right consequent thereto.

Section 5.13 Undertaking for Costs. All parties to this AART Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any Proceeding for the enforcement of any right or remedy under this AART Indenture, or in any Proceeding against the AART Indenture Trustee for any action taken, suffered or omitted by it as AART Indenture Trustee, the filing by any party litigant in such Proceeding of an undertaking to pay the costs of such Proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such Proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to:

(a) any Proceeding instituted by the AART Indenture Trustee;

(b) any Proceeding instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Controlling Class; or

(c) any Proceeding instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this AART Indenture (or, in the case of redemption, on or after the Redemption Date).

Section 5.14 Waiver of Stay or Extension Laws. The Issuing Entity covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this AART Indenture. The Issuing Entity (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the AART Indenture Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15 Action on Notes. The AART Indenture Trustee’s right to seek and recover judgment on the Notes or under this AART Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this AART Indenture. Neither the Lien of this AART Indenture nor any rights or remedies of the AART Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the AART Indenture Trustee against the Issuing Entity or by the levy of any execution under such judgment upon any portion of the AART Trust Estate or upon any of the assets of the Issuing Entity. Any money or property collected by the AART Indenture Trustee shall be applied in accordance with Section 5.4(b).

Section 5.16 Performance and Enforcement of Certain Obligations.

(a) Promptly following a request from the AART Indenture Trustee to do so and at the Administrator’s expense, the Issuing Entity agrees to take all such lawful action as the

AART Indenture Trustee may request to compel or secure the performance and observance by the Depositor and the Administrator of their respective obligations to the Issuing Entity under or in connection with the Trust Sale Agreement and the Administration Agreement or by the Seller of its obligations under or in connection with the Pooling Agreement in accordance with the terms thereof [or by any obligor under a Third Party Instrument of its obligations under or in accordance with a Third Party Instrument in accordance with the terms thereof,] and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuing Entity under or in connection with the Administration Agreement, the Trust Sale Agreement and the Pooling Agreement [and any Third Party Instrument] to the extent and in the manner directed by the AART Indenture Trustee, including the transmission of notices of default on the part of the Seller, the Depositor, the Administrator[, or any obligor under a Third Party Instrument thereunder] and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller, the Depositor or the Administrator [or any obligor under a Third Party Instrument] of their respective obligations under the Administration Agreement, the Trust Sale Agreement and the Pooling Agreement,[ and any Third Party Instrument] as applicable.

(b) If an AART Event of Default has occurred and is continuing, the AART Indenture Trustee may, and, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of 66-2/3% of the Outstanding Amount of the Controlling Class shall, exercise all rights, remedies, powers, privileges and claims of the Issuing Entity against the Depositor or the Administrator [or any obligor under a Third Party Instrument] under or in connection with the Administration Agreement or the Trust Sale Agreement [or a Third Party Instrument] including the right or power to take any action to compel or secure performance or observance by the Depositor or the Administrator of each of their obligations to the Issuing Entity thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Trust Sale Agreement or the Administration Agreement, and any right of the Issuing Entity to take such action shall be suspended.

(c) If an AART Event of Default has occurred and is continuing, the AART Indenture Trustee may, and, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of 66-2/3% of the Outstanding Amount of the Notes shall, exercise all rights, remedies, powers, privileges and claims of the Depositor against each of the Seller and the Administrator under or in connection with the Pooling Agreement and the Administration Agreement, as applicable, including the right or power to take any action to compel or secure performance or observance by each of the Seller and the Administrator of its obligations to the Depositor thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Administration Agreement and the Pooling Agreement, as applicable, and any right of the Depositor to take such action shall be suspended.

Section 5.17 Asset Representations Review.

(a) Within [90] days of the occurrence of a Delinquency Trigger, the holders of [5]% or more of the Outstanding Amount of the Notes shall be entitled to demand in accordance with Section 11.4 that a vote be conducted of all Noteholders and Note Owners to determine whether to cause the Asset Representations Reviewer to conduct an Asset Representations Review; provided that for the purpose of determining the holders of the Outstanding Amount of the Notes, any Notes held by Ally Bank, Ally Financial or any of their Affiliates shall not be included in such calculation.

(b) Upon the direction of the requisite Noteholders or Note Owners set forth in Section 5.17(a), the AART Indenture Trustee shall notify the Note Depository to conduct a vote of all Noteholders. Each Noteholder that elects to vote shall vote whether or not the Asset Representations Reviewer should be directed to conduct an Asset Representations Review using the voting instructions and procedures included in the statement to securityholders set forth in Section 4.07 of the Administration Agreement. Noteholders or Note Owners shall be permitted to vote for at least [150] days after the filing of the statement to securityholders indicating that the Delinquency Trigger has been met or exceeded.

(c) In the event that a Note Owner exercises its right to vote such Note Owner’s beneficial interest, the AART Indenture Trustee shall verify that each such Note Owner is a Verified Note Owner and shall provide such evidence to the Issuing Entity.

(d) If the Vote Tabulation Agent notifies the AART Indenture Trustee that (i) a majority of the Noteholders voting pursuant to Section 5.17(b) vote to cause the Asset Representations Reviewer to conduct an Asset Representations Review and (ii) the holders of [5]% or more of the Outstanding Amount of the Notes cast a vote, the AART Indenture Trustee shall provide a notice to the Issuing Entity (the “Asset Representations Review Notice”), which shall promptly provide such Asset Representations Review Notice to the Depositor [and the Administrator] pursuant to Section 2.03(b) of the Trust Sale Agreement.

(e) The AART Indenture Trustee shall cooperate with the Asset Representations Reviewer in the event an Asset Representations Review is commenced pursuant to Section 5.17(d) and shall provide the Asset Representations Reviewer with any documents or other information in its possession reasonably requested by the Asset Representations Reviewer in connection with the Asset Representations Review.

(f) If the Asset Representations Reviewer gives notice of its intent to resign or the Issuing Entity terminates the Asset Representations Reviewer pursuant to the terms of the Asset Representations Review Agreement or if a vacancy exists in the office of the Asset Representations Reviewer for any reason (the Asset Representations Reviewer in such event being referred to herein as the retiring Asset Representations Reviewer), the Issuing Entity shall promptly appoint and designate a successor Asset Representations Reviewer; provided, however that such successor Asset Representations Review shall not be an Affiliate of any of the Seller, the Administrator, the Depositor, ABLT, ACOL LLC, the Issuing Entity, the Servicer, any Third Party Due Diligence Provider, the AART Owner Trustee, the ABLT Owner Trustee, the AART Indenture Trustee or the ABLT Indenture Trustee. The Issuing Entity shall deliver a written notice to the Depositor, the Administrator and the Seller of the acceptance of a successor Asset Representations Reviewer. In the event that an Asset Representations Review has commenced at the time the retiring Asset Representations Reviewer resigns or a vacancy exists, the Issuing Entity shall cause the retiring Asset Representations Reviewer to provide the successor Asset Representations Reviewer with any information relating to the Asset Representations Review.

ARTICLE VI

THE AART INDENTURE TRUSTEE

Section 6.1 Duties of AART Indenture Trustee.

(a) If an AART Event of Default has occurred and is continuing, the AART Indenture Trustee shall exercise the rights and powers vested in it by this AART Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an AART Event of Default:

(i) the AART Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this AART Indenture, the Trust Sale Agreement and the Administration Agreement and no implied covenants or obligations shall be read into this AART Indenture, the Trust Sale Agreement, the Administration Agreement or any other AART Transaction Document against the AART Indenture Trustee; and

(ii) in the absence of bad faith on its part, the AART Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the AART Indenture Trustee and conforming to the requirements of this AART Indenture; provided, however, that the AART Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this AART Indenture.

(c) The AART Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this Section 6.1(c) does not limit the effect of Section 6.1(b);

(ii) the AART Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the AART Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii) the AART Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to any provision of this AART Indenture or any other AART Transaction Document.

(d) The AART Indenture Trustee shall not be liable for interest on any money received by it except as the AART Indenture Trustee may agree in writing with the Issuing Entity.

(e) Money held in trust by the AART Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this AART Indenture or the Administration Agreement or the Trust Agreement.

(f) No provision of this AART Indenture or any other AART Transaction Document shall require the AART Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g) Every provision of this AART Indenture and each other AART Transaction Document relating to the AART Indenture Trustee shall be subject to the provisions of this Section 6.1 and the provisions of the TIA.

(h) The AART Indenture Trustee shall have no liability or responsibility for the acts or omissions of any other party to any of the AART Transaction Documents.

(i) In no event shall the AART Indenture Trustee be liable for any damages in the nature of special, indirect or consequential damages, however styled, including lost profits, even if the AART Indenture Trustee has been advised of the likelihood of such loss or damage.

(j) If and for so long as Certificates representing in the aggregate a 100% beneficial interest in the Trust are held by the Depositor, the AART Indenture Trustee shall make distributions to the Depositor, rather than the Certificate Distribution Account, under the circumstances described in Section 5.2 of the Trust Agreement.

Section 6.2 Rights of AART Indenture Trustee.

(a) The AART Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The AART Indenture Trustee need not investigate any fact or matter stated in the document.

(b) Before the AART Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. The AART Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c) The AART Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the AART Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(d) The AART Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the AART Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e) The AART Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this AART Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The AART Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this AART Indenture at the request or direction of any of the Holders pursuant to this AART Indenture, unless such Holders shall have offered to the AART Indenture Trustee security or indemnity satisfactory to the AART Indenture Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g) The AART Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the AART Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(h) The AART Indenture Trustee shall not be deemed to have notice of any Default, AART Event of Default or Administrator Default unless a Responsible Officer of the AART Indenture Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the AART Indenture Trustee at the Corporate Trust Office of the AART Indenture Trustee, and such notice references the Securities and this AART Indenture.

(i) The rights, privileges, protections, immunities and benefits given to the AART Indenture Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the AART Indenture Trustee in each of its capacities hereunder, including its capacity under Section 4.4, and in connection with the performance of any of its duties or obligations under any of the AART Transaction Documents.

Section 6.3 AART Indenture Trustee May Own Notes. The AART Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuing Entity, the Administrator or any of their respective Affiliates with the same rights it would have if it were not AART Indenture Trustee; provided, however, that the AART Indenture Trustee shall comply with Section 6.10 and Section 6.11. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights.

Section 6.4 AART Indenture Trustee’s Disclaimer. The AART Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of any AART Transaction Document, including this AART Indenture or the Notes, it shall not be accountable for the Issuing Entity’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuing Entity in the AART Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the AART Indenture Trustee’s certificate of authentication.

Section 6.5 Notice of Default. If a Default occurs and is continuing and if it is known to a Responsible Officer of the AART Indenture Trustee, the AART Indenture Trustee shall mail to each Noteholder notice of the Default within the later of (a) ninety (90) days after it occurs and (b) ten (10) Business Days after it is known to a Responsible Officer of the AART Indenture Trustee. Except in the case of a Default in payment of principal of or interest on any Note, the AART Indenture Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Noteholders.

Section 6.6 Reports by AART Indenture Trustee.

(a) To the extent any Noteholder does not receive such information or documents directly, the AART Indenture Trustee shall deliver to each Noteholder the information and documents set forth in Article VII and, in addition, all such information with respect to the Notes as may be required to enable such Holder to prepare its federal and State income tax returns.

(b) The AART Indenture Trustee shall:

(i) deliver to ABLT, the ABLT Owner Trustee, the Depositor, the Issuing Entity, the AART Owner Trustee and the Administrator a report of its assessment of compliance with the Servicing Criteria set forth on Exhibit D during the immediately preceding calendar year, including disclosure of any material instance of non-compliance identified by the AART Indenture Trustee, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB under the Securities Act; and

(ii) cause a firm of registered public accountants that is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act to deliver to ABLT, the ABLT Owner Trustee, the AART Owner Trustee, the Depositor and the Administrator, an attestation report that satisfies the requirements of Rule 13a-18 or Rule 15d-18 under the Exchange Act, as applicable, on the assessment of compliance with the Servicing Criteria set forth on Exhibit D with respect to the prior calendar year , on the assessment of compliance with Servicing Criteria with respect to the prior calendar year for inclusion in ABLT’s or the Issuing Entity’s 10-K filing; such attestation report shall be in accordance with Rule 1-02(a)(3) and Rule 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act; and

(iii) deliver to ABLT, the Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rule 13a-14(d) and Rule 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of ABLT, Ally Auto or the Issuing Entity with respect to the securitization transaction contemplated by this AART Indenture a certification substantially in the form attached hereto as Exhibit F or such form as mutually agreed upon by ABLT, the Depositor and the AART Indenture Trustee; the AART Indenture Trustee acknowledges that the parties identified in this clause (iii) may rely on the certification provided by the AART Indenture Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission..

(c) The reports referred to in Section 6.6(b) shall be delivered on or before March 15 of each calendar year that a 10-K filing is required to be filed by ABLT or the Issuing Entity beginning March 15, 20     (and, if such date is not a Business Day, the next succeeding Business Day), unless neither ABLT nor the Issuing Entity is required to file periodic reports under the Exchange Act or any other law, in which case such reports may be delivered on or before April 30 of each calendar year, beginning April 30, 20    .

Section 6.7 Compensation; Indemnity.

(a) The Issuing Entity shall cause the Administrator pursuant to Section 2.05 of the Administration Agreement to pay to the AART Indenture Trustee from time to time reasonable compensation for its services. The AART Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuing Entity shall cause the Administrator pursuant to Section 2.05 of the Administration Agreement to reimburse the AART Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the AART Indenture Trustee’s agents, external counsel, accountants and experts. The Issuing Entity shall cause the Administrator to indemnify the AART Indenture Trustee in accordance with Section 6.01 of the Administration Agreement.

(b) The Issuing Entity’s obligations to the AART Indenture Trustee pursuant to this Section 6.7 shall survive the discharge of this AART Indenture. When the AART Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.1(e) or Section 5.1(f) with respect to the Issuing Entity, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or State bankruptcy, insolvency or similar law.

Section 6.8 Replacement of AART Indenture Trustee.

(a) The AART Indenture Trustee may at any time give notice of its intent to resign by so notifying the Issuing Entity; provided, however, that no such resignation shall become effective and the AART Indenture Trustee shall not resign prior to the time set forth in Section 6.8(c). The Holders of a majority in Outstanding Amount of the Controlling Class may remove the AART Indenture Trustee by so notifying the AART Indenture Trustee and may appoint a successor AART Indenture Trustee. Such resignation or removal shall become effective in accordance with Section 6.8(c). The Issuing Entity shall remove the AART Indenture Trustee if:

(i) the AART Indenture Trustee fails to comply with Section 6.11;

(ii) the AART Indenture Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the AART Indenture Trustee or its property; or

(iv) the AART Indenture Trustee otherwise becomes incapable of acting.

(b) If the AART Indenture Trustee gives notice of its intent to resign or is removed or if a vacancy exists in the office of the AART Indenture Trustee for any reason (the AART Indenture Trustee in such event being referred to herein as the retiring AART Indenture Trustee), the Issuing Entity shall promptly appoint and designate a successor AART Indenture Trustee.

(c) A successor AART Indenture Trustee shall deliver a written acceptance of its appointment and designation to the retiring AART Indenture Trustee and to the Issuing Entity. Thereupon the resignation or removal of the retiring AART Indenture Trustee shall become effective, and the successor AART Indenture Trustee shall have all the rights, powers and duties of the AART Indenture Trustee under this AART Indenture. The successor AART Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring AART Indenture Trustee shall promptly transfer all property held by it as AART Indenture Trustee to the successor AART Indenture Trustee.

(d) If a successor AART Indenture Trustee does not take office within sixty (60) days after the AART Indenture Trustee gives notice of its intent to resign or is removed, the retiring AART Indenture Trustee, the Issuing Entity or the Holders of a majority of the Outstanding Amount of the Controlling Class may petition any court of competent jurisdiction for the appointment and designation of a successor AART Indenture Trustee.

(e) If the AART Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the AART Indenture Trustee and the appointment of a successor AART Indenture Trustee.

(f) Notwithstanding the replacement of the AART Indenture Trustee pursuant to this Section 6.8, the Issuing Entity’s obligations under Section 6.7 and the Administrator’s corresponding obligations under the Administration Agreement shall continue for the benefit of the retiring AART Indenture Trustee.

Section 6.9 Merger or Consolidation of AART Indenture Trustee.

(a) Any corporation into which the AART Indenture Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the AART Indenture Trustee shall be a party, or any corporation succeeding to the corporate trust business of the AART Indenture Trustee, shall be the successor of the AART Indenture Trustee under this AART Indenture; provided, however, that such corporation shall be eligible under the provisions of Section 6.11, without the execution or filing of any instrument or any further act on the part of any of the parties to this AART Indenture, anything in this AART Indenture to the contrary notwithstanding.

(b) If at the time such successor or successors by merger or consolidation to the AART Indenture Trustee shall succeed to the trusts created by this AART Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the AART Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated, and in case at that time any of the Notes shall not have been authenticated, any successor to the AART Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the AART Indenture Trustee. In all such cases such certificate of authentication shall have the same full force as is provided anywhere in the Notes or herein with respect to the certificate of authentication of the AART Indenture Trustee.

Section 6.10 Appointment of Co-AART Indenture Trustee or Separate AART Indenture Trustee.

(a) Notwithstanding any other provisions of this AART Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the AART Trust Estate or any Leased Vehicle may at the time be located, the AART Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the

AART Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Secured Parties and (only to the extent expressly provided herein) the Certificateholders, such title to the AART Trust Estate, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the AART Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the AART Indenture Trustee shall be conferred or imposed upon and exercised or performed by the AART Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the AART Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the AART Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the AART Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the AART Indenture Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the AART Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the AART Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this AART Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the AART Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this AART Indenture, specifically including every provision of this AART Indenture relating to the conduct of, affecting the liability of, or affording protection to, the AART Indenture Trustee. Every such instrument shall be filed with the AART Indenture Trustee.

(d) Any separate trustee or co-trustee may at any time appoint the AART Indenture Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this AART Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the AART Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.11 Eligibility; Disqualification. The AART Indenture Trustee shall at all times satisfy the requirements of TIA § 310(a). The AART Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and (unless waived by [Rating Agency]) it shall have a long-term unsecured debt rating that falls within an investment grade category by [Rating Agency]. The AART Indenture Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities of the Issuing Entity are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

Section 6.12 Preferential Collection of Claims Against the Issuing Entity. The AART Indenture Trustee shall comply with TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

Section 6.13 Representations and Warranties of AART Indenture Trustee. The AART Indenture Trustee represents and warrants as of the Closing Date that:

(a) the AART Indenture Trustee (i) is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and (ii) satisfies the eligibility criteria set forth in Section 6.11;

(b) the AART Indenture Trustee has full power, authority and legal right to execute, deliver and perform this AART Indenture and any other AART Transaction Document to which it is a party, and has taken all necessary action to authorize the execution, delivery and performance by it of this AART Indenture and any other AART Transaction Document to which it is a party;

(c) the execution, delivery and performance by the AART Indenture Trustee of this AART Indenture and any other AART Transaction Document to which it is a party (i) shall not violate any provision of any law or regulation governing the banking and trust powers of the AART Indenture Trustee or any order, writ, judgment or decree of any court, arbitrator, or governmental authority applicable to the AART Indenture Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or by-laws of the AART Indenture Trustee, or (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any Lien on any properties included in the AART Trust Estate pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or Lien could reasonably be expected to have a materially adverse effect on the AART Indenture Trustee’s performance or ability to perform its duties under this AART Indenture and any other AART Transaction Document to which it is a party or on the transactions contemplated hereunder and thereunder;

(d) the execution, delivery and performance by the AART Indenture Trustee of this AART Indenture and any other AART Transaction Document to which it is a party shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the banking and corporate trust activities of the AART Indenture Trustee; and

(e) this AART Indenture and any other AART Transaction Document to which it is a party has been duly executed and delivered by the AART Indenture Trustee and constitutes the legal, valid and binding agreement of the AART Indenture Trustee, enforceable in accordance with its terms.

Section 6.14 AART Indenture Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this AART Indenture or the Notes may be prosecuted and enforced by the AART Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the AART Indenture Trustee shall be brought in its own name as AART Indenture Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the AART Indenture Trustee, its agents and counsel, be for the ratable benefit of the Noteholders and (only to the extent expressly provided herein) the Certificateholders in respect of which such judgment has been obtained.

Section 6.15 Suit for Enforcement. If an AART Event of Default shall occur and be continuing, the AART Indenture Trustee, in its discretion may, subject to the provisions of Section 6.1, proceed to protect and enforce its rights and the rights of the Noteholders under this AART Indenture by Proceeding whether for the specific performance of any covenant or agreement contained in this AART Indenture or in aid of the execution of any power granted in this AART Indenture or for the enforcement of any other legal, equitable or other remedy as the AART Indenture Trustee, being advised by counsel, shall deem necessary to protect and enforce any of the rights of the AART Indenture Trustee or the Noteholders.

Section 6.16 Rights of Noteholders to Direct AART Indenture Trustee. The Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Controlling Class shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the AART Indenture Trustee or exercising any trust or power conferred on the AART Indenture Trustee, including any remedy, trust or power of the AART Indenture Trustee as the holder of the Secured Notes; provided, however, that subject to Section 6.1, the AART Indenture Trustee shall have the right to decline to follow any such direction if the AART Indenture Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the AART Indenture Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed would be illegal or subject it to personal liability; and provided, further, that nothing in this AART Indenture shall impair the right of the AART Indenture Trustee to take any action deemed proper by the AART Indenture Trustee and which is not inconsistent with such direction by the Noteholders.

Section 6.17 Notification of Noteholders Regarding Certain ABLT Events; Waivers of Past Defaults; Amendments and Other Actions.

(a) Upon any ABLT Event of Default under the Secured Notes pursuant to the ABLT Indenture or any Servicer Default pursuant to the Servicing Agreement of which a Responsible Officer of the AART Indenture Trustee has actual knowledge, the AART Indenture Trustee shall give prompt written notice thereof to the Noteholders.

(b) Noteholders whose Notes evidence a majority of the Outstanding Amount of the Controlling Class as of the close of the preceding Distribution Date (or, if all of the Notes have been paid in full and the AART Indenture has been discharged in accordance with its terms), Certificateholders whose Certificates evidence not less than a majority of the Voting Interests as of the close of the preceding Distribution Date) may, on behalf of all Noteholders and Certificateholders, instruct the AART Indenture Trustee as Holder of the Secured Notes (i) to waive any default by ABLT, the Servicer or any other party to the ABLT Transaction Documents in the performance of its obligations under any applicable ABLT Transaction Document and its consequences, except a default in making any required deposits to or payments from any of the accounts in accordance with this AART Indenture, (ii) to enter into any amendment, supplement, waiver or other understanding with respect to the ABLT Transaction Documents or (iii) to take any other action so directed by such Noteholders or Certificateholders, as applicable.

(c) Notwithstanding Section 6.17(b), in the event that a waiver, amendment, supplement or action under an ABLT Transaction Document requires the consent or approval of a supermajority (such as 66-2/3 percent) or all of the Holders of the Secured Notes, then the consent of a like percentage of Noteholders shall be required to take such action or execute such waiver, amendment or supplement.

ARTICLE VII

NOTEHOLDERS’ LISTS AND REPORTS

Section 7.1 Issuing Entity To Furnish AART Indenture Trustee Names and Addresses of Noteholders. The Issuing Entity shall furnish or cause to be furnished by the Administrator to the AART Indenture Trustee (a) not more than five (5) days before each Distribution Date a list, in such form as the AART Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of the close of business on the related Record Date, and (b) at such other times as the AART Indenture Trustee may request in writing, within fourteen (14) days after receipt by the Issuing Entity of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that so long as the AART Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

Section 7.2 Preservation of Information, Communications to Noteholders.

(a) The AART Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the AART Indenture Trustee as provided in Section 7.1 and the names and addresses of Holders of Notes received by the AART Indenture Trustee in its capacity as Note Registrar. The AART Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished.

(b) Noteholders may communicate pursuant to TIA §312(b) with other Noteholders with respect to their rights under this AART Indenture or under the Notes.

(c) The Issuing Entity, the AART Indenture Trustee and the Note Registrar shall have the protection of TIA §312(c).

Section 7.3 Reports by the Issuing Entity.

(a) The Issuing Entity shall:

(i) file with the AART Indenture Trustee within fifteen (15) days after the Issuing Entity is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuing Entity may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or Item 1122 of Regulation AB;

(ii) file with the AART Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuing Entity with the conditions and covenants of this AART Indenture as may be required from time to time by such rules and regulations; and

(iii) supply to the AART Indenture Trustee (and the AART Indenture Trustee shall transmit by mail to all AART Noteholders described in TIA § 313(c)) such summaries of any information, documents and reports required to be filed by the Issuing Entity pursuant to clauses (i) and (ii) of this Section 7.3(a) as may be required by rules and regulations prescribed from time to time by the Commission.

(b) Unless the Issuing Entity otherwise determines, the fiscal year of the Issuing Entity shall end on December 31 of such year.

Section 7.4 Reports by AART Indenture Trustee.

(a) Solely to the extent required by TIA § 313(a), within sixty (60) days after each [            ,] beginning with [            ,] 20    , the AART Indenture Trustee shall mail to each Noteholder as required by TIA § 313(c) a brief report dated as of such date that complies with TIA § 313(a). The AART Indenture Trustee also shall comply with TIA § 313(b). A copy of any report delivered pursuant to this Section 7.4(a) shall, at the time of its mailing to Noteholders, be filed by the AART Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuing Entity shall notify the AART Indenture Trustee if and when the Notes are listed on any stock exchange.

(b) On each Distribution Date the AART Indenture Trustee shall include with each payment to each Noteholder a copy of the statement for the related Monthly Period or Periods applicable to such Distribution Date as required pursuant to Section 4.07 of the Administration Agreement.

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.1 Collection of Money. Except as otherwise expressly provided herein, the AART Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the AART Indenture Trustee pursuant to this AART Indenture or the Administration Agreement. The AART Indenture Trustee shall apply all such money received by it as provided in this AART Indenture. Except as otherwise expressly provided in this AART Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the AART Trust Estate, the AART Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or AART Event of Default under this AART Indenture and any right to proceed thereafter as provided in Article V.

Section 8.2 Designated Accounts; Payments.

(a) On or prior to the Closing Date, the Administrator shall establish and maintain, in the name of the AART Indenture Trustee for the benefit of the Financial Parties, the Designated Accounts as provided in Articles IV and V of the Administration Agreement.

(b) On or before each Distribution Date, (i) amounts shall be deposited in the AART Collection Account as provided in Section 4.05 of the Administration Agreement and (ii) the Aggregate Noteholders’ Interest Distributable Amount and the Aggregate Noteholders’ Principal Distributable Amount shall be transferred from the AART Collection Account to the Note Distribution Account, in each case, as and to the extent provided in Section 4.05 of the Administration Agreement.

(c) On each Distribution Date, the AART Indenture Trustee shall notify the Account Holder to apply and, as required, distribute to the Noteholders all amounts on deposit in the Note Distribution Account (subject to the Administrator’s rights under Section 5.02 of the Administration Agreement to Investment Earnings and based on the Administrator’s Accounting delivered on the related Determination Date pursuant to Section 2.06 of the Administration Agreement) in the following order of priority and in the amounts determined as described below:

(i) On each Distribution Date, except as otherwise provided in clause (iii) below, the amount deposited in the Note Distribution Account in respect of interest on the Notes shall be applied in the following order of priority, to the extent of remaining funds after all earlier priorities have been satisfied, and any amount so applied shall be paid on such Distribution Date to the holders of Notes of each applicable class:

(A) the Aggregate Class A Interest Distributable Amount shall be paid to the holders of the Class A Notes;

(B) the Aggregate Class B Interest Distributable Amount shall be paid to the holders of the Class B Notes;

(C) the Aggregate Class C Interest Distributable Amount shall be paid to the holders of the Class C Notes; and

(D) [the Aggregate Class D Interest Distributable Amount shall be paid to the holders of the Class D Notes;]

provided, however, that if there are not sufficient funds to so pay the entire amount specified in any of the foregoing priorities for a particular class of Notes, then the amount available for such class of Notes shall be paid to the Holders thereof ratably on the basis of the total amount of accrued and unpaid interest owing to each such Holder.

(ii) Unless otherwise provided in clause (iii) below, an amount equal to the Aggregate Noteholders’ Principal Distributable Amount (or such lesser amount as has been deposited in the Note Distribution Account pursuant to Section 4.05(b) of the Administration Agreement with respect to payments of principal) shall be applied to each class of Notes in the following amounts and in the following order of priority and any amount so applied shall be paid on such Distribution Date to the Holders of such class of Notes:

(A) to the Class A-1 Notes, until the Outstanding Amount of the Class A-1 Notes is reduced to zero;

(B) to the Class A-2[a] Notes[ and the Class A-2b Notes, ratably in accordance with the aggregate Note Principal Balance of the Class A-2a Notes and the Class A-2b Notes,] until the Outstanding Amount[s] of the Class A-2[a] Notes [and the Class A-2b Notes [is][are] reduced to zero;

(C) to the Class A-3 Notes, until the Outstanding Amount of the Class A-3 Notes is reduced to zero;

(D) to the Class A-4 Notes, until the Outstanding Amount of the Class A-4 Notes is reduced to zero;

(E) to the Class B Notes, until the Outstanding Amount of the Class B Notes is reduced to zero;

(F) to the Class C Notes, until the Outstanding Amount of the Class C Notes is reduced to zero; and

(G) to the Class D Notes, until the Outstanding Amount of the Class D Notes is reduced to zero.

(iii) If the Notes have been declared immediately due and payable following an AART Event of Default as provided in Section 5.2, until such time as all AART Events of Default have been cured or waived as provided in Section 5.2(b), any amounts deposited in the Note Distribution Account shall be applied in accordance with Section 2.7(c).

Section 8.3 General Provisions Regarding Accounts.

(a) So long as no Default or AART Event of Default shall have occurred and be continuing, all or a portion of the funds in the Designated Accounts shall be invested in Eligible Investments and reinvested by the AART Indenture Trustee upon Issuing Entity Order, subject to the provisions of Section 5.01(b) of the Administration Agreement. The Issuing Entity

shall not direct the AART Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Designated Accounts unless the security interest granted and perfected in such account shall continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the AART Indenture Trustee to make any such investment or sale, if requested by the AART Indenture Trustee, the Issuing Entity shall deliver to the AART Indenture Trustee an Opinion of Counsel acceptable to the AART Indenture Trustee, to such effect.

(b) Subject to Section 6.1(c), the AART Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Designated Accounts resulting from any loss on any Eligible Investment included therein except as an obligor for losses attributable to the AART Indenture Trustee’s failure to make payments on such Eligible Investments issued by the AART Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

(c) If

(i) the Issuing Entity shall have failed to give written investment directions for any funds on deposit in the Designated Accounts to the AART Indenture Trustee by 11:00 a.m., New York City time (or such other time as may be agreed by the Issuing Entity and the AART Indenture Trustee) on any Business Day; or

(ii) a Default or AART Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.2, or, if such Notes shall have been declared due and payable following an AART Event of Default, but amounts collected or receivable from the AART Trust Estate are being applied in accordance with Section 5.5 as if there had not been such a declaration;

then the AART Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Designated Accounts in “[Insert Fund Name].”

Section 8.4 Release of AART Trust Estate.

(a) Subject to the payment of its fees and expenses pursuant to Section 6.7, the AART Indenture Trustee may, and when required by the provisions of this AART Indenture shall, execute instruments to release property from the Lien of this AART Indenture, or convey the AART Indenture Trustee’s interest in the same, in a manner and under circumstances that are consistent with the provisions of this AART Indenture. No party relying upon an instrument executed by the AART Indenture Trustee as provided in this Article VIII shall be bound to ascertain the AART Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(b) The AART Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due to the AART Indenture Trustee pursuant to Section 6.7 have been paid [and all amounts owing under each Third party Instrument have been paid], release any remaining portion of the AART Trust Estate that secured the Notes and the other Secured Obligations from the Lien of this AART Indenture and, where any such portion of the AART Trust Estate is registered in the name of the AART Indenture Trustee, re-convey such property, and release to the Issuing Entity or any other Person entitled thereto any funds then on deposit in the Designated Accounts. The AART Indenture Trustee shall release property from the Lien of this AART Indenture pursuant to this Section 8.4(b) only upon receipt by it of an Issuing Entity Request, an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA §§314(c) and 314(d)(1) meeting the applicable requirements of Section 11.1.

Section 8.5 Opinion of Counsel. The AART Indenture Trustee shall receive at least seven (7) days’ notice when requested by the Issuing Entity to take any action pursuant to Section 8.4(a), accompanied by copies of any instruments involved, and the AART Indenture Trustee shall also require as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the AART Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action shall not materially and adversely impair the security for the Secured Obligations or the rights of the Secured Parties in contravention of the provisions of this AART Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the AART Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the AART Indenture Trustee in connection with any such action.

ARTICLE IX

SUPPLEMENTAL AART INDENTURES

Section 9.1 Supplemental AART Indentures Without Consent of Noteholders.

(a) Without the consent of the Holders of any Notes but with prior notice by the Issuing Entity to the Rating Agencies, the Issuing Entity and the AART Indenture Trustee, when authorized by an Issuing Entity Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the AART Indenture Trustee, for any of the following purposes:

(i) to correct or amplify the description of any property at any time subject to the Lien of this AART Indenture, or better to assure, convey and confirm unto the AART Indenture Trustee any property subject or required to be subjected to the Lien of this AART Indenture, or to subject additional property to the Lien of this AART Indenture;

(ii) to evidence the succession, in compliance with Section 3.10 and the applicable provisions hereof, of another Person to the Issuing Entity, and the assumption by any such successor of the covenants of the Issuing Entity contained herein and in the Notes contained;

(iii) to add to the covenants of the Issuing Entity, for the benefit of the Securityholders or to surrender any right or power herein conferred upon the Issuing Entity;

(iv) to convey, transfer, assign, mortgage or pledge any property to or with the AART Indenture Trustee;

(v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or in any other AART Transaction Document;

(vi) to evidence and provide for the acceptance of the appointment hereunder by a successor or additional trustee with respect to the Notes and to add to or change any of the provisions of this AART Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;

(vii) to modify, eliminate or add to the provisions of this AART Indenture as permitted pursuant to Section 12.1(b) or Section 12.4; or

(viii) to modify, eliminate or add to the provisions of this AART Indenture to such extent as shall be necessary to effect the qualification of this AART Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this AART Indenture such other provisions as may be expressly required by the TIA, and the AART Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b) The Issuing Entity and the AART Indenture Trustee, when authorized by an Issuing Entity Order, may, also without the consent of any of the Noteholders but with prior notice by the Issuing Entity to the Rating Agencies, at any time and from time to time enter into one or more indentures supplemental hereto for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of, this AART Indenture or modifying in any manner the rights of the Noteholders under this AART Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

Section 9.2 Supplemental AART Indentures With Consent of Noteholders.

(a) The Issuing Entity and the AART Indenture Trustee, when authorized by an Issuing Entity Order, also may, with prior notice by the Issuing Entity to each of the Rating Agencies, and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Controlling Class, by Act of such Holders delivered to the Issuing Entity and the AART Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of, this AART Indenture or of modifying in any manner the rights of the Noteholders under this AART Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(i) change the due date of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate applicable thereto, or the Redemption Price with respect thereto, change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this AART Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

(ii) reduce the percentage of the Outstanding Amount of the Controlling Class, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this AART Indenture or certain defaults hereunder and their consequences as provided for in this AART Indenture;

(iii) modify or alter the provisions of the proviso to the definition of the term “Outstanding”;

(iv) reduce the percentage of the Outstanding Amount of the Notes required to direct the AART Indenture Trustee to sell or liquidate the AART Trust Estate pursuant to Section 5.4 if the proceeds of such sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the Outstanding Notes;

(v) modify any provision of this Section 9.2 to decrease the required minimum percentage necessary to approve any amendments to any provisions of this AART Indenture or any of the other AART Transaction Documents;

(vi) modify any of the provisions of this AART Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date (including the calculation of any of the individual components of such calculation), or modify or alter the provisions of the AART Indenture regarding the voting of Notes held by the Issuing Entity, the Depositor or any Affiliate of either of them; or

(vii) permit the creation of any Lien ranking prior to or on a parity with the Lien of this AART Indenture with respect to any part of the AART Trust Estate or, except as otherwise permitted or contemplated herein, terminate the Lien of this AART Indenture on any property at any time subject thereto or deprive the Holder of any Note of the security afforded by the Lien of this AART Indenture.

(b) The AART Indenture Trustee may in its discretion determine whether or not any Notes would be affected (such that the consent of each Noteholder would be required) by any supplemental indenture proposed pursuant to this Section 9.2 and any such determination shall be binding upon the Holders of all Notes, whether authenticated and delivered thereunder before or after the date upon which such supplemental indenture becomes effective. The AART Indenture Trustee shall not be liable for any such determination made in good faith.

(c) It shall be sufficient if an Act of Noteholders approves the substance, but not the form, of any proposed supplemental indenture.

(d) Promptly after the execution by the Issuing Entity and the AART Indenture Trustee of any supplemental indenture pursuant to this Section 9.2, the AART Indenture Trustee shall mail to the Noteholders to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the AART Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.3 Execution of Supplemental AART Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this AART Indenture, the AART Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this AART Indenture. The AART Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the AART Indenture Trustee’s own rights, duties, liabilities or immunities under this AART Indenture or otherwise.

Section 9.4 Effect of Supplemental AART Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this AART Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this AART Indenture of the AART Indenture Trustee, the Issuing Entity and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this AART Indenture for any and all purposes.

Section 9.5 Conformity with the Trust Indenture Act. Every amendment of this AART Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the TIA as then in effect so long as this AART Indenture shall then be qualified under the TIA.

Section 9.6 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the AART Indenture Trustee shall, bear a notation in form approved by the AART Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuing Entity or the AART Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the AART Indenture Trustee and the Issuing Entity, to any such supplemental indenture may be prepared and executed by the Issuing Entity and authenticated and delivered by the AART Indenture Trustee in exchange for Outstanding Notes of the same class.

ARTICLE X

REDEMPTION OF NOTES

Section 10.1 Redemption. The Notes are subject to redemption in whole, but not in part, upon the exercise by the Administrator (or the Holder of all the Certificates that is not the Depositor or any Affiliate thereof) of its option to purchase the Secured Notes pursuant to Section 8.01 of the Administration Agreement. The date on which such redemption shall occur is the Distribution Date following the Optional Purchase Date identified by the Administrator in its notice of exercise of such purchase option (the “Redemption Date”). The purchase price for the Notes shall be equal to the applicable Redemption Price. The Administrator or the Issuing Entity shall furnish the Rating Agencies notice of such redemption. If the Notes are to be redeemed pursuant to this Section 10.1, the Administrator or the Issuing Entity shall furnish notice thereof to the AART Indenture Trustee not later than twenty-five (25) days prior to the Redemption Date and the AART Indenture Trustee

(based on such notice) shall withdraw from the AART Collection Account and deposit into the Note Distribution Account, on the Redemption Date, the aggregate Redemption Price of the Notes, whereupon all such Notes shall be due and payable on the Redemption Date.

Section 10.2 Form of Redemption Notice. Notice of redemption of the Notes under Section 10.1 shall be given by the AART Indenture Trustee by first-class mail, postage prepaid, mailed not less than five (5) days prior to the applicable Redemption Date to each Noteholder of record at such Noteholder’s address appearing in the Note Register.

(a) All notices of redemption shall state:

(i) the Redemption Date;

(ii) the applicable Redemption Price; and

(iii) the place where Notes are to be surrendered for payment of the Redemption Price (which shall be the Agency Office of the Issuing Entity to be maintained as provided in Section 3.2).

(b) Notice of redemption of the Notes shall be given by the AART Indenture Trustee in the name and at the expense of the Issuing Entity. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

Section 10.3 Notes Payable on Redemption Date. The Notes shall, following notice of redemption as required by Section 10.2, on the Redemption Date cease to be Outstanding for purposes of this AART Indenture and shall thereafter represent only the right to receive the applicable Redemption Price and (unless the Issuing Entity shall default in the payment of such Redemption Price) no interest shall accrue on such Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating such Redemption Price.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Compliance Certificates and Opinions, etc.

(a) Upon any application or request by the Issuing Entity to the AART Indenture Trustee to take any action under any provision of this AART Indenture, the Issuing Entity shall furnish to the AART Indenture Trustee: (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this AART Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section 11.1, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this AART Indenture, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this AART Indenture shall include:

(i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the judgment of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b) (i) Prior to the deposit with the AART Indenture Trustee of any Collateral or other property (such as securities) that is to be made the basis for the release of any property (such as securities) subject to the Lien of this AART Indenture, the Issuing Entity shall, in addition to any obligation imposed in Section 11.1(a) or elsewhere in this AART Indenture, furnish to the AART Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value (within ninety (90) days of such deposit) to the Issuing Entity of the Collateral or other property (such as securities) to be so deposited.

(ii) Whenever the Issuing Entity is required to furnish to the AART Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (b)(i) above, the Issuing Entity shall also deliver to the AART Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuing Entity of the Collateral and other property (such as securities) to be so deposited as the basis of any such withdrawal or release since the commencement of the then current fiscal year of the Issuing Entity, as set forth in the certificates delivered pursuant to clause (b)(i) above and this clause (b)(ii), is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities or other property so deposited, if the fair value thereof to the Issuing Entity as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes.

(iii) Other than with respect to the release of any Administrative Secured Note or any Warranty Secured Note, whenever any property or securities are to be released from the Lien of this AART Indenture, the Issuing Entity shall also furnish to the AART Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value (within ninety (90) days of such release) of the property or securities proposed to be released and stating that in the opinion of such Person the proposed release will not impair the security under this AART Indenture in contravention of the provisions of this AART Indenture.

(iv) Whenever the Issuing Entity is required to furnish to the AART Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signatory thereof as to the matters described in clause (b)(iii) above, the Issuing Entity shall also furnish to the AART Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than Administrative Secured Notes or Warranty Secured Notes, proposed to be released from the Lien of this AART Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause (b)(iii) above and this clause (b)(iv), equals 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any release of securities or other property proposed to be released if the fair value of the securities or other property proposed to be released as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Notes.

(v) Notwithstanding Section 2.9 or any other provision of this Section 11.1, the Issuing Entity may (A) collect, liquidate, sell or otherwise dispose of the Secured Notes as and to the extent permitted or required by the AART Transaction Documents, (B) make cash payments out of the Designated Accounts and the Certificate Distribution Account as and to the extent permitted or required by the AART Transaction Documents and (C) take any other action not inconsistent with the TIA.

Section 11.2 Form of Documents Delivered to AART Indenture Trustee.

(a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b) Any certificate or opinion of an Authorized Officer of the Issuing Entity may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that any certificate, opinion or representation with respect to the matters upon which his certificate or opinion is based is erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Administrator, the Depositor or the Issuing Entity, stating that the information with respect to such factual matters is in the possession of the Administrator, the Depositor or the Issuing Entity, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

(c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this AART Indenture, they may, but need not, be consolidated and form one instrument.

(d) Whenever in this AART Indenture, in connection with any application or certificate or report to the AART Indenture Trustee, it is provided that the Issuing Entity shall deliver any document as a condition of the granting of such application, or as evidence of the Issuing Entity’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuing Entity to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the AART Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 11.3 Acts of Noteholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this AART Indenture to be given or taken by Noteholders or a class of Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the AART Indenture Trustee, and, where it is hereby expressly required, to the Issuing Entity. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders, as applicable, signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this AART Indenture and (subject to Section 6.1) conclusive in favor of the AART Indenture Trustee and the Issuing Entity, if made in the manner provided in this Section 11.3.

(b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the AART Indenture Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes (or any one or more Predecessor Notes) shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the AART Indenture Trustee or the Issuing Entity in reliance thereon, whether or not notation of such action is made upon such Note.

Section 11.4 Notices, etc., to AART Indenture Trustee, Issuing Entity and Rating Agencies.

(a) Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this AART Indenture to be made upon, given or furnished to or filed with:

(i) the AART Indenture Trustee by any Noteholder or by the Issuing Entity shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the AART Indenture Trustee at its Corporate Trust Office; or

(ii) the Issuing Entity by the AART Indenture Trustee or any Noteholder shall be sufficient for every purpose hereunder if in writing and either sent by electronic facsimile transmission (with hard copy to follow via first-class mail) or mailed, by certified mail, return receipt requested to the Issuing Entity and the AART Owner Trustee at the address specified in Part III of Appendix A to the Administration Agreement.

(b) The Issuing Entity shall promptly transmit any notice received by it from the Noteholders to the AART Indenture Trustee. The AART Indenture Trustee or the AART Owner Trustee shall likewise promptly transmit any notice received by it from the Noteholders to the Issuing Entity and, if such notice is a Repurchase Request, to the Depositor.

(c) Notices required to be given to the Rating Agencies by the Issuing Entity and the AART Indenture Trustee shall be delivered as specified in Part III of Appendix A to the Administration Agreement.

Section 11.5 Notices to Noteholders; Waiver.

(a) Where this AART Indenture provides for notice to the Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if it is in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Person’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. If notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

(b) Where this AART Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the AART Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

(c) In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event of Noteholders when such notice is required to be given pursuant to any provision of this AART Indenture, then any manner of giving such notice as shall be satisfactory to the AART Indenture Trustee shall be deemed to be a sufficient giving of such notice.

(d) Where this AART Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an AART Event of Default.

(e) If (i) the AART Indenture Trustee receives a Repurchase Request, (ii) ACOL LLC or Ally Bank does not remove or purchase, as applicable, the Lease Assets related to such Repurchase Request within 180 days of the receipt of such Repurchase Request and (iii) the Depositor notifies the AART Indenture Trustee that such 180-period has expired, the AART Indenture Trustee shall deliver a Repurchase Response Notice to the related Noteholder or Note Owner.

Section 11.6 Alternate Payment and Notice Provisions. Notwithstanding any provision of this AART Indenture or any of the Notes to the contrary, the Issuing Entity may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the AART Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this AART Indenture for such payments or notices. The Issuing Entity shall furnish to the AART Indenture Trustee a copy of each such agreement and the AART Indenture Trustee shall cause payments to be made and notices to be given in accordance with such agreements and at the expense of the Issuing Entity.

Section 11.7 Conflict with the Trust Indenture Act.

(a) If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this AART Indenture by any of the provisions of the TIA, such required provision shall control.

(b) The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this AART Indenture) are a part of and govern this AART Indenture, whether or not physically contained herein.

Section 11.8 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.9 Successors and Assigns.

(a) All covenants and agreements in this AART Indenture and the Notes by the Issuing Entity shall bind its successors and assigns, whether so expressed or not.

(b) All covenants and agreements of the AART Indenture Trustee in this AART Indenture shall bind its successors and assigns, whether so expressed or not.

Section 11.10 Severability. In case any provision in this AART Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.11 Benefits of AART Indenture. Nothing in this AART Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and to the extent expressly provided herein, the Noteholders, the Certificateholders, any other party secured hereunder, any other Person with an ownership interest in any part of the AART Trust Estate [and any holder of a Third Party Instrument], any benefit or any legal or equitable right, remedy or claim under this AART Indenture. [The holder of a Third Party Instrument shall be a third-party beneficiary to this AART Indenture only to the extent that it has any rights specified herein or rights with respect to this AART Indenture specified under the Swap Counterparty Rights Agreement.]

Section 11.12 Legal Holidays. If the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this AART Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 11.13 GOVERNING LAW. THIS AART INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS

THEREOF OR OF ANY OTHER JURISDICTION (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AART INDENTURE SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.14 Counterparts. This AART Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 11.15 Recording of AART Indenture. If this AART Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuing Entity and at its expense accompanied by an Opinion of Counsel (which may be counsel to the AART Indenture Trustee or any other counsel reasonably acceptable to the AART Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the AART Indenture Trustee under this AART Indenture.

Section 11.16 No Recourse. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the AART Owner Trustee or the AART Indenture Trustee on the Notes or under this AART Indenture or any certificate or other writing delivered in connection herewith or therewith, against:

(a) the AART Indenture Trustee or the AART Owner Trustee in its individual capacity;

(b) the Depositor or any other owner of a beneficial interest in the Issuing Entity; or

(c) any partner, owner, beneficiary, agent, officer, director, employee or agent of the AART Indenture Trustee or the AART Owner Trustee in its individual capacity, the Depositor or any other holder of a beneficial interest in the Issuing Entity, the AART Owner Trustee or the AART Indenture Trustee or of any successor or assign of the AART Indenture Trustee or the AART Owner Trustee in its individual capacity (or any of their successors or assigns), except as any such Person may have expressly agreed (it being understood that the AART Indenture Trustee and the AART Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this AART Indenture, in the performance of any duties or obligations of the Issuing Entity hereunder, the AART Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

Section 11.17 No Petition. The AART Indenture Trustee, by entering into this AART Indenture, and each Noteholder or Note Owner, by its acceptance of a Note (or, in the case of a Note Owner, a beneficial interest in a Note) issued hereunder, hereby covenant and agree that they shall not, prior to the date which is one year and one day after the termination of this AART Indenture, acquiesce, petition or otherwise invoke or cause the Depositor or the Issuing Entity to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Issuing Entity under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Issuing Entity or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor or the Issuing Entity under any federal or State bankruptcy or insolvency proceeding.

Section 11.18 Inspection. The Issuing Entity agrees that, on reasonable prior notice, it shall permit any representative of the AART Indenture Trustee, during the Issuing Entity’s normal business hours, to examine all the books of account, records, reports, and other papers of the Issuing Entity, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuing Entity’s affairs, finances and accounts with the Issuing Entity’s officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The AART Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the AART Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

Section 11.19 Indemnification by and Reimbursement of the Administrator. The AART Indenture Trustee acknowledges and agrees to reimburse (i) the Administrator and its directors, officers, employees and agents in accordance with Section 6.03(b) of the Administration Agreement and (ii) the Depositor and its directors, officers, employees and agents in accordance with Section 3.04 of the Trust Sale Agreement. The AART Indenture Trustee further acknowledges and accepts the conditions and limitations with respect to the Administrator’s obligation to indemnify, defend and hold the AART Indenture Trustee harmless as set forth in Section 6.01(a) of the Administration Agreement.

Section 11.20 Subordination. Each Note represents beneficial interests in the Issuing Entity only and does not represent interests in or obligations of the Depositor, the Servicer, the Administrator, the AART Indenture Trustee, the ABLT Indenture Trustee or any Affiliate thereof and no recourse, either directly or indirectly, may be had against such parties or their assets, except as may be expressly set forth or contemplated in the AART Transaction Documents. Except as expressly provided in the AART Transaction Documents, in the event of nonpayment of any amounts with respect to the Notes, each Noteholder shall have no claim against any of the Depositor, the Servicer, the Administrator, the AART Indenture Trustee, the ABLT Indenture Trustee or any Affiliate for any deficiency, loss or claim therefrom. In the event that any of the covenants above of each Noteholder is prohibited by, or declared illegal or otherwise unenforceable against any such Noteholder under applicable law by any court or other authority of competent jurisdiction, and, as a result, a Noteholder is deemed to have an interest in any assets of the Depositor or any Affiliate of the Depositor other than the Issuing Entity, each Noteholder agrees that (i) its claim against any such other assets shall be, and hereby is, subject and subordinate in all respects to the rights of other Persons to whom rights in the other assets have been expressly granted, including to the payment in full of all amounts owing to such entitled Persons, and (ii) the covenant set forth in the preceding clause (i) constitutes a “subordination agreement” within the meaning of, and subject to, Section 510(a) of the Bankruptcy Code.

Section 11.21 Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations. In order to comply with laws, rules and regulations applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the AART Indenture Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the AART Indenture Trustee. Accordingly, the Issuing Entity agrees to provide, and agrees to cause the Administrator to provide, to the AART Indenture Trustee upon its request from time to time such identifying information and documentation as may be reasonably available to such party without undue expense in order to enable the AART Indenture Trustee to comply with applicable law.

ARTICLE XII

[COMPLIANCE WITH THE FDIC RULE; REMEDIES]

Section 12.1 Purpose.

(a) Each of the Noteholders, the Ally Parties and the AART Indenture Trustee acknowledges and agrees that the purpose of this Article XII is to facilitate compliance by the Ally Parties with the provisions of the FDIC Rule. Each of the Noteholders, the Ally Parties and the AART Indenture Trustee acknowledges that the interpretations of the requirements of the FDIC Rule may change over time, whether due to interpretive guidance provided by the FDIC or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees that the provisions set forth in this Article XII shall have the effect and meanings that are appropriate under the FDIC Rule as such meanings change over time on the basis of evolving interpretations of the FDIC Rule.

(b) If any provision of the FDIC Rule is amended, or any interpretive guidance regarding the FDIC Rule is provided by the FDIC or its staff, as a result of which the Issuing Entity determines that an amendment to this Article XII is necessary or desirable, then the Issuing Entity and the AART Indenture Trustee shall be authorized and entitled to amend this Article XII in accordance with such FDIC Rule amendment or guidance, provided that the Issuing Entity delivers to the AART Indenture Trustee an Officer’s Certificate to the effect (i) that such amendment will not have a material adverse effect on the Noteholders or (ii) that such amendment is required to remain in compliance with the FDIC Rule. Nothing in this Section 12.1(b) shall limit the rights of the AART Indenture Trustee pursuant to Section 9.3 or of the ABLT Indenture Trustee pursuant to Section 9.3 of the ABLT Indenture.

(c) As used in this Article XII, but subject to the rules of interpretation specified in Section 12.1(a) and Section 12.1(b), references to (i) the “sponsor” shall mean the Seller, (ii) the “issuing entity” shall mean, collectively, ABLT, the Depositor and the Issuing Entity (except in Section 12.2(e), where such term shall have the meaning in the FDIC Rule), (iii) the “servicer” shall mean the Servicer or Administrator, as applicable, (iv) “obligations” or “securitization obligations” shall mean the Notes, and (v) “financial assets” and “securitized financial assets” shall mean the Lease Assets or the Secured Notes, as the context may require (except in Section 12.2(e), where such term shall have the meaning in the FDIC Rule).

(d) Each of the Ally Parties believes that the transactions and actions contemplated by the Transaction Documents and the Prospectus comply with the requirements of Section 12.2.

Section 12.2 Requirements of FDIC Rule. As required by the FDIC Rule:

(a) Payment of principal and interest on the securitization obligations must be primarily based on the performance of financial assets that are transferred to the issuing entity and, except for interest rate or currency mismatches between the financial assets and the obligations, shall not be contingent on market or credit events that are independent of such financial assets.

(b) The sponsor, issuing entity, and/or servicer, as appropriate, shall make available to investors, information describing the financial assets, obligations, capital structure, compensation of relevant parties, and relevant historical performance data set forth below:

(i) On or prior to issuance of obligations and at the time of delivery of any periodic distribution report and, in any event, at least once per calendar quarter, while obligations are outstanding, information about the obligations and the securitized financial assets shall be disclosed to all potential investors at the financial asset or pool level, as appropriate for the financial assets, and security-level to enable evaluation and analysis of the credit risk and performance of the obligations and financial assets. Such information and its disclosure, at a minimum, shall comply with the requirements of Regulation AB or any successor disclosure requirements for public issuances, even if the obligations are issued in a private placement or are not otherwise required to be registered; provided that information that is unknown or not available to the sponsor or the issuing entity after reasonable investigation may be omitted if the issuing entity includes a statement in the offering documents disclosing that the specific information is otherwise unavailable;

(ii) On or prior to issuance of obligations, the structure of the securitization and the credit and payment performance of the obligations shall be disclosed, including the capital or tranche structure, the priority of payments and specific subordination features; representations and warranties made with respect to the financial assets, the remedies for and the time permitted for cure of any breach of representations and warranties, including the repurchase of financial assets, if applicable; liquidity facilities and any credit enhancements permitted by the FDIC Rule, any waterfall triggers or priority of payment reversal features; and policies governing delinquencies, servicer advances, loss mitigation, and write-offs of financial assets;

(iii) While obligations are outstanding, the issuing entity shall provide to investors information with respect to the credit performance of the obligations and the financial assets, including periodic and cumulative financial asset performance data, delinquency and modification data for the financial assets, substitutions and removal of financial assets, servicer advances, as well as losses that were allocated to such tranche and remaining balance of financial assets supporting such tranche, if applicable, and the percentage of each tranche in relation to the securitization as a whole; and

(iv) The nature and amount of compensation paid to the originator, sponsor, rating agency or third-party advisor, any mortgage or other broker, and the servicer(s), and the extent to which any risk of loss on the underlying assets is retained by any of them for such securitization shall be disclosed. The issuer shall provide to investors while any obligations are outstanding any changes to such information and the amount and nature of payments of any deferred compensation or similar arrangements to any of the parties.

(c) [Prior to the effective date of regulations required under Section 15G of the Securities Exchange Act, 15 U.S.C. 78a et seq., added by Section 941(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (such regulations, the “Section 941 Rules” and such date, the “Section 941 Effective Date”), the sponsor shall retain an economic interest in a material portion, defined as not less than five (5) percent, of the credit risk of the financial assets. This retained interest may be either in the form of an interest of not less than five (5) percent in each of the credit tranches sold or transferred to the investors or in a representative sample of the securitized financial assets equal to not less than five (5) percent of the principal amount of the financial assets at transfer. This retained interest may not be sold or pledged or hedged, except for the hedging of interest rate or currency risk, during the term of the securitization.] [The sponsor at all times shall retain an economic interest in a material portion of the credit risk of the financial assets as required under Section 15G of the Securities Exchange Act, 15 U.S.C. 78a et seq., added by Section 941(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.]

(d) The obligations shall not be predominantly sold to an affiliate (other than a wholly-owned subsidiary consolidated for accounting and capital purposes with the sponsor) or insider of the sponsor.

(e) The sponsor shall separately identify in its financial asset data bases the financial assets transferred into any securitization and shall maintain an electronic or paper copy of the closing documents in a readily accessible form a current list of all of its outstanding securitizations and issuing entities, and the most recent Form 10–K, if applicable, or other periodic financial report for each securitization and issuing entity. The sponsor shall make these records readily available for review by the FDIC promptly upon written request.

(f) To the extent serving as servicer, custodian or paying agent for the securitization, the sponsor shall not comingle amounts received with respect to the financial assets with its own assets except for the time, not to exceed two business days, necessary to clear any payments received.

Section 12.3 Performance. The Issuing Entity agrees to (i) perform the covenants set forth in Section 12.2, except to the extent any such obligation is specifically imposed exclusively on the servicer or the sponsor and (ii) facilitate compliance with this Article XII by all Ally Parties.

Section 12.4 [Effect of Section 941 Rules. Section 12.2(c) hereof shall not be construed to require the sponsor to retain any greater economic interest in the credit risk of the financial assets than is required to comply with the FDIC Rule and other applicable law. Accordingly, upon the Section 941 Effective Date and thereafter, the sponsor shall be entitled to adjust the amount of credit risk that it retains, or the terms under which such credit risk is retained, to the greatest extent elected by the sponsor, so long as the sponsor’s retention shall be in compliance with then Applicable Law. Within a reasonable time after the sponsor has so adjusted the amount or terms of the credit risk it retains, the sponsor shall give notice thereof to the Noteholders, and each of the AART Indenture Trustee and the Ally Parties is authorized and entitled to amend Section 12.2(c), in accordance with and to the extent the Issuing Entity determines necessary or appropriate, to reflect the requirements of the Section 941 Rules.] [Reserved.]

Section 12.5 Actions upon Repudiation.

(a) In the event that the Seller becomes the subject of an insolvency proceeding and the FDIC as receiver or conservator for the Seller exercises its right of repudiation as contemplated by paragraph (d)(4)(ii) of the FDIC Rule, the servicer shall determine whether the FDIC in such capacity will pay damages as provided in such paragraph (d)(4)(ii). Upon making such determination, the servicer shall promptly, and in any event no more than one Business Day thereafter, so notify the ABLT Indenture Trustee and the AART Indenture Trustee.

(b) Upon receipt of the notice specified in Section 12.5(a), the ABLT Indenture Trustee or the AART Indenture Trustee, as applicable, shall determine the date (the “applicable distribution date”) for making a distribution to Noteholders of such damages, which date shall be the earlier of (i) the next Distribution Date on which such damages could be distributed and (ii) the earliest practicable date, as determined by the ABLT Indenture Trustee and the AART Indenture Trustee in their sole discretion subject to Section 6.1, by which the ABLT Indenture Trustee or AART Indenture Trustee, as applicable, could declare a special distribution date, in each case subject to all applicable provisions of this AART Indenture and the ABLT Indenture, applicable law and the procedures of any applicable Clearing Agency. The AART Indenture Trustee and the ABLT Indenture Trustee are authorized and instructed to retain possession and control of the Reserve Account, the AART Collection Account and the ABLT Collection Account, as applicable, and all amounts on deposit therein.

(c) When the applicable distribution date is determined, the servicer shall promptly compute the amount of interest to be paid on each class of Notes on the applicable distribution date, which interest (unless such applicable distribution date is a Distribution Date) shall be the amount accruing up to the applicable distribution date and which shall be computed by pro rating the amount that would otherwise be payable on the next succeeding Distribution Date on the basis of (x) the number (in the case of Notes other than the Class A-1 Notes, not to exceed 30) of days elapsed from such preceding Distribution Date divided by (y) 30. The servicer shall notify the AART Indenture Trustee of the applicable amounts of principal and interest to be paid on each class of Notes not later than the Business Day following the day on which the applicable distribution date is determined.

(d) If the applicable distribution date is a special distribution date, the AART Indenture Trustee shall (i) declare such special distribution date (the record date for which shall be the close of business on the day immediately preceding such special distribution date or, with respect to any Definitive Note, as the last day of the immediately preceding Monthly Period), (ii) declare a special distribution to Noteholders consisting of unpaid interest on each Note and the outstanding principal balance of each Note and (iii) deliver notice to the Noteholders of such special distribution date and special distribution.

(e) Following payment by the FDIC of such damages,

(i) such damages shall be deposited into the Note Distribution Account;

(ii) the servicer shall promptly, and no later than one Business Day after such damages have been paid by the FDIC, (i) compute the amount, if any, required to be withdrawn from available funds in the Reserve Account (and, if necessary, the

ABLT Collection Account) and transferred to the Note Distribution Account so that the amount on deposit in the Note Distribution Account shall equal the aggregate amount to be distributed as specified in Section 12.5(c), and (ii) promptly inform the ABLT Indenture Trustee and AART Indenture Trustee of such computations;

(iii) on the applicable distribution date, the ABLT Indenture Trustee and the AART Indenture Trustee, as applicable, shall, based solely on the computations by the servicer in Section 12.5(e), first, withdraw from monies on deposit in the Reserve Account and, if necessary, monies on deposit in the ABLT Collection Account the amount so computed and cause such amount to be deposited into the Note Distribution Account and second, cause all amounts deposited in the Note Distribution Account pursuant to this Section 12.5 to be applied in accordance with Section 2.7(c), to the extent of the amounts available for application pursuant thereto (but distributing to each class the amount of interest computed by the servicer pursuant to Section 12.5(c), rather than the amount specified in Section 2.7(c)); and

(f) Any funds remaining in the Note Distribution Account, the ABLT Collection Account and the Reserve Account shall be distributed on the earlier of (x) the date, if any, specified in the Trust Agreement and (y) the following Distribution Date (or on such applicable distribution date, if it is a Distribution Date), such distributions to be made in accordance with the applicable provisions of the Transaction Documents, with the servicer to adjust the amounts of such distributions in the Administrator’s Accounting or the Servicer’s Accounting, as applicable, to take into account the amounts distributed on the applicable distribution date.

Section 12.6 Notice.

(a) In the event that the Seller becomes the subject of an insolvency proceeding and the FDIC as receiver or conservator provides a written notice of repudiation as contemplated by paragraph (d)(4)(ii) of the FDIC Rule, the party receiving such notice shall promptly deliver such notice to each of the Ally Parties and the AART Indenture Trustee.

(b) If the FDIC (i) is appointed as a conservator or receiver of the Seller and (ii) is in default in the payment of principal or interest when due following the expiration of any cure period hereunder or under the other AART Transaction Documents, the AART Indenture Trustee at the direction of the Holders of at least 25% of the Outstanding Amount of the Controlling Class, the Administrator or a Noteholder shall be entitled to deliver written notice to the FDIC requesting the exercise of contractual rights hereunder and under the other AART Transaction Documents.

Section 12.7 Reservation of Rights. Neither the inclusion of this Article XII in this AART Indenture nor the compliance by any Person with, or the acknowledgment by any Person of, this Article’s provisions constitutes an agreement or acknowledgment by any Person that, in the case of an insolvency proceeding with respect to Ally Bank, a receiver or conservator will have any rights with respect to the AART Trust Estate.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the Issuing Entity and the AART Indenture Trustee have caused this AART Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

ALLY AUTO RECEIVABLES TRUST 20 -SN

By:
Name:
Title:

[ ], not in its individual capacity but solely as AART Indenture Trustee

By:
Name:
Title:

EXHIBIT A-1

FORM OF

CLASS [A-    ][B][C] FIXED RATE NOTES

REGISTERED	$
No. R-
Interest Rate: [ ]% per annum

SEE REVERSE FOR CERTAIN DEFINITIONS AND OTHER INFORMATION

CUSIP NO. [    ]

EACH NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A NOTE (OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE) WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (1) IT IS NOT ACQUIRING THE NOTE WITH THE PLAN ASSETS OF (A) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (B) A “PLAN” SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR A PLAN IN SUCH ENTITY OR (D) ANY OTHER PLAN THAT IS SUBJECT TO ANY LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR (2) THE ACQUISITION AND HOLDING OF THE NOTE WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SUBSTANTIALLY SIMILAR APPLICABLE LAW.

EACH NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A NOTE (OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE), COVENANTS AND AGREES THAT NO RECOURSE MAY BE TAKEN, DIRECTLY OR INDIRECTLY, WITH RESPECT TO THE OBLIGATIONS OF THE ISSUING ENTITY, THE AART OWNER TRUSTEE OR THE AART INDENTURE TRUSTEE ON THE NOTES OR UNDER THE AART INDENTURE OR ANY CERTIFICATE OR OTHER WRITING DELIVERED IN CONNECTION THEREWITH, AGAINST (i) THE AART INDENTURE TRUSTEE OR THE AART OWNER TRUSTEE IN THEIR INDIVIDUAL CAPACITIES, (ii) THE DEPOSITOR OR ANY OTHER OWNER OF A BENEFICIAL INTEREST IN THE ISSUING ENTITY OR (iii) ANY PARTNER, OWNER, BENEFICIARY, AGENT, OFFICER, DIRECTOR OR EMPLOYEE OF THE ISSUING ENTITY, THE AART OWNER TRUSTEE OR AART INDENTURE TRUSTEE IN ITS INDIVIDUAL CAPACITY, ANY CERTIFICATEHOLDER OR ANY HOLDER OF A BENEFICIAL INTEREST IN THE ISSUING ENTITY, THE AART OWNER TRUSTEE OR THE AART INDENTURE TRUSTEE OR OF ANY SUCCESSOR OR ASSIGN OF THE AART OWNER TRUSTEE OR THE AART INDENTURE TRUSTEE IN THEIR INDIVIDUAL CAPACITIES, EXCEPT AS ANY SUCH PERSON MAY HAVE EXPRESSLY AGREED AND EXCEPT THAT ANY SUCH PARTNER, OWNER OR

Ex. A-1-1

BENEFICIARY SHALL BE FULLY LIABLE, TO THE EXTENT PROVIDED BY APPLICABLE LAW, FOR ANY UNPAID CONSIDERATION FOR STOCK, UNPAID CAPITAL CONTRIBUTION OR FAILURE TO PAY ANY INSTALLMENT OR CALL OWING TO SUCH ENTITY.

EACH NOTEHOLDER OR NOTE OWNER, BY ITS ACCEPTANCE OF A NOTE (OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE), COVENANTS AND AGREES THAT BY ACCEPTING THE BENEFITS OF THE AART INDENTURE SUCH NOTEHOLDER OR NOTE OWNER WILL NOT, PRIOR TO THE DATE WHICH IS ONE YEAR AND ONE DAY AFTER THE TERMINATION OF THE AART INDENTURE WITH RESPECT TO THE ISSUING ENTITY, ACQUIESCE, PETITION OR OTHERWISE INVOKE OR CAUSE THE DEPOSITOR OR THE ISSUING ENTITY TO INVOKE THE PROCESS OF ANY COURT OR GOVERNMENT AUTHORITY FOR THE PURPOSE OF COMMENCING OR SUSTAINING A CASE AGAINST THE DEPOSITOR OR THE ISSUING ENTITY UNDER ANY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY, REORGANIZATION OR SIMILAR LAW OR APPOINTING A RECEIVER, LIQUIDATOR, ASSIGNEE, TRUSTEE, CUSTODIAN, SEQUESTRATOR OR OTHER SIMILAR OFFICIAL OF THE DEPOSITOR OR THE ISSUING ENTITY OR ANY SUBSTANTIAL PART OF THE PROPERTY OF EITHER OF THEM, OR ORDERING THE WINDING UP OR LIQUIDATION OF THE AFFAIRS OF THE DEPOSITOR OR THE ISSUING ENTITY UNDER ANY FEDERAL OR STATE BANKRUPTCY OR INSOLVENCY PROCEEDING.

EACH NOTEHOLDER BY ACCEPTING A NOTE (OR ANY INTEREST THEREIN) ACKNOWLEDGES THAT SUCH PERSON’S NOTE (OR INTEREST THEREIN) REPRESENTS BENEFICIAL INTERESTS IN THE ISSUING ENTITY ONLY AND DOES NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE SERVICER, THE ADMINISTRATOR, THE ABLT OWNER TRUSTEE, THE ABLT INDENTURE TRUSTEE, THE AART INDENTURE TRUSTEE OR ANY AFFILIATE THEREOF AND NO RECOURSE, EITHER DIRECTLY OR INDIRECTLY, MAY BE HAD AGAINST SUCH PARTIES OR THEIR ASSETS, EXCEPT AS MAY BE EXPRESSLY SET FORTH OR CONTEMPLATED IN THE TRANSACTION DOCUMENTS. EACH NOTEHOLDER BY THE ACCEPTANCE OF A NOTE (OR INTEREST THEREIN) AGREES THAT EXCEPT AS EXPRESSLY PROVIDED IN THE TRANSACTION DOCUMENTS, IN THE EVENT OF NONPAYMENT OF ANY AMOUNTS WITH RESPECT TO THE NOTES, IT SHALL HAVE NO CLAIM AGAINST ANY OF DEPOSITOR, THE SERVICER, THE ADMINISTRATOR, THE ABLT OWNER TRUSTEE, THE ABLT INDENTURE TRUSTEE, THE AART INDENTURE TRUSTEE OR ANY AFFILIATE FOR ANY DEFICIENCY, LOSS OR CLAIM THEREFROM. IN THE EVENT THAT ANY OF THE FOREGOING COVENANTS OF EACH NOTEHOLDER IS PROHIBITED BY, OR DECLARED ILLEGAL OR OTHERWISE UNENFORCEABLE AGAINST ANY SUCH NOTEHOLDER UNDER APPLICABLE LAW BY ANY COURT OR OTHER AUTHORITY OF COMPETENT JURISDICTION, AND, AS A RESULT, A NOTEHOLDER IS DEEMED TO HAVE AN INTEREST IN ANY ASSETS OF THE DEPOSITOR OR ANY AFFILIATE OF THE DEPOSITOR OTHER THAN THE ISSUING ENTITY, EACH NOTEHOLDER AGREES THAT (I) ITS CLAIM AGAINST ANY SUCH OTHER ASSETS SHALL BE, AND HEREBY IS, SUBJECT AND SUBORDINATE IN ALL RESPECTS TO THE RIGHTS OF OTHER

Ex. A-1-2

PERSONS TO WHOM RIGHTS IN THE OTHER ASSETS HAVE BEEN EXPRESSLY GRANTED, INCLUDING TO THE PAYMENT IN FULL OF ALL AMOUNTS OWING TO SUCH ENTITLED PERSONS, AND (II) THE COVENANT SET FORTH IN THE PRECEDING CLAUSE (I) CONSTITUTES A “SUBORDINATION AGREEMENT” WITHIN THE MEANING OF, AND SUBJECT TO, SECTION 510(A) OF THE BANKRUPTCY CODE.

EACH NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A NOTE (OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE), EXPRESSES ITS INTENTION THAT THE NOTE QUALIFIES UNDER APPLICABLE TAX LAW AS INDEBTEDNESS SECURED BY THE COLLATERAL AND, UNLESS OTHERWISE REQUIRED BY APPROPRIATE TAXING AUTHORITIES, AGREES TO TREAT THE NOTES AS INDEBTEDNESS SECURED BY THE COLLATERAL FOR THE PURPOSE OF FEDERAL INCOME TAXES, STATE AND LOCAL INCOME AND FRANCHISE TAXES AND ANY OTHER TAXES IMPOSED UPON, MEASURED BY OR BASED UPON GROSS OR NET INCOME.

EACH NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A NOTE OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE, ACKNOWLEDGES AND AGREES THAT THE PURPOSE OF ARTICLE XII OF THE AART INDENTURE IS TO FACILITATE COMPLIANCE WITH THE FDIC RULE BY ALLY BANK, THE DEPOSITOR, THE ADMINISTRATOR AND THE ISSUING ENTITY AND THAT THE INTERPRETATIONS OF THE REQUIREMENTS OF THE FDIC RULE MAY CHANGE OVER TIME, WHETHER DUE TO INTERPRETIVE GUIDANCE PROVIDED BY THE FDIC OR ITS STAFF, CONSENSUS AMONG PARTICIPANTS IN THE ASSET-BACKED SECURITIES MARKETS, ADVICE OF COUNSEL, OR OTHERWISE, AND AGREES THAT THE PROVISIONS SET FORTH IN ARTICLE XII OF THE AART INDENTURE SHALL HAVE THE EFFECT AND MEANINGS THAT ARE APPROPRIATE UNDER THE FDIC RULE AS SUCH MEANINGS CHANGE OVER TIME ON THE BASIS OF EVOLVING INTERPRETATIONS OF THE FDIC RULE.

The principal of this Class [A-    ][B][C] Note is payable as set forth herein. Accordingly, the outstanding principal amount of this Class [A-    ][B][C] Note at any time may be less than the amount shown on the face hereof.

[Unless this Class [A-    ][B][C] Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuing Entity or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

Ex. A-1-3

ALLY AUTO RECEIVABLES TRUST 20    -SN

CLASS [A-    ][B][C] FIXED RATE NOTES

[            ], 20[    ]

ALLY AUTO RECEIVABLES TRUST 20    -SN  , a statutory trust formed and existing under the laws of the State of Delaware (herein referred to as the “Issuing Entity”), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                      DOLLARS ($        ) or such lesser outstanding amount as may be payable in accordance with the AART Indenture (as defined on the reverse side of this Note), on each Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction, the numerator of which is the initial principal amount hereof and the denominator of which is the initial aggregate principal amount for the Class [A-    ][B][C] Note by (ii) the aggregate amount, if any, payable on such Distribution Date from the Note Distribution Account in respect of principal on the Class [A-    ][B][C] Note pursuant to Sections 2.7, 3.1 and 8.2(c) of the AART Indenture; provided, however, that the entire unpaid principal amount of this Class [A-    ][B][C] Note shall be due and payable on [                    ] (the “Final Scheduled Distribution Date”), unless this Class [A-    ][B][C] Note is earlier redeemed, pursuant to Section 10.1 of the AART Indenture, in which case such unpaid principal amount shall be due on the Redemption Date. The Issuing Entity shall pay interest on this Class [A-    ][B][C] Note at the rate per annum shown above on each Distribution Date in accordance with the terms of the AART Indenture until the principal of this Class [A-    ][B][C] Note is paid or made available for payment on the principal amount of this Class [A-    ][B][C] Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date (or, for the initial Distribution Date, the outstanding principal balance on the Closing Date)). Interest on the Class [A-    ][B][C] Note will accrue from and including the Closing Date at the rate per annum shown above, and will be payable on each Distribution Date in an amount equal to the Aggregate Noteholders’ Interest Distributable Amount on such Distribution Date for the Class [A-    ][B][C] Notes. Interest will be computed on the basis of a 360-day year of twelve 30-day months (or, in the case of the initial Distribution Date, a      day period). Such principal of and interest on this Class [A-    ][B][C] Note shall be paid in the manner specified in the AART Indenture. All interest payments on this Class [A-    ][B][C] Note on any Distribution Date shall be made pro rata to the Class [A-    ][B][C] Noteholders entitled thereto.

The principal of and interest on this Class [A-    ][B][C] Note are payable in such coin or currency of the United States of America which, at the time of payment, is legal tender for payment of public and private debts. All payments made by the Issuing Entity with respect to this Class [A-    ][B][C] Note shall be applied first to interest due and payable on this Class [A-    ][B][C] Note as provided above and then to the unpaid principal of this Class [A-    ][B][C] Note as provided above.

Reference is made to the further provisions of this Class [A-    ][B][C] Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class [A-    ][B][C] Note.

Ex. A-1-4

Unless the certificate of authentication hereon has been executed by the AART Indenture Trustee whose name appears below by manual signature, this Class [A-    ][B][C] Note shall not be entitled to any benefit under the AART Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuing Entity has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the day and year first above written.

ALLY AUTO RECEIVABLES TRUST 20 -SN

By:
Name:
Title:

Ex. A-1-5

AART INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned AART Indenture.

[ ], not in its
individual capacity but solely as AART Indenture Trustee

By:
Name:
Title:

Ex. A-1-6

REVERSE OF NOTE

This Note is one of a duly authorized issue of Notes of the Issuing Entity, designated as its Class [A-    ][B][C]Fixed Rate Asset Backed Notes (herein called the “Class [A-    ][B][C] Notes”), all issued under an AART Indenture, dated as of [            ], 20[    ] (such AART Indenture, as supplemented or amended, is herein called the “AART Indenture”), between the Issuing Entity and [                    ], as trustee (the “AART Indenture Trustee”, which term includes any successor trustee under the AART Indenture), to which AART Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuing Entity, the AART Indenture Trustee and the Noteholders. The Class [A-    ][B][C] Notes are one of three duly authorized classes of Notes of the Issuing Entity issued pursuant to the AART Indenture (collectively, as to all Notes of all such classes, the “Notes”). The Notes are governed by and subject to all terms of the AART Indenture (which terms are incorporated herein and made a part hereof), to which AART Indenture the Holder of this Note by virtue of acceptance hereof assents and by which such Holder is bound. All capitalized terms used and not otherwise defined in this Note that are defined in the AART Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the AART Indenture.

The Class [A-    ][B][C] Notes and all other Notes issued pursuant to the AART Indenture are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the AART Indenture.

Each Noteholder or Note Owner, by acceptance of a Note (or, in the case of a Note Owner, a beneficial interest in a Note) will be deemed to represent and warrant that either (1) it is not acquiring the Note with the plan assets of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a “plan” subject to Section 4975 of the Code, (c) any entity whose underlying assets include plan assets by reason of investment by an employee benefit plan or a plan in such entity or (d) any other plan that is subject to any law that is substantially similar to Title I of ERISA or Section 4975 of the Code or (2) the acquisition and holding of the Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any substantially similar applicable law.

Each Noteholder or Note Owner, by acceptance of a Note (or, in the case of a Note Owner, a beneficial interest in a Note), covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity or the AART Indenture Trustee on the Notes or under the AART Indenture or any certificate or other writing delivered in connection therewith, against (I) the AART Indenture Trustee or the AART Owner Trustee in their individual capacities, (II) the Depositor or any other owner of a beneficial interest in the Issuing Entity or (III) any partner, owner, beneficiary, officer, director, employee or agent of the AART Indenture Trustee or the AART Owner Trustee in their individual capacities, any Certificateholder or any holder of a beneficial interest in the Issuing Entity, the AART Owner Trustee or AART Indenture Trustee or of any successor or assign of the AART Indenture Trustee or the AART Owner Trustee in their individual capacities, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Ex. A-1-7

Each Noteholder or Note Owner, by its acceptance of a Note (or, in the case of a Note Owner, a beneficial interest in a Note), covenants and agrees that by accepting the benefits of the AART Indenture such Noteholder or Note Owner will not, prior to the date which is one year and one day after the termination of the AART Indenture with respect to the Issuing Entity, acquiesce, petition or otherwise invoke or cause the Depositor or the Issuing Entity to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Issuing Entity under any federal or State bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Issuing Entity or any substantial part of the property of either of them, or ordering the winding up or liquidation of the affairs of the Depositor or the Issuing Entity under any federal or State bankruptcy or insolvency proceeding.

Each Noteholder or holder of an interest in a Note, by acceptance of such Note or such interest therein, agrees to provide to the AART Indenture Trustee, any Paying Agent or the Issuing Entity, as applicable, upon its request, the Noteholder Tax Identification Information and, to the extent FATCA Withholding Tax is applicable, the Noteholder FATCA Information. In addition, each Noteholder or holder of an interest in a Note, by acceptance of such Note or such interest therein, agrees that the AART Indenture Trustee has the right to withhold any amounts of interest (properly withholdable under law and without any corresponding gross-up) payable to a Noteholder or holder of an interest in a Note that fails to comply with the requirements of the preceding sentence.

Each Noteholder by accepting a note (or any interest therein) acknowledges that such Person’s note (or interest therein) represents beneficial interests in the Issuing Entity only and does not represent interests in or obligations of the Depositor, the Servicer, the Administrator, the ABLT Owner Trustee, the ABLT Indenture Trustee, the AART Indenture Trustee, the AART Owner Trustee or any Affiliate thereof and no recourse, either directly or indirectly, may be had against such parties or their assets, except as may be expressly set forth or contemplated in the Transaction Documents. Each Noteholder by the acceptance of a Note (or interest therein) agrees that except as expressly provided in the Transaction Documents, in the event of nonpayment of any amounts with respect to the Notes, it shall have no claim against any of Depositor, the Servicer, the Administrator, the ABLT Owner Trustee, the ABLT Indenture Trustee, the AART Indenture Trustee, the AART Owner Trustee or any Affiliate for any deficiency, loss or claim therefrom. In the event that any of the foregoing covenants of each Noteholder is prohibited by, or declared illegal or otherwise unenforceable against any such Noteholder under applicable law by any court or other authority of competent jurisdiction, and, as a result, a Noteholder is deemed to have an interest in any assets of the Depositor or any Affiliate of the Depositor other than the Issuing Entity, each Noteholder agrees that (i) its claim against any such other assets shall be, and hereby is, subject and subordinate in all respects to the rights of other Persons to whom rights in the other assets have been expressly granted, including to the payment in full of all amounts owing to such entitled Persons, and (ii) the covenant set forth in the preceding clause (i) constitutes a “subordination agreement” within the meaning of, and subject to, Section 510(a) of the Bankruptcy Code.

Each Noteholder or Note Owner, by acceptance of a Note (or, in the case of a Note Owner, a beneficial interest in a Note), expresses its intention that the Note qualifies under applicable tax law as indebtedness secured by the Collateral and, unless otherwise required by

Ex. A-1-8

appropriate taxing authorities, agrees to treat the Notes as indebtedness secured by the Collateral for the purpose of federal income taxes, State and local income and franchise taxes and any other taxes imposed upon, measured by or based upon gross or net income.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, acknowledges and agrees that the purpose of Article XII of the AART Indenture is to facilitate compliance with the FDIC Rule by Ally Bank, the Depositor, the Administrator and the Issuing Entity and that the interpretations of the requirements of the FDIC Rule may change over time, whether due to interpretive guidance provided by the FDIC or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees that the provisions set forth in Article XII of the AART Indenture shall have the effect and meanings that are appropriate under the FDIC Rule as such meanings change over time on the basis of evolving interpretations of the FDIC Rule.

Prior to the due presentment for registration of transfer of this Note, the Issuing Entity, the AART Indenture Trustee and any agent of the Issuing Entity or the AART Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the AART Indenture) is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Issuing Entity, the AART Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The AART Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuing Entity and the rights of the Noteholders under the AART Indenture at any time by the Issuing Entity with the consent of the Holders of Notes representing a majority of the Outstanding Amount of the Controlling Class. The AART Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Controlling Class, on behalf of the Holders of all the Notes, to waive compliance by the Issuing Entity with certain provisions of the AART Indenture and certain past defaults under the AART Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The AART Indenture also permits the AART Indenture Trustee to amend or waive certain terms and conditions set forth in the AART Indenture without the consent of the Noteholders.

The term “Issuing Entity” as used in this Note includes any successor to the Issuing Entity under the AART Indenture.

The Issuing Entity is permitted by the AART Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the AART Indenture Trustee and the Holders of Notes under the AART Indenture.

The Notes are issuable only in registered form in denominations as provided in the AART Indenture, subject to certain limitations therein set forth.

THIS NOTE AND THE AART INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER

Ex. A-1-9

JURISDICTION (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

No reference herein to the AART Indenture and no provision of this Note or of the AART Indenture shall alter or impair the obligation of the Issuing Entity, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the AART Transaction Documents, neither the Depositor, the Administrator, the AART Owner Trustee, nor the AART Indenture Trustee in their respective individual capacities, any owner of a beneficial interest in the Issuing Entity, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the AART Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the AART Owner Trustee, solely in its capacity as AART Owner Trustee, in respect of the assets of the Issuing Entity. The Holder of this Note by the acceptance hereof agrees that, except as expressly provided in the AART Transaction Documents, in the case of an AART Event of Default, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuing Entity for any and all liabilities, obligations and undertakings contained in the AART Indenture or in this Note.

Ex. A-1-10

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                                              , as attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:		[1]
Signature Guaranteed:

[1]	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

Ex. A-1-11

EXHIBIT A-2

FORM OF

CLASS [A-    ] FLOATING RATE NOTES

REGISTERED	$
No. R-
Interest Rate: LIBOR + [ ]% per annum

SEE REVERSE FOR CERTAIN DEFINITIONS AND OTHER INFORMATION

CUSIP NO. [    ]

EACH NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A NOTE (OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE) WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (1) IT IS NOT ACQUIRING THE NOTE WITH THE PLAN ASSETS OF (A) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (B) A “PLAN” SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR A PLAN IN SUCH ENTITY OR (D) ANY OTHER PLAN THAT IS SUBJECT TO ANY LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR (2) THE ACQUISITION AND HOLDING OF THE NOTE WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SUBSTANTIALLY SIMILAR APPLICABLE LAW.

EACH NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A NOTE (OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE), COVENANTS AND AGREES THAT NO RECOURSE MAY BE TAKEN, DIRECTLY OR INDIRECTLY, WITH RESPECT TO THE OBLIGATIONS OF THE ISSUING ENTITY, THE AART OWNER TRUSTEE OR THE AART INDENTURE TRUSTEE ON THE NOTES OR UNDER THE AART INDENTURE OR ANY CERTIFICATE OR OTHER WRITING DELIVERED IN CONNECTION THEREWITH, AGAINST (i) THE AART INDENTURE TRUSTEE OR THE AART OWNER TRUSTEE IN THEIR INDIVIDUAL CAPACITIES, (ii) THE DEPOSITOR OR ANY OTHER OWNER OF A BENEFICIAL INTEREST IN THE ISSUING ENTITY OR (iii) ANY PARTNER, OWNER, BENEFICIARY, AGENT, OFFICER, DIRECTOR OR EMPLOYEE OF THE ISSUING ENTITY, THE AART OWNER TRUSTEE OR AART INDENTURE TRUSTEE IN ITS INDIVIDUAL CAPACITY, ANY CERTIFICATEHOLDER OR ANY HOLDER OF A BENEFICIAL INTEREST IN THE ISSUING ENTITY, THE AART OWNER TRUSTEE OR THE AART INDENTURE TRUSTEE OR OF ANY SUCCESSOR OR ASSIGN OF THE AART OWNER TRUSTEE OR THE AART INDENTURE TRUSTEE IN THEIR INDIVIDUAL CAPACITIES, EXCEPT AS ANY SUCH PERSON MAY HAVE EXPRESSLY AGREED AND EXCEPT THAT ANY SUCH PARTNER, OWNER OR

Ex. A-2-1

BENEFICIARY SHALL BE FULLY LIABLE, TO THE EXTENT PROVIDED BY APPLICABLE LAW, FOR ANY UNPAID CONSIDERATION FOR STOCK, UNPAID CAPITAL CONTRIBUTION OR FAILURE TO PAY ANY INSTALLMENT OR CALL OWING TO SUCH ENTITY.

EACH NOTEHOLDER OR NOTE OWNER, BY ITS ACCEPTANCE OF A NOTE (OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE), COVENANTS AND AGREES THAT BY ACCEPTING THE BENEFITS OF THE AART INDENTURE SUCH NOTEHOLDER OR NOTE OWNER WILL NOT, PRIOR TO THE DATE WHICH IS ONE YEAR AND ONE DAY AFTER THE TERMINATION OF THE AART INDENTURE WITH RESPECT TO THE ISSUING ENTITY, ACQUIESCE, PETITION OR OTHERWISE INVOKE OR CAUSE THE DEPOSITOR OR THE ISSUING ENTITY TO INVOKE THE PROCESS OF ANY COURT OR GOVERNMENT AUTHORITY FOR THE PURPOSE OF COMMENCING OR SUSTAINING A CASE AGAINST THE DEPOSITOR OR THE ISSUING ENTITY UNDER ANY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY, REORGANIZATION OR SIMILAR LAW OR APPOINTING A RECEIVER, LIQUIDATOR, ASSIGNEE, TRUSTEE, CUSTODIAN, SEQUESTRATOR OR OTHER SIMILAR OFFICIAL OF THE DEPOSITOR OR THE ISSUING ENTITY OR ANY SUBSTANTIAL PART OF THE PROPERTY OF EITHER OF THEM, OR ORDERING THE WINDING UP OR LIQUIDATION OF THE AFFAIRS OF THE DEPOSITOR OR THE ISSUING ENTITY UNDER ANY FEDERAL OR STATE BANKRUPTCY OR INSOLVENCY PROCEEDING.

EACH NOTEHOLDER BY ACCEPTING A NOTE (OR ANY INTEREST THEREIN) ACKNOWLEDGES THAT SUCH PERSON’S NOTE (OR INTEREST THEREIN) REPRESENTS BENEFICIAL INTERESTS IN THE ISSUING ENTITY ONLY AND DOES NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE SERVICER, THE ADMINISTRATOR, THE ABLT OWNER TRUSTEE, THE ABLT INDENTURE TRUSTEE, THE AART INDENTURE TRUSTEE OR ANY AFFILIATE THEREOF AND NO RECOURSE, EITHER DIRECTLY OR INDIRECTLY, MAY BE HAD AGAINST SUCH PARTIES OR THEIR ASSETS, EXCEPT AS MAY BE EXPRESSLY SET FORTH OR CONTEMPLATED IN THE TRANSACTION DOCUMENTS. EACH NOTEHOLDER BY THE ACCEPTANCE OF A NOTE (OR INTEREST THEREIN) AGREES THAT EXCEPT AS EXPRESSLY PROVIDED IN THE TRANSACTION DOCUMENTS, IN THE EVENT OF NONPAYMENT OF ANY AMOUNTS WITH RESPECT TO THE NOTES, IT SHALL HAVE NO CLAIM AGAINST ANY OF DEPOSITOR, THE SERVICER, THE ADMINISTRATOR, THE ABLT OWNER TRUSTEE, THE ABLT INDENTURE TRUSTEE, THE AART INDENTURE TRUSTEE OR ANY AFFILIATE FOR ANY DEFICIENCY, LOSS OR CLAIM THEREFROM. IN THE EVENT THAT ANY OF THE FOREGOING COVENANTS OF EACH NOTEHOLDER IS PROHIBITED BY, OR DECLARED ILLEGAL OR OTHERWISE UNENFORCEABLE AGAINST ANY SUCH NOTEHOLDER UNDER APPLICABLE LAW BY ANY COURT OR OTHER AUTHORITY OF COMPETENT JURISDICTION, AND, AS A RESULT, A NOTEHOLDER IS DEEMED TO HAVE AN INTEREST IN ANY ASSETS OF THE DEPOSITOR OR ANY AFFILIATE OF THE DEPOSITOR OTHER THAN THE ISSUING ENTITY, EACH NOTEHOLDER AGREES THAT (I) ITS CLAIM AGAINST ANY SUCH OTHER ASSETS SHALL BE, AND HEREBY IS, SUBJECT AND SUBORDINATE IN ALL RESPECTS TO THE RIGHTS OF OTHER

Ex. A-2-2

PERSONS TO WHOM RIGHTS IN THE OTHER ASSETS HAVE BEEN EXPRESSLY GRANTED, INCLUDING TO THE PAYMENT IN FULL OF ALL AMOUNTS OWING TO SUCH ENTITLED PERSONS, AND (II) THE COVENANT SET FORTH IN THE PRECEDING CLAUSE (I) CONSTITUTES A “SUBORDINATION AGREEMENT” WITHIN THE MEANING OF, AND SUBJECT TO, SECTION 510(A) OF THE BANKRUPTCY CODE.

EACH NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A NOTE (OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE), EXPRESSES ITS INTENTION THAT THE NOTE QUALIFIES UNDER APPLICABLE TAX LAW AS INDEBTEDNESS SECURED BY THE COLLATERAL AND, UNLESS OTHERWISE REQUIRED BY APPROPRIATE TAXING AUTHORITIES, AGREES TO TREAT THE NOTES AS INDEBTEDNESS SECURED BY THE COLLATERAL FOR THE PURPOSE OF FEDERAL INCOME TAXES, STATE AND LOCAL INCOME AND FRANCHISE TAXES AND ANY OTHER TAXES IMPOSED UPON, MEASURED BY OR BASED UPON GROSS OR NET INCOME.

EACH NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A NOTE OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE, ACKNOWLEDGES AND AGREES THAT THE PURPOSE OF ARTICLE XII OF THE AART INDENTURE IS TO FACILITATE COMPLIANCE WITH THE FDIC RULE BY ALLY BANK, THE DEPOSITOR, THE ADMINISTRATOR AND THE ISSUING ENTITY AND THAT THE INTERPRETATIONS OF THE REQUIREMENTS OF THE FDIC RULE MAY CHANGE OVER TIME, WHETHER DUE TO INTERPRETIVE GUIDANCE PROVIDED BY THE FDIC OR ITS STAFF, CONSENSUS AMONG PARTICIPANTS IN THE ASSET-BACKED SECURITIES MARKETS, ADVICE OF COUNSEL, OR OTHERWISE, AND AGREES THAT THE PROVISIONS SET FORTH IN ARTICLE XII OF THE AART INDENTURE SHALL HAVE THE EFFECT AND MEANINGS THAT ARE APPROPRIATE UNDER THE FDIC RULE AS SUCH MEANINGS CHANGE OVER TIME ON THE BASIS OF EVOLVING INTERPRETATIONS OF THE FDIC RULE.

The principal of this Class [A-    ] Note is payable as set forth herein. Accordingly, the outstanding principal amount of this Class [A-    ] Note at any time may be less than the amount shown on the face hereof.

[Unless this Class [A-    ] Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuing Entity or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

Ex. A-2-3

ALLY AUTO RECEIVABLES TRUST 20    -SN

CLASS [A-    ] FLOATING RATE NOTES

[            ], 20[    ]

ALLY AUTO RECEIVABLES TRUST 20    -SN  , a statutory trust formed and existing under the laws of the State of Delaware (herein referred to as the “Issuing Entity”), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                      DOLLARS ($        ) or such lesser outstanding amount as may be payable in accordance with the AART Indenture (as defined on the reverse side of this Note), on each Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction, the numerator of which is the initial principal amount hereof and the denominator of which is the initial aggregate principal amount for this Class [A-    ] Note by (ii) the aggregate amount, if any, payable on such Distribution Date from the Note Distribution Account in respect of principal on this Class [A-    ] Note pursuant to Sections 2.7, 3.1 and 8.2(c) of the AART Indenture; provided, however, that the entire unpaid principal amount of this Class [A-    ] Note shall be due and payable on [                    ] (the “Final Scheduled Distribution Date”), unless this Class [A-    ] Note is earlier redeemed, pursuant to Section 10.1 of the AART Indenture, in which case such unpaid principal amount shall be due on the Redemption Date. The Issuing Entity shall pay interest on this Class [A-    ] Note on each Distribution Date in accordance with the terms of the AART Indenture until the principal of this Class [A-    ] Note is paid or made available for payment on the principal amount of this Class [A-    ] Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date (or, for the initial Distribution Date, the outstanding principal balance on the Closing Date)). Interest on this Class [A-    ] Note will accrue from and including the Closing Date at the rate per annum shown above, and will be payable on each Distribution Date in an amount equal to the Aggregate Noteholders’ Interest Distributable Amount on such Distribution Date for the Class [A-    ] Notes. Interest will be computed on the basis of actual number of days elapsed from and including the prior Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the current Distribution Date and a 360-day year. Such principal of and interest on this Class [A-    ] Note shall be paid in the manner specified in the AART Indenture. All interest payments on this Class [A-    ] Note on any Distribution Date shall be made pro rata to the Class [A-    ] Noteholders entitled thereto.

The principal of and interest on this Class [A-    ] Note are payable in such coin or currency of the United States of America which, at the time of payment, is legal tender for payment of public and private debts. All payments made by the Issuing Entity with respect to this Class [A-    ] Note shall be applied first to interest due and payable on this Class [A-    ] Note as provided above and then to the unpaid principal of this Class [A-    ] Note as provided above.

Reference is made to the further provisions of this Class [A-    ] Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class [A-    ] Note.

Ex. A-2-4

Unless the certificate of authentication hereon has been executed by the AART Indenture Trustee whose name appears below by manual signature, this Class [A-    ] Note shall not be entitled to any benefit under the AART Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuing Entity has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the day and year first above written.

ALLY AUTO RECEIVABLES TRUST 20 -SN

By:
Name:
Title:

Ex. A-2-5

AART INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned AART Indenture.

[ ], not in its
individual capacity but solely as AART Indenture Trustee

By:
Name:
Title:

Ex. A-2-6

REVERSE OF NOTE

This Note is one of a duly authorized issue of Notes of the Issuing Entity, designated as its Class [A-    ] Floating Rate Asset Backed Notes (herein called the “Class [A-    ] Notes”), all issued under an AART Indenture, dated as of [            ], 20[    ] (such AART Indenture, as supplemented or amended, is herein called the “AART Indenture”), between the Issuing Entity and [                    ], as trustee (the “AART Indenture Trustee”, which term includes any successor trustee under the AART Indenture), to which AART Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuing Entity, the AART Indenture Trustee and the Noteholders. The Class [A-    ] Notes are one of three duly authorized classes of Notes of the Issuing Entity issued pursuant to the AART Indenture (collectively, as to all Notes of all such classes, the “Notes”). The Notes are governed by and subject to all terms of the AART Indenture (which terms are incorporated herein and made a part hereof), to which AART Indenture the Holder of this Note by virtue of acceptance hereof assents and by which such Holder is bound. All capitalized terms used and not otherwise defined in this Note that are defined in the AART Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the AART Indenture.

The Class [A-    ] Notes and all other Notes issued pursuant to the AART Indenture are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the AART Indenture.

Each Noteholder or Note Owner, by acceptance of a Note (or, in the case of a Note Owner, a beneficial interest in a Note) will be deemed to represent and warrant that either (1) it is not acquiring the Note with the plan assets of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a “plan” subject to Section 4975 of the Code, (c) any entity whose underlying assets include plan assets by reason of investment by an employee benefit plan or a plan in such entity or (d) any other plan that is subject to any law that is substantially similar to Title I of ERISA or Section 4975 of the Code or (2) the acquisition and holding of the Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any substantially similar applicable law.

Each Noteholder or Note Owner, by acceptance of a Note (or, in the case of a Note Owner, a beneficial interest in a Note), covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity or the AART Indenture Trustee on the Notes or under the AART Indenture or any certificate or other writing delivered in connection therewith, against (I) the AART Indenture Trustee or the AART Owner Trustee in their individual capacities, (II) the Depositor or any other owner of a beneficial interest in the Issuing Entity or (III) any partner, owner, beneficiary, officer, director, employee or agent of the AART Indenture Trustee or the AART Owner Trustee in their individual capacities, any Certificateholder or any holder of a beneficial interest in the Issuing Entity, the AART Owner Trustee or AART Indenture Trustee or of any successor or assign of the AART Indenture Trustee or the AART Owner Trustee in their individual capacities, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Ex. A-2-7

Each Noteholder or Note Owner, by its acceptance of a Note (or, in the case of a Note Owner, a beneficial interest in a Note), covenants and agrees that by accepting the benefits of the AART Indenture such Noteholder or Note Owner will not, prior to the date which is one year and one day after the termination of the AART Indenture with respect to the Issuing Entity, acquiesce, petition or otherwise invoke or cause the Depositor or the Issuing Entity to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Issuing Entity under any federal or State bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Issuing Entity or any substantial part of the property of either of them, or ordering the winding up or liquidation of the affairs of the Depositor or the Issuing Entity under any federal or State bankruptcy or insolvency proceeding.

Each Noteholder or holder of an interest in a Note, by acceptance of such Note or such interest therein, agrees to provide to the AART Indenture Trustee, any Paying Agent or the Issuing Entity, as applicable, upon its request, the Noteholder Tax Identification Information and, to the extent FATCA Withholding Tax is applicable, the Noteholder FATCA Information. In addition, each Noteholder or holder of an interest in a Note, by acceptance of such Note or such interest therein, agrees that the AART Indenture Trustee has the right to withhold any amounts of interest (properly withholdable under law and without any corresponding gross-up) payable to a Noteholder or holder of an interest in a Note that fails to comply with the requirements of the preceding sentence.

Each Noteholder by accepting a note (or any interest therein) acknowledges that such Person’s note (or interest therein) represents beneficial interests in the Issuing Entity only and does not represent interests in or obligations of the Depositor, the Servicer, the Administrator, the ABLT Owner Trustee, the ABLT Indenture Trustee, the AART Indenture Trustee, the AART Owner Trustee or any Affiliate thereof and no recourse, either directly or indirectly, may be had against such parties or their assets, except as may be expressly set forth or contemplated in the Transaction Documents. Each Noteholder by the acceptance of a Note (or interest therein) agrees that except as expressly provided in the Transaction Documents, in the event of nonpayment of any amounts with respect to the Notes, it shall have no claim against any of Depositor, the Servicer, the Administrator, the ABLT Owner Trustee, the ABLT Indenture Trustee, the AART Indenture Trustee, the AART Owner Trustee or any Affiliate for any deficiency, loss or claim therefrom. In the event that any of the foregoing covenants of each Noteholder is prohibited by, or declared illegal or otherwise unenforceable against any such Noteholder under applicable law by any court or other authority of competent jurisdiction, and, as a result, a Noteholder is deemed to have an interest in any assets of the Depositor or any Affiliate of the Depositor other than the Issuing Entity, each Noteholder agrees that (i) its claim against any such other assets shall be, and hereby is, subject and subordinate in all respects to the rights of other Persons to whom rights in the other assets have been expressly granted, including to the payment in full of all amounts owing to such entitled Persons, and (ii) the covenant set forth in the preceding clause (i) constitutes a “subordination agreement” within the meaning of, and subject to, Section 510(a) of the Bankruptcy Code.

Each Noteholder or Note Owner, by acceptance of a Note (or, in the case of a Note Owner, a beneficial interest in a Note), expresses its intention that the Note qualifies under applicable tax law as indebtedness secured by the Collateral and, unless otherwise required by

Ex. A-2-8

appropriate taxing authorities, agrees to treat the Notes as indebtedness secured by the Collateral for the purpose of federal income taxes, State and local income and franchise taxes and any other taxes imposed upon, measured by or based upon gross or net income.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, acknowledges and agrees that the purpose of Article XII of the AART Indenture is to facilitate compliance with the FDIC Rule by Ally Bank, the Depositor, the Administrator and the Issuing Entity and that the interpretations of the requirements of the FDIC Rule may change over time, whether due to interpretive guidance provided by the FDIC or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees that the provisions set forth in Article XII of the AART Indenture shall have the effect and meanings that are appropriate under the FDIC Rule as such meanings change over time on the basis of evolving interpretations of the FDIC Rule.

Prior to the due presentment for registration of transfer of this Note, the Issuing Entity, the AART Indenture Trustee and any agent of the Issuing Entity or the AART Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the AART Indenture) is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Issuing Entity, the AART Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The AART Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuing Entity and the rights of the Noteholders under the AART Indenture at any time by the Issuing Entity with the consent of the Holders of Notes representing a majority of the Outstanding Amount of the Controlling Class. The AART Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Controlling Class, on behalf of the Holders of all the Notes, to waive compliance by the Issuing Entity with certain provisions of the AART Indenture and certain past defaults under the AART Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The AART Indenture also permits the AART Indenture Trustee to amend or waive certain terms and conditions set forth in the AART Indenture without the consent of the Noteholders.

The term “Issuing Entity” as used in this Note includes any successor to the Issuing Entity under the AART Indenture.

The Issuing Entity is permitted by the AART Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the AART Indenture Trustee and the Holders of Notes under the AART Indenture.

The Notes are issuable only in registered form in denominations as provided in the AART Indenture, subject to certain limitations therein set forth.

THIS NOTE AND THE AART INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER

Ex. A-2-9

JURISDICTION (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

No reference herein to the AART Indenture and no provision of this Note or of the AART Indenture shall alter or impair the obligation of the Issuing Entity, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the AART Transaction Documents, neither the Depositor, the Administrator, the AART Owner Trustee, nor the AART Indenture Trustee in their respective individual capacities, any owner of a beneficial interest in the Issuing Entity, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the AART Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the AART Owner Trustee, solely in its capacity as AART Owner Trustee, in respect of the assets of the Issuing Entity. The Holder of this Note by the acceptance hereof agrees that, except as expressly provided in the AART Transaction Documents, in the case of an AART Event of Default, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuing Entity for any and all liabilities, obligations and undertakings contained in the AART Indenture or in this Note.

Ex. A-2-10

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                                              , as attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:		[1]
Signature Guaranteed:

[1]	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

Ex. A-2-11

EXHIBIT A-3

FORM OF RULE 144A [GLOBAL][DEFINITIVE]

CLASS [A-1][B][C] NOTES

REGISTERED	$
No. R-
Interest Rate: [ ]% per annum

SEE REVERSE FOR CERTAIN DEFINITIONS AND OTHER INFORMATION

CUSIP NO. [    ]

[THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE IN THE UNITED STATES OR ANY FOREIGN SECURITIES LAWS. BY ITS ACCEPTANCE OF THIS NOTE (OR OF AN INTEREST THEREIN) THE HOLDER OF THIS NOTE (OR SUCH INTEREST) [IF OTHER THAN THE DEPOSITOR OR ANY AFFILIATE OF THE DEPOSITOR] IS DEEMED TO REPRESENT TO THE DEPOSITOR AND THE AART INDENTURE TRUSTEE EITHER (1) IT IS (A) A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT AND (B) ACQUIRING THIS NOTE (OR INTEREST THEREIN) FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QUALIFIED INSTITUTIONAL BUYERS) OR (2) IT IS (A) AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”) AND (B) ACQUIRING THIS NOTE PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS.]

NO SALE, PLEDGE OR OTHER TRANSFER OF THIS RULE 144A NOTE (OR INTEREST THEREIN) MAY BE MADE BY ANY PERSON UNLESS SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A), ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE “QUALIFIED INSTITUTIONAL BUYERS”) TO WHOM NOTICE IS GIVEN THAT THE SALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A.

[NO SALE, PLEDGE OR OTHER TRANSFER OF THIS NOTE (OR INTEREST THEREIN) MAY BE MADE BY ANY PERSON UNLESS SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE EITHER [(1) TO THE DEPOSITOR OR ANY AFFILIATE OF THE DEPOSITOR,] (2) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT DELIVERS ANY NECESSARY CERTIFICATIONS PURSUANT TO THE AART

Ex. A-3-1

INDENTURE, INCLUDING CERTIFICATIONS THAT (A) IT IS ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE INSTITUTIONAL ACCREDITED INVESTORS UNLESS THE HOLDER IS A BANK ACTING IN ITS FIDUCIARY CAPACITY) THAT, IF SO REQUESTED BY THE DEPOSITOR OR THE AART INDENTURE TRUSTEE, ALSO DELIVERS SUCH CERTIFICATIONS AND (B) IT IS AWARE THAT THE TRANSFEROR OF THIS NOTE INTENDS TO RELY ON THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 501 UNDER THE SECURITIES ACT, (3) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE UNDER RULE 144A UNDER THE SECURITIES ACT, TO A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT DELIVERS ANY NECESSARY CERTIFICATIONS PURSUANT TO THE AART INDENTURE, INCLUDING CERTIFICATIONS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, ACTING FOR ITS OWN ACCOUNT OR THE ACCOUNTS OF OTHER “QUALIFIED INSTITUTIONAL BUYERS” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT AND (B) IT IS AWARE THAT THE TRANSFEROR OF SUCH NOTE INTENDS TO RELY ON THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144A UNDER THE SECURITIES ACT OR (4) IF THIS NOTE IS NO LONGER ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT AND IS NOT BEING SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO AN INSTITUTIONAL ACCREDITED INVESTOR, IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN WHICH CASE (A) THE AART INDENTURE TRUSTEE SHALL REQUIRE THAT BOTH THE PROSPECTIVE TRANSFEROR AND THE PROSPECTIVE TRANSFEREE CERTIFY TO THE AART INDENTURE TRUSTEE AND THE DEPOSITOR IN WRITING THE FACTS SURROUNDING SUCH TRANSFER, WHICH CERTIFICATION SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE AART INDENTURE TRUSTEE AND THE DEPOSITOR AND (B) THE AART INDENTURE TRUSTEE SHALL REQUIRE A WRITTEN OPINION OF COUNSEL (WHICH SHALL NOT BE AT THE EXPENSE OF THE DEPOSITOR, THE ADMINISTRATOR, THE ISSUING ENTITY OR THE AART INDENTURE TRUSTEE) SATISFACTORY TO THE DEPOSITOR AND THE AART INDENTURE TRUSTEE TO THE EFFECT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT.]2

EACH NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A NOTE (OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE) WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (1) IT IS NOT ACQUIRING THE NOTE WITH THE PLAN ASSETS OF (A) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (B) A “PLAN” SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT BY

[2]	Include for Definitive Notes.

Ex. A-3-2

AN EMPLOYEE BENEFIT PLAN OR A PLAN IN SUCH ENTITY OR (D) ANY OTHER PLAN THAT IS SUBJECT TO ANY LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR (2) THE ACQUISITION AND HOLDING OF THE NOTE WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SUBSTANTIALLY SIMILAR APPLICABLE LAW.

EACH NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A NOTE (OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE), COVENANTS AND AGREES THAT NO RECOURSE MAY BE TAKEN, DIRECTLY OR INDIRECTLY, WITH RESPECT TO THE OBLIGATIONS OF THE ISSUING ENTITY, THE AART OWNER TRUSTEE OR THE AART INDENTURE TRUSTEE ON THE NOTES OR UNDER THE AART INDENTURE OR ANY CERTIFICATE OR OTHER WRITING DELIVERED IN CONNECTION THEREWITH, AGAINST (i) THE AART INDENTURE TRUSTEE OR THE AART OWNER TRUSTEE IN THEIR INDIVIDUAL CAPACITIES, (ii) THE DEPOSITOR OR ANY OTHER OWNER OF A BENEFICIAL INTEREST IN THE ISSUING ENTITY OR (iii) ANY PARTNER, OWNER, BENEFICIARY, AGENT, OFFICER, DIRECTOR OR EMPLOYEE OF THE ISSUING ENTITY, THE AART OWNER TRUSTEE OR AART INDENTURE TRUSTEE IN ITS INDIVIDUAL CAPACITY, ANY CERTIFICATEHOLDER OR ANY HOLDER OF A BENEFICIAL INTEREST IN THE ISSUING ENTITY, THE AART OWNER TRUSTEE OR THE AART INDENTURE TRUSTEE OR OF ANY SUCCESSOR OR ASSIGN OF THE AART OWNER TRUSTEE OR THE AART INDENTURE TRUSTEE IN THEIR INDIVIDUAL CAPACITIES, EXCEPT AS ANY SUCH PERSON MAY HAVE EXPRESSLY AGREED AND EXCEPT THAT ANY SUCH PARTNER, OWNER OR BENEFICIARY SHALL BE FULLY LIABLE, TO THE EXTENT PROVIDED BY APPLICABLE LAW, FOR ANY UNPAID CONSIDERATION FOR STOCK, UNPAID CAPITAL CONTRIBUTION OR FAILURE TO PAY ANY INSTALLMENT OR CALL OWING TO SUCH ENTITY.

EACH NOTEHOLDER OR NOTE OWNER EXCEPT A CLASS [A-1][B][C] NOTEHOLDER WHICH IS CONSIDERED FOR FEDERAL INCOME TAX PURPOSES TO BE THE ISSUER OF THE CLASS [A-1][B][C] NOTE (OR IS DISREGARDED AS AN ENTITY SEPARATE FROM SUCH ISSUER, BY ITS ACCEPTANCE OF A NOTE (OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE), COVENANTS AND AGREES THAT BY ACCEPTING THE BENEFITS OF THE AART INDENTURE SUCH NOTEHOLDER OR NOTE OWNER WILL NOT, PRIOR TO THE DATE WHICH IS ONE YEAR AND ONE DAY AFTER THE TERMINATION OF THE AART INDENTURE WITH RESPECT TO THE ISSUING ENTITY, ACQUIESCE, PETITION OR OTHERWISE INVOKE OR CAUSE THE DEPOSITOR OR THE ISSUING ENTITY TO INVOKE THE PROCESS OF ANY COURT OR GOVERNMENT AUTHORITY FOR THE PURPOSE OF COMMENCING OR SUSTAINING A CASE AGAINST THE DEPOSITOR OR THE ISSUING ENTITY UNDER ANY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY, REORGANIZATION OR SIMILAR LAW OR APPOINTING A RECEIVER, LIQUIDATOR, ASSIGNEE, TRUSTEE, CUSTODIAN, SEQUESTRATOR OR OTHER SIMILAR OFFICIAL OF THE DEPOSITOR OR THE ISSUING ENTITY OR ANY SUBSTANTIAL PART OF THE PROPERTY OF EITHER OF THEM, OR ORDERING THE WINDING UP OR LIQUIDATION OF THE AFFAIRS OF THE DEPOSITOR OR THE ISSUING ENTITY UNDER ANY FEDERAL OR STATE BANKRUPTCY OR INSOLVENCY PROCEEDING.

Ex. A-3-3

EACH NOTEHOLDER BY ACCEPTING A NOTE (OR ANY INTEREST THEREIN) ACKNOWLEDGES THAT SUCH PERSON’S NOTE (OR INTEREST THEREIN) REPRESENTS BENEFICIAL INTERESTS IN THE ISSUING ENTITY ONLY AND DOES NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE SERVICER, THE ADMINISTRATOR, THE ABLT OWNER TRUSTEE, THE ABLT INDENTURE TRUSTEE, THE AART INDENTURE TRUSTEE OR ANY AFFILIATE THEREOF AND NO RECOURSE, EITHER DIRECTLY OR INDIRECTLY, MAY BE HAD AGAINST SUCH PARTIES OR THEIR ASSETS, EXCEPT AS MAY BE EXPRESSLY SET FORTH OR CONTEMPLATED IN THE TRANSACTION DOCUMENTS. EACH NOTEHOLDER BY THE ACCEPTANCE OF A NOTE (OR INTEREST THEREIN) AGREES THAT EXCEPT AS EXPRESSLY PROVIDED IN THE TRANSACTION DOCUMENTS, IN THE EVENT OF NONPAYMENT OF ANY AMOUNTS WITH RESPECT TO THE NOTES, IT SHALL HAVE NO CLAIM AGAINST ANY OF DEPOSITOR, THE SERVICER, THE ADMINISTRATOR, THE ABLT OWNER TRUSTEE, THE ABLT INDENTURE TRUSTEE, THE AART INDENTURE TRUSTEE OR ANY AFFILIATE FOR ANY DEFICIENCY, LOSS OR CLAIM THEREFROM. IN THE EVENT THAT ANY OF THE FOREGOING COVENANTS OF EACH NOTEHOLDER IS PROHIBITED BY, OR DECLARED ILLEGAL OR OTHERWISE UNENFORCEABLE AGAINST ANY SUCH NOTEHOLDER UNDER APPLICABLE LAW BY ANY COURT OR OTHER AUTHORITY OF COMPETENT JURISDICTION, AND, AS A RESULT, A NOTEHOLDER IS DEEMED TO HAVE AN INTEREST IN ANY ASSETS OF THE DEPOSITOR OR ANY AFFILIATE OF THE DEPOSITOR OTHER THAN THE ISSUING ENTITY, EACH NOTEHOLDER AGREES THAT (I) ITS CLAIM AGAINST ANY SUCH OTHER ASSETS SHALL BE, AND HEREBY IS, SUBJECT AND SUBORDINATE IN ALL RESPECTS TO THE RIGHTS OF OTHER PERSONS TO WHOM RIGHTS IN THE OTHER ASSETS HAVE BEEN EXPRESSLY GRANTED, INCLUDING TO THE PAYMENT IN FULL OF ALL AMOUNTS OWING TO SUCH ENTITLED PERSONS, AND (II) THE COVENANT SET FORTH IN THE PRECEDING CLAUSE (I) CONSTITUTES A “SUBORDINATION AGREEMENT” WITHIN THE MEANING OF, AND SUBJECT TO, SECTION 510(A) OF THE BANKRUPTCY CODE.

EACH NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A NOTE (OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE), EXPRESSES ITS INTENTION THAT THE NOTE QUALIFIES UNDER APPLICABLE TAX LAW AS INDEBTEDNESS SECURED BY THE COLLATERAL AND, UNLESS OTHERWISE REQUIRED BY APPROPRIATE TAXING AUTHORITIES, AGREES TO TREAT THE NOTES AS INDEBTEDNESS SECURED BY THE COLLATERAL FOR THE PURPOSE OF FEDERAL INCOME TAXES, STATE AND LOCAL INCOME AND FRANCHISE TAXES AND ANY OTHER TAXES IMPOSED UPON, MEASURED BY OR BASED UPON GROSS OR NET INCOME.

EACH NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A NOTE OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE, ACKNOWLEDGES AND AGREES THAT THE PURPOSE OF ARTICLE XII OF THE AART INDENTURE IS TO FACILITATE COMPLIANCE WITH THE FDIC RULE BY

Ex. A-3-4

ALLY BANK, THE DEPOSITOR, THE ADMINISTRATOR AND THE ISSUING ENTITY AND THAT THE INTERPRETATIONS OF THE REQUIREMENTS OF THE FDIC RULE MAY CHANGE OVER TIME, WHETHER DUE TO INTERPRETIVE GUIDANCE PROVIDED BY THE FDIC OR ITS STAFF, CONSENSUS AMONG PARTICIPANTS IN THE ASSET-BACKED SECURITIES MARKETS, ADVICE OF COUNSEL, OR OTHERWISE, AND AGREES THAT THE PROVISIONS SET FORTH IN ARTICLE XII OF THE AART INDENTURE SHALL HAVE THE EFFECT AND MEANINGS THAT ARE APPROPRIATE UNDER THE FDIC RULE AS SUCH MEANINGS CHANGE OVER TIME ON THE BASIS OF EVOLVING INTERPRETATIONS OF THE FDIC RULE.

The principal of this Class [A-1][B][C] Note is payable as set forth herein. Accordingly, the outstanding principal amount of this Class [A-1][B][C] Note at any time may be less than the amount shown on the face hereof.

[Unless this Class [A-1][B][C] Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuing Entity or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

Ex. A-3-5

ALLY AUTO RECEIVABLES TRUST 20    -SN

CLASS [A-1][B][C] NOTES

[            ], 20[    ]

ALLY AUTO RECEIVABLES TRUST 20    -SN  , a statutory trust formed and existing under the laws of the State of Delaware (herein referred to as the “Issuing Entity”), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                      DOLLARS ($        ) or such lesser outstanding amount as may be payable in accordance with the AART Indenture (as defined on the reverse side of this Note), on each Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction, the numerator of which is the initial principal amount hereof and the denominator of which is the initial aggregate principal amount for this Class [A-1][B][C] Note by (ii) the aggregate amount, if any, payable on such Distribution Date from the Note Distribution Account in respect of principal on this Class [A-1][B][C] Note pursuant to Sections 2.7, 3.1 and 8.2(c) of the AART Indenture; provided, however, that the entire unpaid principal amount of this Class [A-1][B][C] Note shall be due and payable on [                    ] (the “Final Scheduled Distribution Date”), unless this Class [A-1][B][C] Note is earlier redeemed, pursuant to Section 10.1 of the AART Indenture, in which case such unpaid principal amount shall be due on the Redemption Date. The Issuing Entity shall pay interest on this Class [A-1][B][C] Note at the rate per annum shown above on each Distribution Date in accordance with the terms of the AART Indenture until the principal of this Class [A-1][B][C] Note is paid or made available for payment on the principal amount of this Class [A-1][B][C] Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date (or, for the initial Distribution Date, the outstanding principal balance on the Closing Date)). Interest on the Class [A-1][B][C] Note will accrue from and including the Closing Date at the rate per annum shown above, and will be payable on each Distribution Date in an amount equal to the Aggregate Noteholders’ Interest Distributable Amount on such Distribution Date for the Class [A-1][B][C] Notes. Interest will be computed on the basis of [the actual number of days elapsed from and including the prior Distribution Date (or, in the case of the first Distribution Date,] [a 360-day year of twelve 30-day months][a      day period] from and including the Closing Date) to but excluding the current Distribution Date and a 360-day year].) Such principal of and interest on this Class [A-1][B][C] Note shall be paid in the manner specified in the AART Indenture. All interest payments on this Class [A-1][B][C] Note on any Distribution Date shall be made pro rata to the Class [A-1][B][C] Noteholders entitled thereto.

The principal of and interest on this Class [A-1][B][C] Note are payable in such coin or currency of the United States of America which, at the time of payment, is legal tender for payment of public and private debts. All payments made by the Issuing Entity with respect to this Class [A-1][B][C]Note shall be applied first to interest due and payable on this Class [A-1][B][C] Note as provided above and then to the unpaid principal of this Class [A-1][B][C] Note as provided above.

Ex. A-3-6

Reference is made to the further provisions of this Class [A-1][B][C] Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class [A-1][B][C] Note.

Unless the certificate of authentication hereon has been executed by the AART Indenture Trustee whose name appears below by manual signature, this Class [A-1][B][C] Note shall not be entitled to any benefit under the AART Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuing Entity has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the day and year first above written.

ALLY AUTO RECEIVABLES TRUST 20 -SN

By:
Name:
Title:

Ex. A-3-7

AART INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned AART Indenture.

[ ], not in its individual capacity but solely as AART Indenture Trustee

By:
Name:
Title:

Ex. A-3-8

REVERSE OF NOTE

This Note is one of a duly authorized issue of Notes of the Issuing Entity, designated as its Class [A-1] Fixed Rate Asset Backed Notes (herein called the “Class [A-1][B][C] Notes”), all issued under an AART Indenture, dated as of [            ], 20[    ] (such AART Indenture, as supplemented or amended, is herein called the “AART Indenture”), between the Issuing Entity and [            ], as trustee (the “AART Indenture Trustee”, which term includes any successor trustee under the AART Indenture), to which AART Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuing Entity, the AART Indenture Trustee and the Noteholders. The Class [A-1][B][C] Notes are one of three duly authorized classes of Notes of the Issuing Entity issued pursuant to the AART Indenture (collectively, as to all Notes of all such classes, the “Notes”). The Notes are governed by and subject to all terms of the AART Indenture (which terms are incorporated herein and made a part hereof), to which AART Indenture the Holder of this Note by virtue of acceptance hereof assents and by which such Holder is bound. All capitalized terms used and not otherwise defined in this Note that are defined in the AART Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the AART Indenture.

The Class [A-1][B][C] Notes and all other Notes issued pursuant to the AART Indenture are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the AART Indenture.

Each Noteholder or Note Owner, by acceptance of a Note (or, in the case of a Note Owner, a beneficial interest in a Note) will be deemed to represent and warrant that either (1) it is not acquiring the Note with the plan assets of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a “plan” subject to Section 4975 of the Code, (c) any entity whose underlying assets include plan assets by reason of investment by an employee benefit plan or a plan in such entity or (d) any other plan that is subject to any law that is substantially similar to Title I of ERISA or Section 4975 of the Code or (2) the acquisition and holding of the Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any substantially similar applicable law.

Each Noteholder or Note Owner, by acceptance of a Note (or, in the case of a Note Owner, a beneficial interest in a Note), covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity or the AART Indenture Trustee on the Notes or under the AART Indenture or any certificate or other writing delivered in connection therewith, against (I) the AART Indenture Trustee or the AART Owner Trustee in their individual capacities, (II) the Depositor or any other owner of a beneficial interest in the Issuing Entity or (III) any partner, owner, beneficiary, officer, director, employee or agent of the AART Indenture Trustee or the AART Owner Trustee in their individual capacities, any Certificateholder or any holder of a beneficial interest in the Issuing Entity, the AART Owner Trustee or AART Indenture Trustee or of any successor or assign of the AART Indenture Trustee or the AART Owner Trustee in their individual capacities, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Ex. A-3-9

Each Noteholder or Note Owner, by its acceptance of a Note (or, in the case of a Note Owner, a beneficial interest in a Note), covenants and agrees that by accepting the benefits of the AART Indenture such Noteholder or Note Owner will not, prior to the date which is one year and one day after the termination of the AART Indenture with respect to the Issuing Entity, acquiesce, petition or otherwise invoke or cause the Depositor or the Issuing Entity to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Issuing Entity under any federal or State bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Issuing Entity or any substantial part of the property of either of them, or ordering the winding up or liquidation of the affairs of the Depositor or the Issuing Entity under any federal or State bankruptcy or insolvency proceeding.

Each Noteholder or holder of an interest in a Note, by acceptance of such Note or such interest therein, agrees to provide to the AART Indenture Trustee, any Paying Agent or the Issuing Entity, as applicable, upon its request, the Noteholder Tax Identification Information and, to the extent FATCA Withholding Tax is applicable, the Noteholder FATCA Information. In addition, each Noteholder or holder of an interest in a Note, by acceptance of such Note or such interest therein, agrees that the AART Indenture Trustee has the right to withhold any amounts of interest (properly withholdable under law and without any corresponding gross-up) payable to a Noteholder or holder of an interest in a Note that fails to comply with the requirements of the preceding sentence.

Each Noteholder by accepting a note (or any interest therein) acknowledges that such Person’s note (or interest therein) represents beneficial interests in the Issuing Entity only and does not represent interests in or obligations of the Depositor, the Servicer, the Administrator, the ABLT Owner Trustee, the ABLT Indenture Trustee, the AART Indenture Trustee, the AART Owner Trustee or any Affiliate thereof and no recourse, either directly or indirectly, may be had against such parties or their assets, except as may be expressly set forth or contemplated in the Transaction Documents. Each Noteholder by the acceptance of a Note (or interest therein) agrees that except as expressly provided in the Transaction Documents, in the event of nonpayment of any amounts with respect to the Notes, it shall have no claim against any of Depositor, the Servicer, the Administrator, the ABLT Owner Trustee, the ABLT Indenture Trustee, the AART Indenture Trustee, the AART Owner Trustee or any Affiliate for any deficiency, loss or claim therefrom. In the event that any of the foregoing covenants of each Noteholder is prohibited by, or declared illegal or otherwise unenforceable against any such Noteholder under applicable law by any court or other authority of competent jurisdiction, and, as a result, a Noteholder is deemed to have an interest in any assets of the Depositor or any Affiliate of the Depositor other than the Issuing Entity, each Noteholder agrees that (i) its claim against any such other assets shall be, and hereby is, subject and subordinate in all respects to the rights of other Persons to whom rights in the other assets have been expressly granted, including to the payment in full of all amounts owing to such entitled Persons, and (ii) the covenant set forth in the preceding clause (i) constitutes a “subordination agreement” within the meaning of, and subject to, Section 510(a) of the Bankruptcy Code.

Except a Noteholder which is considered for federal income tax purposes the issuer of the Class [A-1][B][C] Note (or is disregarded as an entity separate from such issuer), each Noteholder or Note Owner, by acceptance of a Note (or, in the case of a Note Owner, a

Ex. A-3-10

beneficial interest in a Note), expresses its intention that the Note qualifies under applicable tax law as indebtedness secured by the Collateral and, unless otherwise required by appropriate taxing authorities, agrees to treat the Notes as indebtedness secured by the Collateral for the purpose of federal income taxes, State and local income and franchise taxes and any other taxes imposed upon, measured by or based upon gross or net income.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, acknowledges and agrees that the purpose of Article XII of the AART Indenture is to facilitate compliance with the FDIC Rule by Ally Bank, the Depositor, the Administrator and the Issuing Entity and that the interpretations of the requirements of the FDIC Rule may change over time, whether due to interpretive guidance provided by the FDIC or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees that the provisions set forth in Article XII of the AART Indenture shall have the effect and meanings that are appropriate under the FDIC Rule as such meanings change over time on the basis of evolving interpretations of the FDIC Rule.

Prior to the due presentment for registration of transfer of this Note, the Issuing Entity, the AART Indenture Trustee and any agent of the Issuing Entity or the AART Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the AART Indenture) is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Issuing Entity, the AART Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The AART Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuing Entity and the rights of the Noteholders under the AART Indenture at any time by the Issuing Entity with the consent of the Holders of Notes representing a majority of the Outstanding Amount of the Controlling Class. The AART Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Controlling Class, on behalf of the Holders of all the Notes, to waive compliance by the Issuing Entity with certain provisions of the AART Indenture and certain past defaults under the AART Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The AART Indenture also permits the AART Indenture Trustee to amend or waive certain terms and conditions set forth in the AART Indenture without the consent of the Noteholders.

The term “Issuing Entity” as used in this Note includes any successor to the Issuing Entity under the AART Indenture.

The Issuing Entity is permitted by the AART Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the AART Indenture Trustee and the Holders of Notes under the AART Indenture.

The Notes are issuable only in registered form in denominations as provided in the AART Indenture, subject to certain limitations therein set forth.

Ex. A-3-11

THIS NOTE AND THE AART INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

No reference herein to the AART Indenture and no provision of this Note or of the AART Indenture shall alter or impair the obligation of the Issuing Entity, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the AART Transaction Documents, neither the Depositor, the Administrator, the AART Owner Trustee, nor the AART Indenture Trustee in their respective individual capacities, any owner of a beneficial interest in the Issuing Entity, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the AART Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the AART Owner Trustee, solely in its capacity as AART Owner Trustee, in respect of the assets of the Issuing Entity. The Holder of this Note by the acceptance hereof agrees that, except as expressly provided in the AART Transaction Documents, in the case of an AART Event of Default, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuing Entity for any and all liabilities, obligations and undertakings contained in the AART Indenture or in this Note.

Ex. A-3-12

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                                              , as attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:		[1]
Signature Guaranteed:

[1]	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

Ex. A-3-13

EXHIBIT A-4

FORM OF [TEMPORARY][PERMANENT] REGULATION S [GLOBAL][DEFINITIVE]

CLASS [A-1][B][C] NOTES

REGISTERED	$

No. R-

Interest Rate: [    ] % per annum

SEE REVERSE FOR CERTAIN DEFINITIONS AND OTHER INFORMATION

CUSIP NO. [    ]

[THIS NOTE IS A TEMPORARY REGULATION S GLOBAL CLASS [A-1][B][C] NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CLASS [A-1][B][C] NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE AART INDENTURE REFERRED TO HEREIN.]

[NO BENEFICIAL OWNER OF THIS TEMPORARY REGULATION S GLOBAL CLASS [A-1][B][C] NOTE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREIN UNLESS SUCH BENEFICIAL OWNER SHALL HAVE DELIVERED A CERTIFICATION IN THE FORM ATTACHED AS ANNEX A TO EXHIBIT [    -    ] TO THE AART INDENTURE TO CLEARSTREAM, LUXEMBOURG OR EUROCLEAR.]

[THE HOLDER OF THIS TEMPORARY REGULATION S GLOBAL CLASS [A-1][B][C] NOTE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE WITHIN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) PRIOR TO THE EXCHANGE DATE EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE IN THE UNITED STATES OR ANY FOREIGN SECURITIES LAWS. BY ITS ACCEPTANCE OF THIS NOTE (OR OF AN INTEREST THEREIN) THE HOLDER OF THIS NOTE (OR SUCH INTEREST) [IF OTHER THAN THE DEPOSITOR OR ANY AFFILIATE OF THE DEPOSITOR] IS DEEMED TO REPRESENT TO THE DEPOSITOR AND THE AART INDENTURE TRUSTEE THAT IT IS A NON-U.S. PERSON (AS DEFINED IN REGULATION S) WHO ACQUIRED THE CLASS [A-1][B][C] NOTE OUTSIDE OF THE UNITED STATES IN ACCORDANCE WITH REGULATION S.

Ex. A-4-1

[NO SALE, PLEDGE OR OTHER TRANSFER OF THIS NOTE (OR INTEREST THEREIN) MAY BE MADE BY ANY PERSON UNLESS SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE EITHER [(1) TO THE DEPOSITOR OR ANY AFFILIATE OF THE DEPOSITOR,] (2) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT DELIVERS ANY NECESSARY CERTIFICATIONS PURSUANT TO THE AART INDENTURE, INCLUDING CERTIFICATIONS THAT (A) IT IS ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE INSTITUTIONAL ACCREDITED INVESTORS UNLESS THE HOLDER IS A BANK ACTING IN ITS FIDUCIARY CAPACITY) THAT, IF SO REQUESTED BY THE DEPOSITOR OR THE AART INDENTURE TRUSTEE, ALSO DELIVERS SUCH CERTIFICATIONS AND (B) IT IS AWARE THAT THE TRANSFEROR OF THIS NOTE INTENDS TO RELY ON THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 501 UNDER THE SECURITIES ACT, (3) SUCH SALE, PLEDGE OR OTHER TRANSFER OCCURS OUTSIDE OF THE UNITED STATES TO A NON-U.S. PERSON IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OF THE SECURITIES ACT AND THAT PERSON DELIVERS ANY NECESSARY CERTIFICATIONS PURSUANT UNDER THE AART INDENTURE, (4) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE UNDER RULE 144A UNDER THE SECURITIES ACT, TO A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT DELIVERS ANY NECESSARY CERTIFICATIONS PURSUANT TO THE AART INDENTURE, INCLUDING CERTIFICATIONS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, ACTING FOR ITS OWN ACCOUNT OR THE ACCOUNTS OF OTHER “QUALIFIED INSTITUTIONAL BUYERS” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT AND (B) IT IS AWARE THAT THE TRANSFEROR OF SUCH NOTE INTENDS TO RELY ON THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144A UNDER THE SECURITIES ACT OR (5) IF THIS NOTE IS NO LONGER ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT AND IS NOT BEING SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO AN INSTITUTIONAL ACCREDITED INVESTOR, IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN WHICH CASE (A) THE AART INDENTURE TRUSTEE SHALL REQUIRE THAT BOTH THE PROSPECTIVE TRANSFEROR AND THE PROSPECTIVE TRANSFEREE CERTIFY TO THE AART INDENTURE TRUSTEE AND THE DEPOSITOR IN WRITING THE FACTS SURROUNDING SUCH TRANSFER, WHICH CERTIFICATION SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE AART INDENTURE TRUSTEE AND THE DEPOSITOR AND (B) THE AART INDENTURE TRUSTEE SHALL REQUIRE A WRITTEN OPINION OF COUNSEL (WHICH SHALL NOT BE AT THE EXPENSE OF THE DEPOSITOR, THE ADMINISTRATOR, THE ISSUING ENTITY OR THE AART INDENTURE TRUSTEE) SATISFACTORY TO THE DEPOSITOR AND THE AART INDENTURE TRUSTEE TO THE EFFECT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT.]3

[3]	Include for Definitive Notes.

Ex. A-4-2

EACH NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A NOTE (OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE) WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (1) IT IS NOT ACQUIRING THE NOTE WITH THE PLAN ASSETS OF (A) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (B) A “PLAN” SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR A PLAN IN SUCH ENTITY OR (D) ANY OTHER PLAN THAT IS SUBJECT TO ANY LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR (2) THE ACQUISITION AND HOLDING OF THE NOTE WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SUBSTANTIALLY SIMILAR APPLICABLE LAW.

EACH NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A NOTE (OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE), COVENANTS AND AGREES THAT NO RECOURSE MAY BE TAKEN, DIRECTLY OR INDIRECTLY, WITH RESPECT TO THE OBLIGATIONS OF THE ISSUING ENTITY, THE AART OWNER TRUSTEE OR THE AART INDENTURE TRUSTEE ON THE NOTES OR UNDER THE AART INDENTURE OR ANY CERTIFICATE OR OTHER WRITING DELIVERED IN CONNECTION THEREWITH, AGAINST (i) THE AART INDENTURE TRUSTEE OR THE AART OWNER TRUSTEE IN THEIR INDIVIDUAL CAPACITIES, (ii) THE DEPOSITOR OR ANY OTHER OWNER OF A BENEFICIAL INTEREST IN THE ISSUING ENTITY OR (iii) ANY PARTNER, OWNER, BENEFICIARY, AGENT, OFFICER, DIRECTOR OR EMPLOYEE OF THE ISSUING ENTITY, THE AART OWNER TRUSTEE OR AART INDENTURE TRUSTEE IN ITS INDIVIDUAL CAPACITY, ANY CERTIFICATEHOLDER OR ANY HOLDER OF A BENEFICIAL INTEREST IN THE ISSUING ENTITY, THE AART OWNER TRUSTEE OR THE AART INDENTURE TRUSTEE OR OF ANY SUCCESSOR OR ASSIGN OF THE AART OWNER TRUSTEE OR THE AART INDENTURE TRUSTEE IN THEIR INDIVIDUAL CAPACITIES, EXCEPT AS ANY SUCH PERSON MAY HAVE EXPRESSLY AGREED AND EXCEPT THAT ANY SUCH PARTNER, OWNER OR BENEFICIARY SHALL BE FULLY LIABLE, TO THE EXTENT PROVIDED BY APPLICABLE LAW, FOR ANY UNPAID CONSIDERATION FOR STOCK, UNPAID CAPITAL CONTRIBUTION OR FAILURE TO PAY ANY INSTALLMENT OR CALL OWING TO SUCH ENTITY.

EACH NOTEHOLDER OR NOTE OWNER EXCEPT A CLASS [A-1][B][C] NOTEHOLDER WHICH IS CONSIDERED FOR FEDERAL INCOME TAX PURPOSES TO BE THE ISSUER OF THE CLASS [A-1][B][C] NOTE (OR IS DISREGARDED AS AN ENTITY SEPARATE FROM SUCH ISSUER, BY ITS ACCEPTANCE OF A NOTE (OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE), COVENANTS AND AGREES THAT BY ACCEPTING THE BENEFITS OF THE AART INDENTURE SUCH NOTEHOLDER OR NOTE OWNER WILL NOT, PRIOR TO THE DATE WHICH IS ONE YEAR AND ONE DAY AFTER THE TERMINATION OF THE AART INDENTURE WITH RESPECT TO THE ISSUING ENTITY, ACQUIESCE, PETITION OR OTHERWISE INVOKE

Ex. A-4-3

OR CAUSE THE DEPOSITOR OR THE ISSUING ENTITY TO INVOKE THE PROCESS OF ANY COURT OR GOVERNMENT AUTHORITY FOR THE PURPOSE OF COMMENCING OR SUSTAINING A CASE AGAINST THE DEPOSITOR OR THE ISSUING ENTITY UNDER ANY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY, REORGANIZATION OR SIMILAR LAW OR APPOINTING A RECEIVER, LIQUIDATOR, ASSIGNEE, TRUSTEE, CUSTODIAN, SEQUESTRATOR OR OTHER SIMILAR OFFICIAL OF THE DEPOSITOR OR THE ISSUING ENTITY OR ANY SUBSTANTIAL PART OF THE PROPERTY OF EITHER OF THEM, OR ORDERING THE WINDING UP OR LIQUIDATION OF THE AFFAIRS OF THE DEPOSITOR OR THE ISSUING ENTITY UNDER ANY FEDERAL OR STATE BANKRUPTCY OR INSOLVENCY PROCEEDING.

EACH NOTEHOLDER BY ACCEPTING A NOTE (OR ANY INTEREST THEREIN) ACKNOWLEDGES THAT SUCH PERSON’S NOTE (OR INTEREST THEREIN) REPRESENTS BENEFICIAL INTERESTS IN THE ISSUING ENTITY ONLY AND DOES NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE SERVICER, THE ADMINISTRATOR, THE ABLT OWNER TRUSTEE, THE ABLT INDENTURE TRUSTEE, THE AART INDENTURE TRUSTEE OR ANY AFFILIATE THEREOF AND NO RECOURSE, EITHER DIRECTLY OR INDIRECTLY, MAY BE HAD AGAINST SUCH PARTIES OR THEIR ASSETS, EXCEPT AS MAY BE EXPRESSLY SET FORTH OR CONTEMPLATED IN THE TRANSACTION DOCUMENTS. EACH NOTEHOLDER BY THE ACCEPTANCE OF A NOTE (OR INTEREST THEREIN) AGREES THAT EXCEPT AS EXPRESSLY PROVIDED IN THE TRANSACTION DOCUMENTS, IN THE EVENT OF NONPAYMENT OF ANY AMOUNTS WITH RESPECT TO THE NOTES, IT SHALL HAVE NO CLAIM AGAINST ANY OF DEPOSITOR, THE SERVICER, THE ADMINISTRATOR, THE ABLT OWNER TRUSTEE, THE ABLT INDENTURE TRUSTEE, THE AART INDENTURE TRUSTEE OR ANY AFFILIATE FOR ANY DEFICIENCY, LOSS OR CLAIM THEREFROM. IN THE EVENT THAT ANY OF THE FOREGOING COVENANTS OF EACH NOTEHOLDER IS PROHIBITED BY, OR DECLARED ILLEGAL OR OTHERWISE UNENFORCEABLE AGAINST ANY SUCH NOTEHOLDER UNDER APPLICABLE LAW BY ANY COURT OR OTHER AUTHORITY OF COMPETENT JURISDICTION, AND, AS A RESULT, A NOTEHOLDER IS DEEMED TO HAVE AN INTEREST IN ANY ASSETS OF THE DEPOSITOR OR ANY AFFILIATE OF THE DEPOSITOR OTHER THAN THE ISSUING ENTITY, EACH NOTEHOLDER AGREES THAT (I) ITS CLAIM AGAINST ANY SUCH OTHER ASSETS SHALL BE, AND HEREBY IS, SUBJECT AND SUBORDINATE IN ALL RESPECTS TO THE RIGHTS OF OTHER PERSONS TO WHOM RIGHTS IN THE OTHER ASSETS HAVE BEEN EXPRESSLY GRANTED, INCLUDING TO THE PAYMENT IN FULL OF ALL AMOUNTS OWING TO SUCH ENTITLED PERSONS, AND (II) THE COVENANT SET FORTH IN THE PRECEDING CLAUSE (I) CONSTITUTES A “SUBORDINATION AGREEMENT” WITHIN THE MEANING OF, AND SUBJECT TO, SECTION 510(A) OF THE BANKRUPTCY CODE.

EACH NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A NOTE (OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE), EXPRESSES ITS INTENTION THAT THE NOTE QUALIFIES UNDER APPLICABLE TAX LAW AS INDEBTEDNESS SECURED BY THE COLLATERAL AND, UNLESS OTHERWISE REQUIRED BY APPROPRIATE TAXING AUTHORITIES, AGREES TO TREAT THE NOTES AS INDEBTEDNESS SECURED BY THE COLLATERAL FOR THE PURPOSE OF

Ex. A-4-4

FEDERAL INCOME TAXES, STATE AND LOCAL INCOME AND FRANCHISE TAXES AND ANY OTHER TAXES IMPOSED UPON, MEASURED BY OR BASED UPON GROSS OR NET INCOME.

EACH NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A NOTE OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE, ACKNOWLEDGES AND AGREES THAT THE PURPOSE OF ARTICLE XII OF THE AART INDENTURE IS TO FACILITATE COMPLIANCE WITH THE FDIC RULE BY ALLY BANK, THE DEPOSITOR, THE ADMINISTRATOR AND THE ISSUING ENTITY AND THAT THE INTERPRETATIONS OF THE REQUIREMENTS OF THE FDIC RULE MAY CHANGE OVER TIME, WHETHER DUE TO INTERPRETIVE GUIDANCE PROVIDED BY THE FDIC OR ITS STAFF, CONSENSUS AMONG PARTICIPANTS IN THE ASSET-BACKED SECURITIES MARKETS, ADVICE OF COUNSEL, OR OTHERWISE, AND AGREES THAT THE PROVISIONS SET FORTH IN ARTICLE XII OF THE AART INDENTURE SHALL HAVE THE EFFECT AND MEANINGS THAT ARE APPROPRIATE UNDER THE FDIC RULE AS SUCH MEANINGS CHANGE OVER TIME ON THE BASIS OF EVOLVING INTERPRETATIONS OF THE FDIC RULE.

The principal of this Class [A-1][B][C] Note is payable as set forth herein. Accordingly, the outstanding principal amount of this Class [A-1][B][C] Note at any time may be less than the amount shown on the face hereof.

[Unless this Class [A-1][B][C] Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuing Entity or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

Ex. A-4-5

ALLY AUTO RECEIVABLES TRUST 20    -SN

CLASS [A-1][B][C] NOTES

[            ], 20[    ]

ALLY AUTO RECEIVABLES TRUST 20    -SN  , a statutory trust formed and existing under the laws of the State of Delaware (herein referred to as the “Issuing Entity”), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                      DOLLARS ($        ) or such lesser outstanding amount as may be payable in accordance with the AART Indenture (as defined on the reverse side of this Note), on each Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction, the numerator of which is the initial principal amount hereof and the denominator of which is the initial aggregate principal amount for this Class [A-1][B][C] Note by (ii) the aggregate amount, if any, payable on such Distribution Date from the Note Distribution Account in respect of principal on this Class [A-1][B][C] Note pursuant to Sections 2.7, 3.1 and 8.2(c) of the AART Indenture; provided, however, that the entire unpaid principal amount of this Class [A-1][B][C] Note shall be due and payable on [                    ] (the “Final Scheduled Distribution Date”), unless this Class [A-1][B][C] Note is earlier redeemed, pursuant to Section 10.1 of the AART Indenture, in which case such unpaid principal amount shall be due on the Redemption Date. The Issuing Entity shall pay interest on this Class [A-1][B][C] Note at the rate per annum shown above on each Distribution Date in accordance with the terms of the AART Indenture until the principal of this Class [A-1][B][C] Note is paid or made available for payment on the principal amount of this Class [A-1][B][C] Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date (or, for the initial Distribution Date, the outstanding principal balance on the Closing Date)). Interest on this Class [A-1][B][C] Note will accrue from and including the Closing Date at the rate per annum shown above, and will be payable on each Distribution Date in an amount equal to the Aggregate Noteholders’ Interest Distributable Amount on such Distribution Date for the Class [A-1][B][C] Notes. Interest will be computed on the basis of [the actual number of days elapsed from and including the prior Distribution Date] [a 360-day year of twelve 30-day months (or, in the case of the initial Distribution Date, a      day period][from and including the Closing Date) to but excluding the current Distribution Date and a 360-day year]). Such principal of and interest on this Rule Class [A-1][B][C] Note shall be paid in the manner specified in the AART Indenture. All interest payments on this Class [A-1][B][C] Note on any Distribution Date shall be made pro rata to the Class [A-1][B][C] Noteholders entitled thereto.

The principal of and interest on this Class [A-1][B][C] Note are payable in such coin or currency of the United States of America which, at the time of payment, is legal tender for payment of public and private debts. All payments made by the Issuing Entity with respect to this Class [A-1][B][C] Note shall be applied first to interest due and payable on this Class [A-1][B][C] Note as provided above and then to the unpaid principal of this Class [A-1][B][C] Note as provided above.

Ex. A-4-6

Reference is made to the further provisions of this Class [A-1][B][C] Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class [A-1][B][C] Note.

Unless the certificate of authentication hereon has been executed by the AART Indenture Trustee whose name appears below by manual signature, this Class [A-1][B][C] Note shall not be entitled to any benefit under the AART Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuing Entity has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the day and year first above written.

ALLY AUTO RECEIVABLES TRUST 20 -SN

By:
Name:
Title:

Ex. A-4-7

AART INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned AART Indenture.

[ ], not in its individual capacity but solely as AART Indenture Trustee

By:
Name:
Title:

Ex. A-4-8

REVERSE OF NOTE

This Note is one of a duly authorized issue of Notes of the Issuing Entity, designated as its Class [A-1][B][C] Asset Backed Notes (herein called the “Class [A-    ][B][C] Notes”), all issued under an AART Indenture, dated as of [            ], 20[    ] (such AART Indenture, as supplemented or amended, is herein called the “AART Indenture”), between the Issuing Entity and [                    ], as trustee (the “AART Indenture Trustee”, which term includes any successor trustee under the AART Indenture), to which AART Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuing Entity, the AART Indenture Trustee and the Noteholders. The Class [A-1][B][C] Notes are one of three duly authorized classes of Notes of the Issuing Entity issued pursuant to the AART Indenture (collectively, as to all Notes of all such classes, the “Notes”). The Notes are governed by and subject to all terms of the AART Indenture (which terms are incorporated herein and made a part hereof), to which AART Indenture the Holder of this Note by virtue of acceptance hereof assents and by which such Holder is bound. All capitalized terms used and not otherwise defined in this Note that are defined in the AART Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the AART Indenture.

The Class [A-1][B][C] Notes and all other Notes issued pursuant to the AART Indenture are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the AART Indenture.

Each Noteholder or Note Owner, by acceptance of a Note (or, in the case of a Note Owner, a beneficial interest in a Note) will be deemed to represent and warrant that either (1) it is not acquiring the Note with the plan assets of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a “plan” subject to Section 4975 of the Code, (c) any entity whose underlying assets include plan assets by reason of investment by an employee benefit plan or a plan in such entity or (d) any other plan that is subject to any law that is substantially similar to Title I of ERISA or Section 4975 of the Code or (2) the acquisition and holding of the Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any substantially similar applicable law.

Each Noteholder or Note Owner, by acceptance of a Note (or, in the case of a Note Owner, a beneficial interest in a Note), covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity or the AART Indenture Trustee on the Notes or under the AART Indenture or any certificate or other writing delivered in connection therewith, against (I) the AART Indenture Trustee or the AART Owner Trustee in their individual capacities, (II) the Depositor or any other owner of a beneficial interest in the Issuing Entity or (III) any partner, owner, beneficiary, officer, director, employee or agent of the AART Indenture Trustee or the AART Owner Trustee in their individual capacities, any Certificateholder or any holder of a beneficial interest in the Issuing Entity, the AART Owner Trustee or AART Indenture Trustee or of any successor or assign of the AART Indenture Trustee or the AART Owner Trustee in their individual capacities, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Ex. A-4-9

Each Noteholder or Note Owner, by its acceptance of a Note (or, in the case of a Note Owner, a beneficial interest in a Note), covenants and agrees that by accepting the benefits of the AART Indenture such Noteholder or Note Owner will not, prior to the date which is one year and one day after the termination of the AART Indenture with respect to the Issuing Entity, acquiesce, petition or otherwise invoke or cause the Depositor or the Issuing Entity to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Issuing Entity under any federal or State bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Issuing Entity or any substantial part of the property of either of them, or ordering the winding up or liquidation of the affairs of the Depositor or the Issuing Entity under any federal or State bankruptcy or insolvency proceeding.

Each Noteholder or holder of an interest in a Note, by acceptance of such Note or such interest therein, agrees to provide to the AART Indenture Trustee, any Paying Agent or the Issuing Entity, as applicable, upon its request, the Noteholder Tax Identification Information and, to the extent FATCA Withholding Tax is applicable, the Noteholder FATCA Information. In addition, each Noteholder or holder of an interest in a Note, by acceptance of such Note or such interest therein, agrees that the AART Indenture Trustee has the right to withhold any amounts of interest (properly withholdable under law and without any corresponding gross-up) payable to a Noteholder or holder of an interest in a Note that fails to comply with the requirements of the preceding sentence.

Each Noteholder by accepting a note (or any interest therein) acknowledges that such Person’s note (or interest therein) represents beneficial interests in the Issuing Entity only and does not represent interests in or obligations of the Depositor, the Servicer, the Administrator, the ABLT Owner Trustee, the ABLT Indenture Trustee, the AART Indenture Trustee, the AART Owner Trustee or any Affiliate thereof and no recourse, either directly or indirectly, may be had against such parties or their assets, except as may be expressly set forth or contemplated in the Transaction Documents. Each Noteholder by the acceptance of a Note (or interest therein) agrees that except as expressly provided in the Transaction Documents, in the event of nonpayment of any amounts with respect to the Notes, it shall have no claim against any of Depositor, the Servicer, the Administrator, the ABLT Owner Trustee, the ABLT Indenture Trustee, the AART Indenture Trustee, the AART Owner Trustee or any Affiliate for any deficiency, loss or claim therefrom. In the event that any of the foregoing covenants of each Noteholder is prohibited by, or declared illegal or otherwise unenforceable against any such Noteholder under applicable law by any court or other authority of competent jurisdiction, and, as a result, a Noteholder is deemed to have an interest in any assets of the Depositor or any Affiliate of the Depositor other than the Issuing Entity, each Noteholder agrees that (i) its claim against any such other assets shall be, and hereby is, subject and subordinate in all respects to the rights of other Persons to whom rights in the other assets have been expressly granted, including to the payment in full of all amounts owing to such entitled Persons, and (ii) the covenant set forth in the preceding clause (i) constitutes a “subordination agreement” within the meaning of, and subject to, Section 510(a) of the Bankruptcy Code.

Except a Noteholder which is considered for federal income tax purposes the issuer of the Class [A-1][B][C] Note (or is disregarded as an entity separate from such issuer), each Noteholder or Note Owner, by acceptance of a Note (or, in the case of a Note Owner, a

Ex. A-4-10

beneficial interest in a Note), expresses its intention that the Note qualifies under applicable tax law as indebtedness secured by the Collateral and, unless otherwise required by appropriate taxing authorities, agrees to treat the Notes as indebtedness secured by the Collateral for the purpose of federal income taxes, State and local income and franchise taxes and any other taxes imposed upon, measured by or based upon gross or net income.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, acknowledges and agrees that the purpose of Article XII of the AART Indenture is to facilitate compliance with the FDIC Rule by Ally Bank, the Depositor, the Administrator and the Issuing Entity and that the interpretations of the requirements of the FDIC Rule may change over time, whether due to interpretive guidance provided by the FDIC or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees that the provisions set forth in Article XII of the AART Indenture shall have the effect and meanings that are appropriate under the FDIC Rule as such meanings change over time on the basis of evolving interpretations of the FDIC Rule.

Prior to the due presentment for registration of transfer of this Note, the Issuing Entity, the AART Indenture Trustee and any agent of the Issuing Entity or the AART Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the AART Indenture) is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Issuing Entity, the AART Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The AART Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuing Entity and the rights of the Noteholders under the AART Indenture at any time by the Issuing Entity with the consent of the Holders of Notes representing a majority of the Outstanding Amount of the Controlling Class. The AART Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Controlling Class, on behalf of the Holders of all the Notes, to waive compliance by the Issuing Entity with certain provisions of the AART Indenture and certain past defaults under the AART Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The AART Indenture also permits the AART Indenture Trustee to amend or waive certain terms and conditions set forth in the AART Indenture without the consent of the Noteholders.

The term “Issuing Entity” as used in this Note includes any successor to the Issuing Entity under the AART Indenture.

The Issuing Entity is permitted by the AART Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the AART Indenture Trustee and the Holders of Notes under the AART Indenture.

The Notes are issuable only in registered form in denominations as provided in the AART Indenture, subject to certain limitations therein set forth.

Ex. A-4-11

THIS NOTE AND THE AART INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

No reference herein to the AART Indenture and no provision of this Note or of the AART Indenture shall alter or impair the obligation of the Issuing Entity, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the AART Transaction Documents, neither the Depositor, the Administrator, the AART Owner Trustee, nor the AART Indenture Trustee in their respective individual capacities, any owner of a beneficial interest in the Issuing Entity, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the AART Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the AART Owner Trustee, solely in its capacity as AART Owner Trustee, in respect of the assets of the Issuing Entity. The Holder of this Note by the acceptance hereof agrees that, except as expressly provided in the AART Transaction Documents, in the case of an AART Event of Default, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuing Entity for any and all liabilities, obligations and undertakings contained in the AART Indenture or in this Note.

Ex. A-4-12

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                                              , as attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:		[1]
Signature Guaranteed:

Ex. A-4-13

EXHIBIT A-5

FORM OF

CLASS [D] FIXED RATE NOTES

REGISTERED	$
No. R-
Interest Rate: [ ] % per annum

SEE REVERSE FOR CERTAIN DEFINITIONS AND OTHER INFORMATION

CUSIP NO. [    ]

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE IN THE UNITED STATES OR ANY FOREIGN SECURITIES LAWS. BY ITS ACCEPTANCE OF THIS NOTE (OR OF AN INTEREST THEREIN) THE HOLDER OF THIS NOTE (OR SUCH INTEREST) [IF OTHER THAN THE DEPOSITOR OR ANY AFFILIATE OF THE DEPOSITOR] IS DEEMED TO REPRESENT TO THE DEPOSITOR AND THE AART INDENTURE TRUSTEE EITHER (1) IT IS (A) A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT AND (B) ACQUIRING THIS NOTE (OR INTEREST THEREIN) FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QUALIFIED INSTITUTIONAL BUYERS) OR (2) IT IS (A) AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”) AND (B) ACQUIRING THIS NOTE PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS.

NO SALE, PLEDGE OR OTHER TRANSFER OF THIS NOTE (OR INTEREST THEREIN) MAY BE MADE BY ANY PERSON UNLESS SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE EITHER [(1) TO THE DEPOSITOR OR ANY AFFILIATE OF THE DEPOSITOR,] (2) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT DELIVERS ANY NECESSARY CERTIFICATIONS PURSUANT TO THE AART INDENTURE, INCLUDING CERTIFICATIONS THAT (A) IT IS ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE INSTITUTIONAL ACCREDITED INVESTORS UNLESS THE HOLDER IS A BANK ACTING IN ITS FIDUCIARY CAPACITY) THAT, IF SO REQUESTED BY THE DEPOSITOR OR THE AART INDENTURE TRUSTEE, ALSO DELIVERS SUCH CERTIFICATIONS AND (B) IT IS AWARE THAT THE TRANSFEROR OF THIS NOTE INTENDS TO RELY ON THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 501 UNDER THE SECURITIES ACT, (3) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE UNDER RULE 144A UNDER THE SECURITIES ACT, TO A

Ex. A-5-1

“QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT DELIVERS ANY NECESSARY CERTIFICATIONS PURSUANT TO THE AART INDENTURE, INCLUDING CERTIFICATIONS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, ACTING FOR ITS OWN ACCOUNT OR THE ACCOUNTS OF OTHER “QUALIFIED INSTITUTIONAL BUYERS” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT AND (B) IT IS AWARE THAT THE TRANSFEROR OF SUCH NOTE INTENDS TO RELY ON THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144A UNDER THE SECURITIES ACT OR (4) IF THIS NOTE IS NO LONGER ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT AND IS NOT BEING SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO AN INSTITUTIONAL ACCREDITED INVESTOR, IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN WHICH CASE (A) THE AART INDENTURE TRUSTEE SHALL REQUIRE THAT BOTH THE PROSPECTIVE TRANSFEROR AND THE PROSPECTIVE TRANSFEREE CERTIFY TO THE AART INDENTURE TRUSTEE AND THE DEPOSITOR IN WRITING THE FACTS SURROUNDING SUCH TRANSFER, WHICH CERTIFICATION SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE AART INDENTURE TRUSTEE AND THE DEPOSITOR AND (B) THE AART INDENTURE TRUSTEE SHALL REQUIRE A WRITTEN OPINION OF COUNSEL (WHICH SHALL NOT BE AT THE EXPENSE OF THE DEPOSITOR, THE ADMINISTRATOR, THE ISSUING ENTITY OR THE AART INDENTURE TRUSTEE) SATISFACTORY TO THE DEPOSITOR AND THE AART INDENTURE TRUSTEE TO THE EFFECT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT.

[NO SALE, PLEDGE OR OTHER TRANSFER MAY BE MADE TO ANY ONE PERSON FOR CLASS D NOTES WITH AN INITIAL FACE AMOUNT OF LESS THAN $500,000 (OR SUCH OTHER AMOUNT AS THE DEPOSITOR MAY DETERMINE IN ORDER TO PREVENT THE ISSUING ENTITY FROM BEING TREATED AS A “PUBLICLY TRADED PARTNERSHIP” UNDER SECTION 7704 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “INTERNAL REVENUE CODE”), BUT IN NO EVENT LESS THAN $250,000) AND, IN THE CASE OF ANY PERSON ACTING ON BEHALF OF ONE OR MORE THIRD PARTIES (OTHER THAN A BANK (AS DEFINED IN SECTION 3(a)(2) OF THE U.S. SECURITIES ACT) ACTING IN ITS FIDUCIARY CAPACITY), FOR CLASS D NOTES WITH A FACE AMOUNT OF LESS THAN SUCH AMOUNT FOR EACH SUCH THIRD PARTY. ANY ATTEMPTED TRANSFER IN CONTRAVENTION OF THE IMMEDIATELY PRECEDING RESTRICTION WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEROR WILL CONTINUE TO BE TREATED AS THE OWNER OF THE CLASS D NOTES FOR ALL PURPOSES. THE ISSUING ENTITY WILL WITHHOLD U.S. INCOME TAX AT A RATE OF 35% (OR WHATEVER RATE IS OTHERWISE REQUIRED BY LAW) ON INTEREST INCOME ALLOCABLE TO A NOTEHOLDER WHO IS NOT A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE INTERNAL REVENUE CODE AS IF SUCH INTEREST INCOME IS INCOME EFFECTIVELY CONNECTED WITH A TRADE OR BUSINESS IN THE UNITED STATES.]

Ex. A-5-2

[THIS CLASS D NOTE (OR AN INTEREST THEREIN) MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF (1) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, (“ERISA”)), THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (2) A “PLAN” SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE, OR (3) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR A PLAN’S INVESTMENT IN THE ENTITY, OTHER THAN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60) WHOSE UNDERLYING ASSETS INCLUDE LESS THAN 25% “PLAN ASSETS” AND FOR WHICH THE PURCHASE AND HOLDING OF THE CLASS D NOTES IS ELIGIBLE FOR AND SATISFIES ALL CONDITIONS FOR RELIEF UNDER PTCE 95-60. THIS CLASS D NOTE (OR AN INTEREST THEREIN) ALSO MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF AN EMPLOYEE BENEFIT PLAN OR PLAN THAT IS NOT SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA (INCLUDING FOREIGN OR GOVERNMENTAL PLANS) IF SUCH ACQUISITION WOULD RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER, OR A VIOLATION OF, ANY APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE. [EACH CLASS D NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A CLASS D NOTE OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A CLASS D NOTE WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING THE NOTE WITH THE ASSETS OF (A) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (B) A “PLAN” SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (C) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR PLAN IN SUCH ENTITY OR (D) ANY OTHER PLAN THAT IS SUBJECT TO ANY LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR (II) THE ACQUISITION AND HOLDING OF THE NOTE WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SUBSTANTIALLY SIMILAR APPLICABLE LAW.]1 EACH HOLDER OF A CLASS D NOTE, BY ACCEPTING THIS CLASS D NOTE, WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT SUBJECT TO THE FOREGOING LIMITATIONS.]

[1]	Include if the restrictions of Section 2.15(e) do not apply.

Ex. A-5-3

EACH HOLDER OF A CLASS D CLASS D NOTE, BY ACCEPTING THIS CLASS D NOTE, AGREES TO TREAT THE CLASS D NOTES AS INDEBTEDNESS FOR FEDERAL, STATE AND LOCAL INCOME AND FRANCHISE TAX PURPOSES.

EACH NOTEHOLDER OR NOTE OWNER, BY ITS ACCEPTANCE OF THIS CLASS D NOTE (OR INTEREST HEREIN), COVENANTS AND AGREES THAT SUCH CLASS D NOTEHOLDER OR NOTE OWNER, AS THE CASE MAY BE, SHALL NOT, PRIOR TO THE DATE WHICH IS ONE YEAR AND ONE DAY AFTER THE TERMINATION OF THE AART INDENTURE, ACQUIESCE, PETITION OR OTHERWISE INVOKE OR CAUSE THE DEPOSITOR OR THE ISSUING ENTITY TO INVOKE THE PROCESS OF ANY COURT OR GOVERNMENTAL AUTHORITY FOR THE PURPOSE OF COMMENCING OR SUSTAINING A CASE AGAINST THE DEPOSITOR UNDER ANY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY, REORGANIZATION OR SIMILAR LAW OR APPOINTING A RECEIVER, LIQUIDATOR, ASSIGNEE, TRUSTEE, CUSTODIAN, SEQUESTRATOR OR OTHER SIMILAR OFFICIAL OF THE DEPOSITOR OR THE ISSUING ENTITY OR ANY SUBSTANTIAL PART OF THE PROPERTY OF EITHER OF THEM, OR ORDERING THE WINDING UP OR LIQUIDATION OF THE AFFAIRS OF THE DEPOSITOR OR THE ISSUING ENTITY.

[EACH NOTEHOLDER BY ACCEPTING A NOTE (OR ANY INTEREST THEREIN) ACKNOWLEDGES THAT SUCH PERSON’S NOTE (OR INTEREST THEREIN) REPRESENTS BENEFICIAL INTERESTS IN THE ISSUING ENTITY ONLY AND DOES NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE SERVICER, THE ADMINISTRATOR, THE ABLT OWNER TRUSTEE, THE ABLT INDENTURE TRUSTEE, THE AART INDENTURE TRUSTEE OR ANY AFFILIATE THEREOF AND NO RECOURSE, EITHER DIRECTLY OR INDIRECTLY, MAY BE HAD AGAINST SUCH PARTIES OR THEIR ASSETS, EXCEPT AS MAY BE EXPRESSLY SET FORTH OR CONTEMPLATED IN THE TRANSACTION DOCUMENTS. EACH NOTEHOLDER BY THE ACCEPTANCE OF A NOTE (OR INTEREST THEREIN) AGREES THAT EXCEPT AS EXPRESSLY PROVIDED IN THE TRANSACTION DOCUMENTS, IN THE EVENT OF NONPAYMENT OF ANY AMOUNTS WITH RESPECT TO THE NOTES, IT SHALL HAVE NO CLAIM AGAINST ANY OF DEPOSITOR, THE SERVICER, THE ADMINISTRATOR, THE ABLT OWNER TRUSTEE, THE ABLT INDENTURE TRUSTEE, THE AART INDENTURE TRUSTEE OR ANY AFFILIATE FOR ANY DEFICIENCY, LOSS OR CLAIM THEREFROM. IN THE EVENT THAT ANY OF THE FOREGOING COVENANTS OF EACH NOTEHOLDER IS PROHIBITED BY, OR DECLARED ILLEGAL OR OTHERWISE UNENFORCEABLE AGAINST ANY SUCH NOTEHOLDER UNDER APPLICABLE LAW BY ANY COURT OR OTHER AUTHORITY OF COMPETENT JURISDICTION, AND, AS A RESULT, A NOTEHOLDER IS DEEMED TO HAVE AN INTEREST IN ANY ASSETS OF THE DEPOSITOR OR ANY AFFILIATE OF THE DEPOSITOR OTHER THAN THE ISSUING ENTITY, EACH NOTEHOLDER AGREES THAT (I) ITS CLAIM AGAINST ANY SUCH OTHER ASSETS SHALL BE, AND HEREBY IS, SUBJECT AND SUBORDINATE IN ALL RESPECTS TO THE RIGHTS OF OTHER PERSONS TO WHOM RIGHTS IN THE OTHER ASSETS HAVE BEEN EXPRESSLY GRANTED, INCLUDING TO THE PAYMENT IN FULL OF ALL AMOUNTS OWING TO SUCH ENTITLED PERSONS, AND (II) THE COVENANT SET FORTH IN THE PRECEDING CLAUSE (I) CONSTITUTES A “SUBORDINATION AGREEMENT” WITHIN THE MEANING OF, AND SUBJECT TO, SECTION 510(A) OF THE BANKRUPTCY CODE.]

Ex. A-5-4

EACH NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A NOTE OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE, ACKNOWLEDGES AND AGREES THAT THE PURPOSE OF ARTICLE XII OF THE AART INDENTURE IS TO FACILITATE COMPLIANCE WITH THE FDIC RULE BY ALLY BANK, THE DEPOSITOR, THE ADMINISTRATOR AND THE ISSUING ENTITY AND THAT THE INTERPRETATIONS OF THE REQUIREMENTS OF THE FDIC RULE MAY CHANGE OVER TIME, WHETHER DUE TO INTERPRETIVE GUIDANCE PROVIDED BY THE FDIC OR ITS STAFF, CONSENSUS AMONG PARTICIPANTS IN THE ASSET-BACKED SECURITIES MARKETS, ADVICE OF COUNSEL, OR OTHERWISE, AND AGREES THAT THE PROVISIONS SET FORTH IN ARTICLE XII OF THE AART INDENTURE SHALL HAVE THE EFFECT AND MEANINGS THAT ARE APPROPRIATE UNDER THE FDIC RULE AS SUCH MEANINGS CHANGE OVER TIME ON THE BASIS OF EVOLVING INTERPRETATIONS OF THE FDIC RULE.

The principal of this Class [D] Note is payable as set forth herein. Accordingly, the outstanding principal amount of this Class [D] Note at any time may be less than the amount shown on the face hereof.

[Unless this Class [D] Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuing Entity or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

Ex. A-5-5

ALLY AUTO RECEIVABLES TRUST 20    -SN

CLASS [D] FIXED RATE NOTES

[            ], 20[    ]

ALLY AUTO RECEIVABLES TRUST 20    -SN    , a statutory trust formed and existing under the laws of the State of Delaware (herein referred to as the “Issuing Entity”), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                     DOLLARS ($        ) or such lesser outstanding amount as may be payable in accordance with the AART Indenture (as defined on the reverse side of this Note), on each Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction, the numerator of which is the initial principal amount hereof and the denominator of which is the initial aggregate principal amount for the Class [D] Note by (ii) the aggregate amount, if any, payable on such Distribution Date from the Note Distribution Account in respect of principal on the Class [D] Note pursuant to Sections 2.7, 3.1 and 8.2(c) of the AART Indenture; provided, however, that the entire unpaid principal amount of this Class [D] Note shall be due and payable on [                    ] (the “Final Scheduled Distribution Date”), unless this Class [D] Note is earlier redeemed, pursuant to Section 10.1 of the AART Indenture, in which case such unpaid principal amount shall be due on the Redemption Date. The Issuing Entity shall pay interest on this Class [D] Note at the rate per annum shown above on each Distribution Date in accordance with the terms of the AART Indenture until the principal of this Class [D] Note is paid or made available for payment on the principal amount of this Class [D] Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date (or, for the initial Distribution Date, the outstanding principal balance on the Closing Date)). Interest on the Class [D] Note will accrue from and including the Closing Date at the rate per annum shown above, and will be payable on each Distribution Date in an amount equal to the Aggregate Noteholders’ Interest Distributable Amount on such Distribution Date for the Class [D] Notes. Interest will be computed on the basis of a 360-day year of twelve 30-day months (or, in the case of the initial Distribution Date, a     day period). Such principal of and interest on this Class [D] Note shall be paid in the manner specified in the AART Indenture. All interest payments on this Class [D] Note on any Distribution Date shall be made pro rata to the Class [D] Noteholders entitled thereto.

The principal of and interest on this Class [D] Note are payable in such coin or currency of the United States of America which, at the time of payment, is legal tender for payment of public and private debts. All payments made by the Issuing Entity with respect to this Class [D] Note shall be applied first to interest due and payable on this Class [D] Note as provided above and then to the unpaid principal of this Class [D] Note as provided above.

Reference is made to the further provisions of this Class [D] Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class [D] Note.

Unless the certificate of authentication hereon has been executed by the AART Indenture Trustee whose name appears below by manual signature, this Class [D] Note shall not be entitled to any benefit under the AART Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

Ex. A-5-6

IN WITNESS WHEREOF, the Issuing Entity has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the day and year first above written.

ALLY AUTO RECEIVABLES TRUST 20 -SN

By:
Name:
Title:

Ex. A-5-7

AART INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned AART Indenture.

[ ], not in its
individual capacity but solely as AART Indenture Trustee

By:
Name:
Title:

Ex. A-5-8

REVERSE OF NOTE

This Note is one of a duly authorized issue of Notes of the Issuing Entity, designated as its Class [D] Fixed Rate Asset Backed Notes (herein called the “Class [D] Notes”), all issued under an AART Indenture, dated as of [            ], 20[    ] (such AART Indenture, as supplemented or amended, is herein called the “AART Indenture”), between the Issuing Entity and [                    ], as trustee (the “AART Indenture Trustee”, which term includes any successor trustee under the AART Indenture), to which AART Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuing Entity, the AART Indenture Trustee and the Noteholders. The Class [D] Notes are one of three duly authorized classes of Notes of the Issuing Entity issued pursuant to the AART Indenture (collectively, as to all Notes of all such classes, the “Notes”). The Notes are governed by and subject to all terms of the AART Indenture (which terms are incorporated herein and made a part hereof), to which AART Indenture the Holder of this Note by virtue of acceptance hereof assents and by which such Holder is bound. All capitalized terms used and not otherwise defined in this Note that are defined in the AART Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the AART Indenture.

The Class [D] Notes and all other Notes issued pursuant to the AART Indenture are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the AART Indenture.

[This Class [D] Note may not be acquired by or for the account of (i) an “employee benefit plan” (as defined in Section 3(3) of ERISA), that is subject to the provisions of Title I of ERISA, (ii) a “plan” subject to Section 4975 of the Code, or (iii) any entity whose underlying assets include “plan assets” by reason of an employee benefit plan’s or a plan’s investment in the entity, other than an “insurance company general account” (as defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60) whose underlying assets include less than 25% “plan assets” and for which the purchase and holding of this Class [D] Note is eligible for and satisfies all conditions for relief under PTCE 95-60. This Class [D] Note also may not be acquired by or for the account of an employee benefit plan or plan that is not subject to the provisions of Title I of ERISA (including foreign or governmental plans) if such acquisition would result in a non-exempt prohibited transaction under, or a violation of, any applicable law that is substantially similar to Title I of ERISA or Section 4975 of the Code. Each holder of a Class [D] Note, by accepting this Class [D] Note, will be deemed to have represented and warranted that it is not subject to the foregoing limitations.]

Each Noteholder or Note Owner, by acceptance of a Note (or, in the case of a Note Owner, a beneficial interest in a Note), covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity or the AART Indenture Trustee on the Notes or under the AART Indenture or any certificate or other writing delivered in connection therewith, against (I) the AART Indenture Trustee or the AART Owner Trustee in their individual capacities, (II) the Depositor or any other owner of a beneficial interest in the Issuing Entity or (III) any partner, owner, beneficiary, officer, director, employee or agent of the AART Indenture Trustee or the AART Owner Trustee in their individual capacities, any Certificateholder or any holder of a beneficial interest in the Issuing Entity, the AART Owner Trustee or AART Indenture Trustee or of any successor or assign of the AART Indenture Trustee or

Ex. A-5-9

the AART Owner Trustee in their individual capacities, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder or Note Owner, by its acceptance of a Note (or, in the case of a Note Owner, a beneficial interest in a Note), covenants and agrees that by accepting the benefits of the AART Indenture such Noteholder or Note Owner will not, prior to the date which is one year and one day after the termination of the AART Indenture with respect to the Issuing Entity, acquiesce, petition or otherwise invoke or cause the Depositor or the Issuing Entity to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Issuing Entity under any federal or State bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Issuing Entity or any substantial part of the property of either of them, or ordering the winding up or liquidation of the affairs of the Depositor or the Issuing Entity under any federal or State bankruptcy or insolvency proceeding.

Each Noteholder by accepting a note (or any interest therein) acknowledges that such Person’s note (or interest therein) represents beneficial interests in the Issuing Entity only and does not represent interests in or obligations of the Depositor, the Servicer, the Administrator, the ABLT Owner Trustee, the ABLT Indenture Trustee, the AART Indenture Trustee, the AART Owner Trustee or any Affiliate thereof and no recourse, either directly or indirectly, may be had against such parties or their assets, except as may be expressly set forth or contemplated in the Transaction Documents. each Noteholder by the acceptance of a Note (or interest therein) agrees that except as expressly provided in the Transaction Documents, in the event of nonpayment of any amounts with respect to the Notes, it shall have no claim against any of Depositor, the Servicer, the Administrator, the ABLT Owner Trustee, the ABLT Indenture Trustee, the AART Indenture Trustee, the AART Owner Trustee or any Affiliate for any deficiency, loss or claim therefrom. in the event that any of the foregoing covenants of each Noteholder is prohibited by, or declared illegal or otherwise unenforceable against any such Noteholder under applicable law by any court or other authority of competent jurisdiction, and, as a result, a Noteholder is deemed to have an interest in any assets of the Depositor or any Affiliate of the Depositor other than the Issuing Entity, each Noteholder agrees that (i) its claim against any such other assets shall be, and hereby is, subject and subordinate in all respects to the rights of other Persons to whom rights in the other assets have been expressly granted, including to the payment in full of all amounts owing to such entitled Persons, and (ii) the covenant set forth in the preceding clause (i) constitutes a “subordination agreement” within the meaning of, and subject to, Section 510(a) of the Bankruptcy Code.

Except a Noteholder which is considered for federal income tax purposes the issuer of the Class D Note (or is disregarded as an entity separate from such issuer), each Noteholder, by acceptance of a Class D Note or, in the case of a Note Owner, a beneficial interest in a Class D Note, expresses its intention that the Note qualifies under applicable tax law as indebtedness secured by the Collateral and, unless otherwise required by appropriate taxing authorities, agrees to treat the Notes as indebtedness secured by the Collateral for the purpose of federal income taxes, State and local income and franchise taxes and any other taxes imposed upon, measured by or based upon gross or net income.

Ex. A-5-10

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, acknowledges and agrees that the purpose of Article XII of the AART Indenture is to facilitate compliance with the FDIC Rule by Ally Bank, the Depositor, the Administrator and the Issuing Entity and that the interpretations of the requirements of the FDIC Rule may change over time, whether due to interpretive guidance provided by the FDIC or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees that the provisions set forth in Article XII of the AART Indenture shall have the effect and meanings that are appropriate under the FDIC Rule as such meanings change over time on the basis of evolving interpretations of the FDIC Rule.

Prior to the due presentment for registration of transfer of this Note, the Issuing Entity, the AART Indenture Trustee and any agent of the Issuing Entity or the AART Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the AART Indenture) is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Issuing Entity, the AART Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The AART Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuing Entity and the rights of the Noteholders under the AART Indenture at any time by the Issuing Entity with the consent of the Holders of Notes representing a majority of the Outstanding Amount of the Controlling Class. The AART Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Controlling Class, on behalf of the Holders of all the Notes, to waive compliance by the Issuing Entity with certain provisions of the AART Indenture and certain past defaults under the AART Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The AART Indenture also permits the AART Indenture Trustee to amend or waive certain terms and conditions set forth in the AART Indenture without the consent of the Noteholders.

The term “Issuing Entity” as used in this Note includes any successor to the Issuing Entity under the AART Indenture.

The Issuing Entity is permitted by the AART Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the AART Indenture Trustee and the Holders of Notes under the AART Indenture.

The Notes are issuable only in registered form in denominations as provided in the AART Indenture, subject to certain limitations therein set forth.

THIS NOTE AND THE AART INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Ex. A-5-11

No reference herein to the AART Indenture and no provision of this Note or of the AART Indenture shall alter or impair the obligation of the Issuing Entity, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the AART Transaction Documents, neither the Depositor, the Administrator nor the AART Indenture Trustee in their respective individual capacities, any owner of a beneficial interest in the Issuing Entity, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the AART Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the AART Owner Trustee, solely in its capacity as AART Owner Trustee, in respect of the assets of the Issuing Entity. The Holder of this Note by the acceptance hereof agrees that, except as expressly provided in the AART Transaction Documents, in the case of an AART Event of Default, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuing Entity for any and all liabilities, obligations and undertakings contained in the AART Indenture or in this Note.

Ex. A-5-12

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appointst                                                              , as attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:		[1]
Signature Guaranteed:

Ex. A-5-13

EXHIBIT B-1

FORM OF TRANSFEROR CERTIFICATE

FOR TRANSFERS OF THE RULE 144A CLASS [A-1][B][C] NOTES

[Date]4

[ ], as Note Registrar
[ ]
[ ]

Re:	NOTES, CLASS [A-1][B][C] (the “Class [A-1][B][C] Notes”)

Ladies and Gentlemen:

This letter relates to the sale by                      (the “Transferor”) to                      (the “Transferee”) of U.S. $[        ] aggregate principal balance of Class [A-1][B][C] Notes (the “Transferred Notes”). The Class [A-1][B][C] Notes, including the Transferred Notes, were issued pursuant to the AART Indenture, dated as of             , 20     (the “AART Indenture”), among Ally Auto Receivables Trust 20    -SN  , as Issuing Entity (the “Issuing Entity”) and [                    ], as AART Indenture trustee (the “AART Indenture Trustee”). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the AART Indenture.

The Transferor hereby certifies, represents and warrants to you, as Note Registrar, and for the benefit of the Issuing Entity, the AART Indenture Trustee and the Transferee, that the Transferred Notes are being transferred in accordance with (i) the transfer restrictions set forth in the AART Indenture and, taken as a whole, the private placement memorandum dated             , 20     and the private placement memorandum supplement dated             , 20     relating to the Notes and (ii) either (A) Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), to a Transferee that the Transferor reasonably believes is a qualified institutional buyer within the meaning of Rule 144A purchasing the Notes for its own account or for the account of a qualified institutional buyer, in a transaction meeting the requirements of Rule 144A or (B) Regulation D of the Securities Act to a Transferee that is an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D, and in each case in accordance with any applicable securities laws of any State of the United States or any other jurisdiction.

[Name of Transferor]

By:
Name:
Title:

cc: [Depositor]

[4]	Consider deleting transferor and transferee certificates.

Ex. B-1-1

EXHIBIT B-2

FORM OF TRANSFEREE CERTIFICATE

FOR TRANSFERS OF THE RULE 144A CLASS [A-1][B][C] NOTES

[Date]

[ ], as Note Registrar
[ ]
[ ]

Re:	NOTES, CLASS (the “Class [A-1][B][C] Notes”)

Ladies and Gentlemen:

                     (the “Transferee”) intends to purchase from                      (the “Transferor”) U.S. $[        ] aggregate principal balance of Class [A-1][B][C] Notes (the “Transferred Notes”). The Class [A-1][B][C] Notes, including the Transferred Notes, were issued pursuant to the AART Indenture, dated as of [            ], 20[    ] (the “AART Indenture”), among Ally Auto Receivables Trust 20     SN-  , as Issuing Entity (the “Issuing Entity”) and [                    ], as AART Indenture trustee (the “AART Indenture Trustee”). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the AART Indenture. The Transferee hereby certifies, represents and warrants to you, as Note Registrar, and for the benefit of the Issuing Entity, the AART Indenture Trustee and the Transferor, that:

1. The Transferee is either (x) a “qualified institutional buyer” (a “Qualified Institutional Buyer”) as that term is defined in Rule 144A (“Rule l44A”) under the Securities Act of 1933, as amended (the “Securities Act”) that has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2 and that is aware that the sale to it of the Transferred Notes is being made in reliance on Rule 144A or (y) an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D of the Securities Act (an “Institutional Accredited Investor”) that (I) is acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Institutional Accredited Investors unless the holder is a bank acting in its fiduciary capacity) [[insert if requested by the Depositor (as defined in the AART Indenture) or the AART Indenture Trustee] that are contemporaneously delivering certifications that they are Institutional Accredited Investors] and (II) is aware that the Transferor intends to rely on the exemption from the registration requirements of the Securities Act provided by Rule 501 under the Securities Act. The Transferee is acquiring the Transferred Notes for its own account or for the account of a person who is either a Qualified Institutional Buyer or an Institutional Accredited Investor, and understands that such Transferred Notes may be resold, pledged or transferred only (1) to an Institutional Accredited Investor that delivers any necessary certifications pursuant to the AART Indenture, including certifications that (a) it is acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Institutional Accredited Investors unless the holder is a bank acting in its fiduciary capacity) that, if so requested by the Depositor (as defined in the AART Indenture) or

Ex. B-2-1

the AART Indenture Trustee, also deliver such certifications and (b) it is aware that the Transferor intends to rely on the exemption from the registration requirements of the Securities Act provided by Rule 501 under the Securities Act, or (2) so long as the Transferred Notes are eligible for resale under Rule 144A, in accordance with the terms of the AART Indenture to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (3) if the Transferred Notes are no longer eligible for resale pursuant to Rule 144A of the Securities Act and such sale, pledge or other transfer is not being made to an Institutional Accredited Investor under the circumstances described above, such sale, pledge or other transfer is made in a transaction otherwise exempt from the registration requirements of the Securities Act in accordance with the terms of the AART Indenture, including that (i) the AART Indenture Trustee shall require that both the prospective transferor and the prospective transferee certify in writing the facts surrounding such transfer and (ii) the AART Indenture Trustee shall require a written opinion of counsel to the effect that such transfer will not violate the Securities Act.

2. The Transferee has been furnished with (a) all information regarding the Transferred Notes and payments thereon, (b) all information regarding the nature and performance of the Secured Notes and the Lease Assets, (c) all information regarding the AART Indenture, (d) all information regarding any credit enhancement mechanism associated with the Transferred Notes, in each case, that it has requested and (e) a copy of the confidential private placement memorandum dated as of             , 20     and the confidential private placement memorandum supplement dated as of             , 20     prepared in connection with the issuance of the Transferred Notes.

Very truly yours,

(Transferee)

By:
Name:
Title:

Ex. B-2-2

ANNEX 1 TO EXHIBIT B-2

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[for Transferees other than Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and [name of Note Registrar], as Note Registrar, with respect to the Class [A-1][B][C] Notes being transferred (the “Transferred Notes”) as described in the certificate to which this certification relates and to which this certification is an Annex:

1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Notes (the “Transferee”).

2. The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because (i) the Transferee owned and/or invested on a discretionary basis $         in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Note in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Note in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

Ex. B-2-3

Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule l44A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

3. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee’s direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5. The Transferee acknowledges that it is familiar with Rule l44A and understands that the Transferor and other parties related to the Transferred Notes are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

Ex. B-2-4

☐	☐	Will the Transferee be purchasing the Transferred Notes only for the Transferee’s own account?
Yes	No

6. If the answer to the foregoing question is “no”, then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee’s purchase of the Transferred Notes will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

Print Name of Transferee

By:
Name:
Title:

Date:

Ex. B-2-5

ANNEX 2 TO EXHIBIT B-2

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[for Transferees that are Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and [name of Note Registrar], as Note Registrar, with respect to the Class [A-1][B][C] Notes being transferred (the “Transferred Notes”) as described in the certificate to which this certification relates and to which this certification is an Annex:

1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Notes (the “Transferee”) or, if the Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the “Adviser”).

2. The Transferee is a “qualified institutional buyer” as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee’s Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee’s Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee’s Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

The Transferee owned and/or invested on a discretionary basis $ in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

The Transferee is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or I investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee’s Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase

Ex. B-2-6

agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee’s Family of Investment Companies, the securities referred to in this paragraph were excluded.

5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

☐	☐	Will the Transferee be purchasing the Transferred Notes only for the Transferee’s own account?
Yes	No

6. If the answer to the foregoing question is “no”, then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule l44A.

7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee’s purchase of the Transferred Notes will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Transferee or Adviser

By:
Name:
Title:

IF AN ADVISER:

Print Name of Transferee

Date:

Ex. B-2-7

EXHIBIT B-3

FORM OF REGULATION S TRANSFER CERTIFICATE

[Date]

                    , as Note Registrar

Re: AART 20    -SN   NOTES, CLASS [A-1][B][C]    (the “Class [A-1][B][C]_ Notes”)

                    (the “Transferee”) intends to purchase from                     (the “Transferor”) U.S. $[        ] aggregate principal balance of Class [A-1][B][C] Notes (the “Transferred Notes”). The Class A-    Notes, including the Transferred Notes, were issued pursuant to the AART Indenture, dated as of             , 20    (the “AART Indenture”), among Ally Auto Receivables Trust 20    -SN  , as issuer (the “Issuer”) and                     as indenture trustee (the “AART Indenture Trustee”). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the AART Indenture. The Transferee hereby certifies, represents and warrants to you, as Note Registrar, and for the benefit of the Issuer, the AART Indenture Trustee and the Transferor, that:

1. The Transferee is not a U.S. person (as defined in Regulation S under the Securities Act) and is acquiring the Transferred Notes outside of the United States.

2. No directed selling efforts were made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S under the Securities Act, as applicable.

3. The transfer is not part of a plan or scheme to evade the registration requirements of the Securities Act;

4. The transfer was made in accordance with the applicable provisions of Rule 903 or Rule 904 of Regulation S under the Securities Act, as the case may be.

5. The Transferee has been furnished with all information regarding (a) the Transferred Notes and payments thereon, (b) the nature and performance of the Secured Notes and the Lease Assets, (c) the AART Indenture, and (d) any credit enhancement mechanism associated with the Transferred Notes, that it has requested.

6. The Transferee understands that the Transferred Notes have not been and will not be registered under the Securities Act, that any offers, sales or deliveries of the Transferred Notes purchased by the Transferee in the United States or to U.S. persons prior to the date that is 40 days after the later of (i) the commencement of the offering of the Private Notes and (ii) the

B-3-1

Closing Date, may constitute a violation of United States law, and that (x) distributions of principal and interest and (y) the exchange of beneficial interests in a Temporary Regulation S Class [A-1][B][C] Note for beneficial interests in the related Permanent Regulation S Class [A-1][B][C] Note, in each case, will be made in respect of such Transferred Notes only following the delivery by the holder of a certification of non-U.S. beneficial ownership, at the times and in the manner set forth in the AART Indenture.

Very truly yours,

(Transferee)

By:
Name:
Title:

B-3-2

EXHIBIT B-4

FORM OF RULE 144A TRANSFER CERTIFICATE

[Date]

                    , as Note Registrar

Re: AART 20    -SN   NOTES, CLASS A-   (the “Class [A-1][B][C]     Notes”)

Ladies and Gentlemen:

Reference is hereby made to the AART Indenture, dated as of             , 20     (the “AART Indenture”) among Ally Auto Receivables Trust 20    -SN  , as issuer (the “Issuer”) and                      as indenture trustee (the “AART Indenture Trustee”). Capitalized terms used herein but not defined herein shall have the meanings assigned thereto in the AART Indenture.

This letter relates to U.S. $[        ] aggregate principal balance of Class [A-1][B][C] Notes which are held in the form of a Temporary Regulation S Class [A-1][B][C] Note with the Depository [CUSIP/CINS No.         ] in the name of [name of transferor] (the “Transferor”) to effect [the transfer of the Class [A-1][B][C] Notes to a person who wishes to take delivery thereof in the form of an equivalent beneficial interest in a Rule 144A Note (the “Transferee”)] [the exchange of the Class [A-1][B][C] Notes for an equivalent beneficial interest in a Rule 144A Class [A-1][B][C] Note].

In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such Class [A-1][B][C] Notes are being transferred in accordance with (i) the transfer restrictions set forth in the AART Indenture and the private placement memorandum dated             , 20     relating to the Notes and (ii) Rule 144A under the Securities Act to a Transferee that the Transferor reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act purchasing the Class [A-1][B][C] Notes for its own account or for the account of a qualified institutional buyer, in a transaction meeting the requirements of Rule 144A under the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

B-4-1

[Name of Transferor]

By
Name:
Title:

cc: [Seller]

B-4-2

EXHIBIT B-5

FORM OF CLEARING SYSTEM CERTIFICATE

[Date]

, as Note Registrar

Re: AART 20    -SN   NOTES, CLASS [A-1][B][C]     (the “Class [A-1][B][C]     Notes”)

Ladies and Gentlemen:

Reference is hereby made to the AART Indenture, dated as of             , 20     (the “AART Indenture”), among Ally Auto Receivables Trust 20    -SN  , as issuer (the “Issuer”), and                      as indenture trustee (the “AART Indenture Trustee”). Capitalized terms used herein but not defined herein shall have the meanings assigned thereto in the AART Indenture.

This is to certify that, based solely on certificates we have received in writing, by tested telex or by electronic transmissions from member organizations appearing in our records as persons being entitled to a portion of the Class [A-1][B][C] Notes equal to, as of the date hereof, U.S. $        (our “Member Organizations”), certifies with respect to such portion, substantially to the effect set forth in Annex A hereto.

We further certify (i) that we are not making available herewith for exchange any portion of the Temporary Regulation S Class [A-1][B][C] Note excepted in such certificates and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such member organizations with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as at the date hereof. We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with this certificate is or would be relevant, we irrevocably authorized you to produce this certificate to any interested party in such proceedings.

B-5-1

Yours faithfully,

[CLEARSTREAM, LUXEMBOURG] or

[EUROCLEAR BANK SA/NV,
Brussels office, as operator of the
Euroclear System]

By:

B-5-2

ANNEX A TO EXHIBIT B-5

FORM OF MEMBER ORGANIZATION CERTIFICATE

[Address to Euroclear or Clearstream, Luxembourg, as appropriate]

Re: AART 20    -SN   NOTES, CLASS [A-1][B][C]     (the “Class [A-1][B][C]     Notes”)

Ladies and Gentlemen:

Reference is hereby made to the AART Indenture, dated as of             , 20     (the “AART Indenture”), among Ally Auto Receivables Trust 20    -SN  , as issuer (the “Issuer”), and                      as indenture trustee (the “AART Indenture Trustee”). Capitalized terms used herein but not defined herein shall have the meanings assigned thereto in the AART Indenture.

This is to certify that, as of the date hereof and except as set forth below, the Class [A-1][B][C] Notes (the “Class [A-1][B][C]     Notes”) held by you for our account are beneficially owned by non-U.S. persons who purchased the Class [A-1][B][C] Notes in transactions that did not require registration under the United States Securities Act of 1933, as amended (the “Securities Act”). As used in this paragraph, the term “U.S. person” has the meaning given to it by Regulation S under the Securities Act.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Class [A-1][B][C] Notes held by you for our account in accordance with your documented procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certificate applies as of such date.

Dated:             , 20    5

Yours faithfully,

[Name of Person giving the certificate]

[5]	To be dated no earlier than 15 days prior to the event to which the certification relates.

B-5-3

EXHIBIT C

FORM OF NOTE DEPOSITORY AGREEMENT FOR THE NOTES

[See attached]

Ex. C

EXHIBIT D

SERVICING CRITERIA TO BE ADDRESSED IN

AART INDENTURE TRUSTEE’S ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the AART Indenture Trustee shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
Cash Collection and Administration

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.(1)	X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Exchange Act.(1)	X

Investor Remittances and Reporting

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.(2)	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Administrator’s investor records, or such other number of days specified in the transaction agreements.	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

(1)	Solely to extent such accounts relate to accounts maintained at the AART Indenture Trustee.
(2)	Solely with respect to remittances in accordance with the Administrator’s Accounting as set forth in the AART Transaction Documents.

Ex. D

EXHIBIT E

RULE 144A CERTIFICATE

Ally Auto Assets LLC

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

                    , as AART Indenture Trustee

Ladies and Gentlemen:

In connection with the purchase of the Class [A-1][B][C] Asset Backed Note, (the “Class [A-1][B][C] Notes”) of the Ally Auto Receivables Trust 20    -SN  , the undersigned buyer (“Buyer”) hereby acknowledges, represents and agrees that:

(a) Buyer is a “qualified institutional buyer” as defined under Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), acting for its own account or for the accounts of other “qualified institutional buyers” as defined under Rule 144A under the Securities Act. Buyer is familiar with Rule 144A under the Securities Act and Buyer is aware that the seller of the applicable Class [A-1][B][C] Notes, as applicable, to the Buyer and other parties intend to rely on the statements made herein and the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(b) Buyer is purchasing the applicable Class [A-1][B][C] Notes for its own account (or the accounts of other “qualified institutional buyers”), not with a view to, or for offer or sale in connection with, any distribution thereof, subject to the disposition of Buyer’s property (or property held in the accounts of other “qualified institutional buyers”) being at all times within Buyer’s control and subject to Buyer’s ability to resell such Class [A-1][B][C] Notes pursuant to Rule 144A under the Securities Act. Buyer agrees to offer, sell or otherwise transfer such Class [A-1][B][C] Notes only in conformity with the restrictions on transfer set forth in the AART Indenture dated as of             , 20     pursuant to which the Class [A-1][B][C] Notes were issued and the legend set forth on the definitive physical certificate evidencing the Class [A-1][B][C] Notes.

Buyer acknowledges that you and others will rely upon its confirmations, acknowledgments and agreements set forth herein, and Buyer agrees to notify you promptly in writing if any of the information herein ceases to be accurate and complete.

Ex. E-1

Print Name of Buyer

By:
Name:
Title:

Date:

Ex. E-2

EXHIBIT F

FORM OF CERTIFICATION

Re:	the dated as of (the “Agreement”), among .

I,                     , the                      of                      (the “Company”), certify to Ally Bank Lease Trust (“ABLT”) Ally Auto Assets LLC (“Ally Auto”), and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1) It has reviewed the report on assessment of the AART Indenture Trustee’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Item 1122 of Regulation AB (the “Servicing Assessment”), and the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”) that were delivered by the AART Indenture Trustee to ABLT, Ally Auto, the ABLT Owner Trustee, the AART Owner Trustee or the Administrator pursuant to the Agreement (collectively, the “AART Indenture Trustee Information”);

(2) To the best of its knowledge, the AART Indenture Trustee Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the AART Indenture Trustee Information; and

(3) To the best of its knowledge, all of the AART Indenture Trustee Information required to be provided by the AART Indenture Trustee under the Agreement has been provided by the AART Indenture Trustee to ABLT, Ally Auto, the ABLT Owner Trustee, the AART Owner Trustee or the Administrator.

Dated:

By:
Name:
Title:

Ex. F

APPENDIX A

PERFECTION REPRESENTATIONS

1.	This AART Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Second Step Purchased Property in favor of the AART Indenture Trustee, which security interest is prior to all other Liens, and is enforceable as such as against creditors of the Issuing Entity.

2.	All steps necessary to perfect the Issuing Entity’s security interest against the account debtors in the property securing the Secured Notes that constitute chattel paper will have been taken within ten (10) days of the Closing Date.

3.	The Secured Notes constitute “chattel paper,” “payment intangibles,” “instruments,” “certificated securities” or “uncertificated securities” within the meaning of the applicable UCC.

4.	The Issuing Entity owns and has good and marketable title to the Secured Notes free and clear of any Lien, claim or encumbrance of any Person.

5.	The Issuing Entity has caused or will have caused, within ten (10) days, the filing of all appropriate financing statements in the proper filing offices in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Secured Notes granted to the AART Indenture Trustee under the AART Indenture.

6.	Other than the security interest granted to the AART Indenture Trustee under the AART Indenture, the Issuing Entity has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Secured Notes. The Issuing Entity has not authorized the filing of, or is aware of, any financing statements against the Seller, the Depositor or the Issuing Entity that include a description of collateral covering the Secured Notes, other than the financing statements relating to the security interests granted to the Depositor, the Issuing Entity and the AART Indenture Trustee under the AART Transaction Documents or any financing statement that has been terminated. The Issuing Entity is not aware of any judgment or tax lien filings or lien filings by the Pension Benefit Guaranty Corporation against the Seller, the Depositor or the Issuing Entity.

App. A